                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT


                                  by and among

                                 AMRESCO, INC.,

                            AMRESCO MANAGEMENT, INC.,

                             AMRESCO SERVICES, L.P.,

                             AMRESCO CAPITAL, L.P.,

                         HOLLIDAY FENOGLIO FOWLER, L.P.,

                        AMRESCO COMMERCIAL FINANCE, INC.,

                          AMRESCO-INSTITUTIONAL, INC.,

                         AMRESCO MORTGAGE CAPITAL, INC.,

                      AMRESCO EQUITY INVESTMENTS II, INC.,

                          AMRESCO EQUITIES CANADA INC.,

                           AMRESCO FINANCIAL I, L.P.,

                            AMRESCO SECURITIES, INC.,

                      AMRESCO PORTFOLIO INVESTMENTS, INC.,

                       AMRESCO PRINCIPAL MANAGERS II, INC.

                                       and

                         LEND LEASE (US) SERVICES, INC.


                                   Dated as of

                                December 8, 1999



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                                TABLE OF CONTENTS

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                                                   ARTICLE I
                                             CERTAIN DEFINITIONS

     Section 1.1      Certain Definitions.................................................................2

                                                   ARTICLE II
                                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

     Section 2.1      Transfer of Assets.................................................................18
     Section 2.2      Nonassignable Leases and Contracts.................................................22
     Section 2.3      Assumption of Liabilities..........................................................23

                                                   ARTICLE III
                                            PURCHASE PRICE; PAYMENT

     Section 3.1      The Purchase Price.................................................................27
     Section 3.2      Estimated Purchase Price Adjustment; Closing Date Adjustments......................28
     Section 3.3      Post-Closing Purchase Price Adjustments............................................29

                                                  ARTICLE IV
                                REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Section 4.1      Organization of the Seller; Purchased Entity Ownership.............................32
     Section 4.2      Power and Authority................................................................33
     Section 4.3      No Conflicts; Consents.............................................................33
     Section 4.4      Litigation; Compliance with Laws...................................................34
     Section 4.5      SEC Reports; Financial Statements..................................................35
     Section 4.6      Owned Real Property and Leases.....................................................36
     Section 4.7      Labor Relations....................................................................38
     Section 4.8      Mortgage Loans.....................................................................38
     Section 4.9      Approved Issuer....................................................................42
     Section 4.10     Transactions with Affiliates.......................................................42
     Section 4.11     Intellectual Property and Software.................................................43
     Section 4.12     Environmental Liability............................................................44
     Section 4.13     Brokers............................................................................44
     Section 4.14     Information Supplied; Accuracy of Data.............................................45
     Section 4.15     Taxes..............................................................................45
     Section 4.16     Absence of Changes.................................................................47
     Section 4.17     Absence of Undisclosed Liabilities.................................................47
     Section 4.18     Employee Benefits..................................................................48
     Section 4.19     Purchased Assets...................................................................49
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     Section 4.20     Contracts..........................................................................49
     Section 4.21     Insurance..........................................................................50
     Section 4.22     Servicing Agreement Matters........................................................50
     Section 4.23     Solvency...........................................................................51
     Section 4.24     Foreign Practices Act Compliance...................................................51
     Section 4.25     Purchased Entities.................................................................51
     Section 4.26     AMRESCO Securities, Inc............................................................52

                                                         ARTICLE V
                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Section 5.1      Organization of the Purchaser......................................................52
     Section 5.2      Power and Authority................................................................52
     Section 5.3      No Conflicts.......................................................................53
     Section 5.4      Litigation.........................................................................53
     Section 5.5      Brokers............................................................................53
     Section 5.6      Financial Capability...............................................................53

                                                         ARTICLE VI
                                           EMPLOYEES AND EMPLOYEE-RELATED MATTERS

     Section 6.1      Human Resources Transition.........................................................53
     Section 6.3      Incentive Based Payment Program....................................................53
     Section 6.3      Additional Payments................................................................53

                                                       ARTICLE VII
                                                        CLOSING

     Section 7.1      The Closing........................................................................54
     Section 7.2      Closing Deliveries.................................................................54

                                                      ARTICLE VIII
                                       CONDITIONS TO OBLIGATIONS OF THE PURCHASER TO
                                                CONSUMMATE THE TRANSACTION

     Section 8.1      Representations and Warranties; Compliance with Covenants..........................57
     Section 8.2      No Proceedings.....................................................................58
     Section 8.3      Approvals..........................................................................58
     Section 8.4      Third Party Consents...............................................................58
     Section 8.5      Opinion of Sellers' Counsel........................................................59
     Section 8.6      Employment.........................................................................59
     Section 8.7      Closing Deliveries.................................................................59
     Section 8.8      Solvency Opinion...................................................................59
     Section 8.9      Fairness Opinion...................................................................60
     Section 8.10     No Material Adverse Change.........................................................60
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     Section 8.11     Illegality.........................................................................60
     Section 8.12     No Additional Liabilities or Encumbrances..........................................60
     Section 8.13     Releases...........................................................................60
     Section 8.14     Sublease...........................................................................60
     Section 8.15     Pavilion Fund......................................................................60
     Section 8.16     Decline in Ratings.................................................................61
     Section 8.17     Default Under Bonds................................................................61
     Section 8.18     Release of Encumbrances............................................................61
     Section 8.19     Warehouse Line.....................................................................61

                                                      ARTICLE IX
                                      CONDITIONS TO OBLIGATIONS OF THE SELLERS TO
                                               CONSUMMATE THE TRANSACTION

     Section 9.1      Representations and Warranties; Compliance with Covenants..........................61
     Section 9.2      Illegality.........................................................................62
     Section 9.3      Approvals..........................................................................62
     Section 9.4      Closing Deliveries.................................................................62
     Section 9.5      Payment............................................................................62
     Section 9.6      Opinion of Purchaser's Counsel.....................................................62

                                                      ARTICLE X
                                                      COVENANTS

     Section 10.1     Actions to Consummate the Transactions; Regulatory Filings and Consents............62
     Section 10.2     Antitrust..........................................................................63
     Section 10.3     Access to Information..............................................................63
     Section 10.4     No Extraordinary Actions by the Seller.............................................65
     Section 10.5     Further Assurances.................................................................68
     Section 10.6     Insurance Policies.................................................................68
     Section 10.7     Mail Received After Closing; Power of Attorney.....................................69
     Section 10.8     Confidentiality; Publicity.........................................................69
     Section 10.9     Transition Services Agreement; IT Services Agreement...............................70
     Section 10.10    Other Agreements...................................................................70
     Section 10.11    Agreement Not to Compete; Non-Solicitation.........................................70
     Section 10.12    Updated Mortgage Loan Schedule; Rejected GSE Loans.................................72
     Section 10.13    Notification.......................................................................73
     Section 10.14    Real Property Matters..............................................................73
     Section 10.15    Intellectual Property..............................................................74
     Section 10.16    Entity Name and Survival...........................................................74
     Section 10.17    Bank Debt..........................................................................74
     Section 10.18    Release of Affiliate Claims........................................................74
     Section 10.19    AMRESCO Securities, Inc............................................................75
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     Section 10.20    Letter of Credit...................................................................75

                                                      ARTICLE XI
                                                      TAX MATTERS

     Section 11.1     Section 338(h)(10) Election........................................................75
     Section 11.2     Purchase Price Allocation..........................................................75
     Section 11.3     Allocation of Purchase Price for Purchased Subsidiaries Assets.....................76
     Section 11.4     Tax Periods Ending on or Before the Closing Date...................................76
     Section 11.5     Consolidated, Combined and Unitary Tax Returns.....................................76
     Section 11.6     Carrybacks and Refunds.............................................................77
     Section 11.7     Tax Periods Beginning Before and Ending after the Closing Date.....................77
     Section 11.8     Tax Returns Prepared by the Purchaser..............................................78
     Section 11.9     Cooperation on Tax Matters.........................................................78
     Section 11.10    Tax Indemnification................................................................78
     Section 11.11    Allocation of Certain Taxes........................................................79
     Section 11.12    Certain Taxes......................................................................79
     Section 11.13    Termination of Tax Sharing Agreement...............................................79

                                                    ARTICLE XII
                                            SURVIVAL AND INDEMNIFICATION

     Section 12.1     Survival...........................................................................80
     Section 12.2     Indemnification of the Purchaser...................................................80
     Section 12.3     Indemnification of the Sellers.....................................................81
     Section 12.4     Procedures for Making Claims Against Indemnifying Party............................81
     Section 12.5     Defense of Claims..................................................................81
     Section 12.6     Remedies Exclusive.................................................................82
     Section 12.7     Limitation of the Sellers' and the Purchaser's Obligations to Indemnify............83
     Section 12.8     Offset Right.......................................................................84
     Section 12.9     Duty to Mitigate...................................................................84
     Section 12.10    Net Indemnifiable Losses...........................................................84

                                                    ARTICLE XIII
                                                    TERMINATION

     Section 13.1     Termination........................................................................84
     Section 13.2     Effect of Termination..............................................................86
     Section 13.3     Fees and Expenses..................................................................87

                                                   ARTICLE XIV
                                                  MISCELLANEOUS

     Section 14.1     Complete Agreement.................................................................87
     Section 14.2     Waiver and Amendment...............................................................87
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     Section 14.3     Partial Invalidity.................................................................87
     Section 14.4     Notices............................................................................88
     Section 14.5     Governing Law......................................................................89
     Section 14.6     Consent to Jurisdiction............................................................89
     Section 14.7     Headings...........................................................................89
     Section 14.8     Assignment; Successors and Assigns.................................................89
     Section 14.9     Third Parties......................................................................90
     Section 14.10    Interpretation.....................................................................90
     Section 14.11    Enforcement........................................................................90
     Section 14.12    Execution in Counterparts..........................................................91
     Section 14.13    Arbitration........................................................................91
     Section 14.14    Obligations of the Sellers.........................................................92


Exhibits:

         Exhibit A-1       -        Form of Asset Management and Servicing Agreement
         Exhibit A-2       -        Form of Designation Agreement
         Exhibit B         -        Form of Assignment and Assumption Agreement
         Exhibit C         -        Form of Bill of Sale
         Exhibit D         -        Purchase Price Adjustment Examples Worksheet
         Exhibit E         -        [Intentionally Omitted]
         Exhibit F         -        [Intentionally Omitted]
         Exhibit G-1       -        Form of Opinion of Seller's Counsel
         Exhibit G-2       -        Form of Opinion of Purchaser's Counsel
         Exhibit H         -        Form of Holdback Note
         Exhibit I         -        Sublease Term Sheet
         Exhibit J         -        Form of Lender Consent
         Exhibit K         -        Form of Human Resources Transition Agreement
         Exhibit L         -        Form of Seller Non-Exclusive Trademark License Agreement
         Exhibit M         -        Form of Purchaser Non-Exclusive Trademark License Agreement

Schedules:

         Schedule 2.1(a)(i)           -     Owned Real Property
         Schedule 2.1(a)(ii)          -     Transferred Leases and Leased Premises
         Schedule 2.1(a)(v)           -     Equipment; Equipment Leases
         Schedule 2.1(a)(vi)          -     Permits
         Schedule 2.1(a)(vii)         -     Intellectual Property
         Schedule 2.1(a)(ix)          -     Purchased Contracts
         Schedule 2.1(a)(xii)         -     Bank Accounts
         Schedule 2.1(a)(xiii)        -     Business Records
         Schedule 2.1(a)(xvi)         -     Computer Hardware
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         Schedule 2.1(a)(xvii)A       -     Third Party Software
         Schedule 2.1(a)(xvii)B       -     Seller Transferred Software
         Schedule 2.1(a)(xvii)C       -     Seller Licensed Software
         Schedule 2.1(a)(xix)         -     Purchased Entities
         Schedule 2.1(b)              -     Excluded Assets
         Schedule 2.1(b)(x)           -     Excluded Software
         Schedule 2.3(a)              -     Other Assumed Liabilities
         Schedule 2.3(b)(xi)          -     Bank Debt
         Schedule 2.3(b)(xviii)       -     Earnout Liabilities
         Schedule 3.3                 -     Post-Closing Purchase Price Adjustments
         Schedule 3.3(c)(ii)          -     Co-Investment Entity Assets
         Schedule 4.1(b)              -     Purchased Entity Interests
         Schedule 4.3(a)              -     No Conflicts
         Schedule 4.3(b)              -     Consents and Related Matters
         Schedule 4.4                 -     Litigation; Judgments
         Schedule 4.6                 -     Real Property
         Schedule 4.8                 -     GSE Mortgage Loans
         Schedule 4.9                 -     Approved Issuer
         Schedule 4.10                -     Affiliate Transactions
         Schedule 4.11                -     Intellectual Property
         Schedule 4.15                -     Tax Matters
         Schedule 4.16                -     Absence of Changes
         Schedule 4.18                -     Employee Benefits
         Schedule 4.19                -     Permitted Encumbrances
         Schedule 4.20                -     Contracts
         Schedule 4.21                -     Insurance Policies
         Schedule 4.22                -     Servicing Agreement Matters
         Schedule 7.2(a)(ix)          -     Estoppel Letters
         Schedule 7.2(a)(xiii)        -     Releases
         Schedule 8.3                 -     Sellers Required Governmental Approvals
         Schedule 8.4(a)              -     Sellers Required Consents
         Schedule 8.4(c)              -     Third Party Software Consents
         Schedule 8.6                 -     Key Employees
         Schedule 9.3                 -     Purchaser Required Consents
         Schedule 10.4(a)             -     Interim Operating Covenants
         Schedule 14.10               -     Knowledge
         Purchaser Disclosure Schedule
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                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 8, 1999, by and among AMRESCO, INC., a Delaware corporation, AMRESCO Management, Inc., a Texas corporation ("AMI"), AMRESCO Services, L.P., a Delaware limited partnership ("ASLP"), AMRESCO Capital, L.P., a Delaware limited partnership ("ACLP"), Holliday Fenoglio Fowler, L.P., a Delaware limited partnership ("HFF"), AMRESCO Commercial Finance, Inc., a Nevada corporation ("ACFI"), AMRESCO-Institutional, Inc., a Delaware corporation ("AII"), AMRESCO Mortgage Capital, Inc., a Delaware corporation ("AMCI"), AMRESCO Equity Investments II, Inc., a Delaware corporation ("AEI"), AMRESCO Equities Canada Inc., a corporation organized under the laws of Alberta, Canada ("AECI"), AMRESCO, Financial I, L.P., a Delaware limited partnership ("AFI"), AMRESCO Securities, Inc., a Texas corporation ("ASI"), AMRESCO Portfolio Investments, Inc., a Delaware corporation ("APII"), AMRESCO Principal Managers II, Inc., a Delaware corporation ("APM"), and Lend Lease (US) Services, Inc., a Delaware corporation ("LEND LEASE").

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of this Agreement, the Sellers (as hereinafter defined) desire to sell, convey, assign, transfer and deliver to the Purchaser (as hereinafter defined), and the Purchaser desires to purchase and acquire from the Sellers, certain of the assets, subject to certain specified liabilities, relating to the Businesses (as hereinafter defined); and

                  WHEREAS, as an inducement to the Purchaser's entering into this Agreement and as a condition to the Purchaser's obligation to consummate the transactions contemplated hereby, certain employees of the Sellers have entered into employment agreements and non-compete agreements with the Purchaser (collectively, the "EMPLOYMENT AGREEMENTS"), dated as of the date hereof, which agreements will become effective upon the Closing (as hereinafter defined); and

                  WHEREAS, as an inducement to the Purchaser's entering into this Agreement and as a condition to the Purchaser's obligation to consummate the transactions contemplated hereby, at the Closing, the Purchaser, AMRESCO, INC. and certain of its Subsidiaries shall enter into various asset management and designation agreements, in the forms of Exhibit A-1 and A-2 hereto (the "PURCHASER SERVICING AGREEMENTS"), pursuant to which, among other things, the Purchaser shall earn fees for providing certain services specified therein; and

                  WHEREAS, as a condition to the Purchaser's obligation to consummate the transactions contemplated hereby, AMRESCO shall receive and deliver to the Purchaser, at or prior to the Closing, the consent of each lender under its revolving credit facility with Bank of America, N.A., as successor to NationsBank, N.A., as administrative agent for the lenders thereunder, to the consummation of the transactions contemplated hereby, which consent shall be in the form of Exhibit J hereto or such other form as shall be reasonably acceptable to the Purchaser (collectively, the "LENDER CONSENTS"); and

                  WHEREAS, the Board of Directors of AMRESCO, INC. has received the written opinion, dated as of the date of this Agreement, of Goldman, Sachs & Co. ("GOLDMAN SACHS") that, as of the date of this Agreement, the consideration to be received by the Sellers pursuant to this Agreement is fair to AMRESCO, INC. from a financial point of view.

                  WHEREAS, the Board of Directors of AMRESCO, INC. has approved the transactions described herein as being in the best interest of AMRESCO, INC. and its stockholders.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

                  Section 1.1 Certain Definitions. In addition to the words and terms defined elsewhere in this Agreement, as used in this Agreement and the Schedules hereto, the following terms shall have the meanings specified or referred to below:

                  "ACCOUNTING FIRM" has the meaning specified in Section 3.3(b).

                  "ACCOUNTS RECEIVABLE" has the meaning specified in Section 2.1(a)(xi).

                  "ACFI" has the meaning specified in the first paragraph of this Agreement.

                  "ACLP" has the meaning specified in the first paragraph of this Agreement.

                  "ACTION" shall mean any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, hearing, inquiry, investigation or similar event, occurrence or proceeding.

                  "ADVERSE CONSEQUENCES" means all Actions, Judgments, Liabilities, Losses, Taxes, and Encumbrances.

                  "AECI" has the meaning specified in the first paragraph of this Agreement.

                  "AEI" has the meaning specified in the first paragraph of this Agreement.

                  "AFFILIATE" with respect to any party, means a party, Person or entity that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such party, where "control", "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such party, whether through the ownership of voting securities, by voting trust, contract or similar arrangement, as trustee or executor, or otherwise.

                  "AFI" has the meaning specified in the first paragraph of this Agreement.

                  "AGREEMENT" has the meaning referred in the first paragraph of this Agreement.

                  "AII" has the meaning specified in the first paragraph of this Agreement.

                  "ALTERNATIVE TRANSACTION" has the meaning specified in Section 13.2(a)(ii).

                  "AMCI" has the meaning specified in the first paragraph of this Agreement.

                  "AMI" has the meaning specified in the first paragraph of this Agreement.

                  "AMRESCO" means AMRESCO, INC., a Delaware corporation, together with all of its Subsidiaries on a consolidated basis; provided that as used in the definition of "Seller" or "Sellers", AMRESCO shall refer only to AMRESCO, INC.

                  "AMRESCO GROUP" means the Affiliated Group of corporations, within the meaning of Section 1504(a) of the Code, of which AMRESCO, INC. is the common parent corporation.

                  "AMRESCO PARTY" means AMRESCO, INC. and any Subsidiary or Affiliate of AMRESCO, INC., other than the Purchased Entities.

                  "ANTITRUST LAWS" has the meaning specified in Section 10.2(a).

                  "APII" has the meaning specified in the first paragraph of this Agreement.

                  "APM" has the meaning specified in the first paragraph of this Agreement.

                  "APPROVALS" means franchises, licenses, permits, novations, certificates of occupancy and other approvals, authorizations, consents and waivers.

                  "ASI" has the meaning specified in the first paragraph of this Agreement.

                  "ASLP" has the meaning specified in the first paragraph of this Agreement.

                  "ASSET MANAGEMENT AGREEMENT" means the Asset Management Agreement, in the form of Exhibit A-1 hereto, to be entered into at the Closing.

                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the assignment and assumption agreement in substantially the form attached hereto as Exhibit B.

                  "ASSUMED LIABILITIES" has the meaning specified in Section 2.3(a).

                  "BANK DEBT" shall mean the indebtedness owed by any of the Sellers to certain financial institutions as described on Schedule 2.3(b)(xi).

                  "BANKRUPTCY ACTION" has the meaning set forth in Section 10.4(a)(viii).


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


                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

                  "BASKET" has the meaning set forth in Section 12.7(a).

                  "BENEFIT PLANS" has the meaning specified in Section 4.18(a).

                  "BILL OF SALE" means the bill of sale in substantially the form attached hereto as Exhibit C.

                  "BUSINESSES" means the following lines of business of AMRESCO and/or its Subsidiaries and Affiliates (whether existing now or existing at or before the Closing, domestic or international, direct or indirect): servicing commercial real estate mortgage loans which are owned by third parties; RESF; representing and advising third parties in connection with due diligence, acquisition, servicing and management of non-performing and under-performing loans and under-performing real property investments; representation of third parties, including brokerage activities, in connection with such third parties obtaining debt and/or equity financing relating to real estate owned by or to be acquired by such third parties or the sale of real properties owned by such third parties; making loans pursuant to existing and future the Fannie Mae DUS and Freddie Mac Program Plus Programs and the underwriting and closing of mortgage loans on commercial properties pursuant to the TIAA Program; the selling forward of Fannie Mae DUS mortgage loans and mortgage backed securities as part of a Fannie Mae DUS Program; and the ownership and operation of the Purchased Entities and the assets and interests held thereby; provided, however, that the "Businesses" shall not include the operation or ownership of any of the foregoing lines of business conducted in the United Kingdom or Europe as of the date hereof.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

                  "BUSINESS RECORDS" shall mean all of the Sellers' right, title and interest in and to all books, records, data, files and documents relating to the Businesses or the Purchased Assets, including all account applications, statements, mortgage documents, Loan Files and other related files, marketing materials, financial information, tax filings, any reports or records relating to investors, GSE Mortgage Loans, the Purchased Contracts and the Servicing Agreements identified on the Schedules hereto (including any trustee reports, current and previous customer information, including servicing and collection records, information relating to correspondents and brokers, information relating to origination history and practice, comments and correspondence, whether in documentary form or on microfilm, microfiche, magnetic tape, computer disk or other form), financial, environmental, production and operation, safety or technical matters, as well as the customer lists owned exclusively by any Seller or shared with any of their respective Subsidiaries or Affiliates, broker and correspondent lists and any related mailing lists relating to the Businesses and all records relating to the sale of loans by any Seller, all as may be in the possession or the control (including the right to access) of any of the Sellers or any of their Subsidiaries.

                  "BUSINESS UNIT" means each of the ACLP, ASLP, HFF, AMI and RESF units of the Businesses.

                  "CASH CONSIDERATION" has the meaning specified in Section 3.1.

                  "CLAIMS" has the meaning specified in Section 12.3.

                  "CLOSING" means the closing of the transactions contemplated by this Agreement.

                  "CLOSING DATE" means the date on which the Closing actually occurs in accordance with Section 7.1.

                  "CLOSING DATE ADJUSTMENT" has the meaning specified in Section 3.2(b).

                  "CLOSING BALANCE SHEET" has the meaning specified in Section 3.3(a).

                  "CLOSING BALANCE SHEET DATE" has the meaning specified in
Section 3.3.

                  "CMBS" has the meaning specified in Section 2.1(b)(vii).

                  "CODE" means the Internal Revenue Code of 1986, as amended. All section references to the Code (or Treasury Regulations) shall include all similar provisions under the applicable state, local or foreign Law.

                  "COMPUTER HARDWARE" shall have the meaning specified in
Section 2.1(a)(xvi).

                  "CONSENTS" shall have the meaning specified in Section 4.3(b)(ii).

                  "CONTRACT" means any note, bond, mortgage, indenture, deed of trust, license agreement, franchise, contract, agreement, Lease, instrument or guarantee, in whatever form, written or oral.

                  "COUNTER NOTICE" has the meaning specified in Section 12.4(a).

                  "CS FIRST BOSTON" has the meaning specified in Section 4.8(l).

                  "CUSTODIAL ACCOUNT" means the payment clearing accounts, principal and interest accounts, Escrow Account or any other accounts that include any funds held or controlled by any Seller pursuant to the Servicing Agreements or obligations thereunder, including all principal and interest funds, buydown funds and any other funds held by any Seller on behalf of others, or due Investors or others.

                  "CUT-OFF DATE" has the meaning specified in Section 4.8(b).

                  "DEFERRED BONUS PAYMENTS" has the meaning specified in Section 2.3(a)(iv).

                  "DESIGNATION AGREEMENT" means the Designation Agreement, in the form of Exhibit A-2 hereto, to be entered into at the Closing.

                  "DIRECT LEASE" has the meaning specified in Section 8.14.

                  "DUS RESERVES" shall mean amounts, reflected in the Financial Statements as of September 30, 1999 or reflected on the Closing Balance Sheet, as the case may be, specifically reserved for losses (whether or not allocated) arising from or related to any loans originated by or on behalf of ACLP under the Fannie Mae DUS Program, or any loan commitments therefor.

                  "ELECTION ALLOCATIONS" has the meaning set forth in Section 11.3.

                  "ELECTION CORPORATION" means each Purchased Entity listed on
Schedule 4.15(h) hereto.

                  "EMPLOYEE" means any current officer, director, employee, or leased employee of any of the Sellers or any of their respective Affiliates or Subsidiaries (including individuals who are U.S.-based and individuals who are located or performing services outside of the U.S.), who are employed or engaged in, or otherwise providing services to, the Businesses, including the employees listed in Schedule 2.1 to the form of Human Resources Transition Agreement attached as Exhibit K.

                  "EMPLOYEE COMMITMENT" has the meaning specified in Section 4.18(a)(ii).

                  "EMPLOYEE COMPENSATION AMOUNT" has the meaning specified in
Section 2.3(a)(iv).

                  "EMPLOYEE PLAN" has the meaning specified in Section
4.18(a)(i).

                  "EMPLOYMENT AGREEMENTS" has the meaning specified in the Recitals to this Agreement.

                  "ENCUMBRANCE" means any Lien, claim, charge, easement, defect in title, covenant or other encumbrance.

                  "EQUIPMENT" has the meaning specified in Section 2.1(a)(v).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ESCROW ACCOUNT" means the account or accounts that includes all funds due third parties (other than Investors) held or controlled by any Seller with respect to Mortgage Loan escrows/impounds relating to the Servicing Rights, including accounts for real estate taxes, flood and hazard insurance premiums.

                  "ESTIMATED PURCHASE PRICE ADJUSTMENT" has the meaning specified in Section 3.2(a).

                  "EXCHANGE ACT" has the meaning specified in Section 4.5(a).

                  "EXCLUDED ASSETS" has the meaning specified in Section 2.1(b).

                  "EXCLUDED LIABILITIES" has the meaning specified in Section 2.3(b).

                  "EXCLUDED SOFTWARE" means, to the extent relating to or utilized by any of the Businesses or the Purchased Assets, business-critical computer software owned, developed or currently being developed, by, or on behalf of, any of the Sellers or acquired by any such Seller from third parties, ownership of which or licensing rights in which, do not constitute Purchased Assets and shall not be transferred or granted to Purchaser pursuant to Section 2.1, as more fully described on Schedule 2.1(b)(x).

                  "EXCLUSIVITY AGREEMENT" has the meaning set forth in Section 13.1(h).

                  "FANNIE MAE" means Fannie Mae, a Federally chartered corporation.

                  "FINANCIAL STATEMENTS" has the meaning specified in Section 4.5(b).

                  "FIRPTA CERTIFICATE" means a certificate in form and substance reasonably satisfactory to Purchaser duly executed and acknowledged certifying facts that would exempt the sale of the Purchased Assets hereunder from the provisions of the Foreign Investment in Real Property Tax Act.

                  "FIXTURES AND IMPROVEMENTS" has the meaning specified in
Section 2.1(a)(iii).

                  "FOREIGN PLAN" has the meaning specified in Section 4.18(a).

                  "FREDDIE MAC" means the Federal Home Loan Mortgage
Corporation.

                  "GAAP" means United States generally accepted accounting principles, applied consistently with the Sellers' past practices (to the extent such past practices are consistent with United States generally accepted accounting principles).

                  "GOLDMAN SACHS" has the meaning specified in the Recitals to this Agreement.

                  "GOVERNMENTAL AUTHORITY" means any court, government (federal, state, local or foreign), department, commission, board, bureau, agency or other regulatory, administrative or governmental authority.

                  "GSE MORTGAGE LOANS" means, collectively, all the mortgage loans relating to multi-family housing which are funded by ACLP and held under the Warehouse Line for purchase under the GSE Programs.

                  "GSE/TIAA MORTGAGE SCHEDULE" has the meaning specified in
Section 4.8(a).

                  "GSE PROGRAMS" means the Government Sponsored Enterprise Programs for which ACLP is an approved lender, meaning specifically the Fannie Mae Delegated Underwriting and Servicing ("DUS") and the Freddie Mac Program Plus Programs.

                  "GSE/TIAA MORTGAGE LOANS" means, collectively, the GSE Mortgage Loans and the TIAA Loans.

                  "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Laws; and (c) any materials which are defined by any applicable Law to be hazardous to human health.

                  "HFF" has the meaning specified in the first paragraph of this Agreement.

                  "HOLDBACK NOTE" has the meaning specified in Section 3.1.

                  "HSR ACT" has the meaning specified in Section 4.3(b)(i).

                  "INCENTIVE BASED PAYMENT PROGRAM" means the program to be established by Purchaser and to be used to compensate certain Employees to be determined by the Purchaser on terms previously approved by AMRESCO, INC.

                  "INDEMNIFIABLE LOSS" has the meaning specified in Section
12.2.

                  "INDEMNIFIED PARTY" means a party having indemnification rights pursuant to Article XII.

                  "INDEMNIFYING PARTY" means a party having indemnification obligations pursuant to Article XII.

                  "INSTRUMENTS OF TRANSFER" mean any warranty deeds, bills of sale, assignments, endorsements and other instruments and documents, reasonably satisfactory in form and substance to the Purchaser and its counsel, including the Bill of Sale and the Assignment and Assumption Agreement.

                  "INSURANCE POLICIES" has the meaning specified in Section 4.21(i).

                  "INTELLECTUAL PROPERTY" or "IP" means any and all of the following, owned by Sellers and used, or contemplated to be used as evidenced by documentation or electronic media, in or related to the Businesses: (i) trade secrets, inventions, ideas and conceptions of inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a patent application or applications, (ii) United States or foreign patents, patent applications and statutory invention registrations, all rights therein provided by international treaties or conventions and all improvements thereto, all continuations, divisions, reissuances, continuations in part, revisions, extensions and reexaminations relating thereto, (iii) copyrightable works, translations, adaptations, derivative works or combinations thereof, copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein, all of the foregoing as further provided by United States or foreign law, equity, international treaties or conventions, (iv) trademarks, service marks, trade dress, logos, trade-names, corporate names, Internet domain names, whether or not any of the above are registered; United States or foreign registrations or applications to register any of the above, and renewals or extensions thereof,
(v) technical and business information, including know-how, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, business forms, and customer and supplier lists and information, that is maintained, or reasonably expected to be maintained, by the Sellers or their respective Subsidiaries or Affiliates in confidence, (vi) copies and tangible and intangible embodiments of all the foregoing, in whatever form or medium, and (vii) all goodwill associated with the foregoing and all rights to sue for past, present, or future infringement of any of the foregoing, or to recover and retain past, present or future damages due thereunder, and costs and attorneys' fees for past, present, and future infringement or breach of any of the foregoing. Notwithstanding the foregoing, Intellectual Property expressly excludes Third Party Software, Seller Transferred Software, Seller Licensed Software and Excluded Software.

                  "INTENTIONAL" means (i) with respect to the Sellers, a willful or intentional act or failure to act of any Person for which any of the following persons has actual knowledge or, in the exercise of their respective duties, would reasonably be expected to have knowledge: Robert H. Lutz, Jr., Barry L. Edwards, Robert L. Adair III, Ron Kirkland, L. Keith Blackwell, John P. Gajdica, Mark Gibson, Doug Urquhart, Ed Hurley, Donnie Skidmore, Rhonda Lindsey and Julia Williamson; and (ii) with respect to the Purchaser, a willful or intentional act or failure to act of any Person for which any of the following persons has actual knowledge or, in the exercise of their respective duties, would reasonably be expected to have knowledge: Matthew S. Banks, Amber B. Degnan, Graham Bond, Alex Jeffrey, Samuel F. Hatcher, Kurt L. Wright and Steve Grubenhoff.

                  "INTERNAL REPORTS" has the meaning specified in Section
4.5(c).

                  "INVENTORIES" has the meaning specified in Section 2.1(a)(x).

                  "INVESTORS" shall mean any GSE Program or any private or public investor or credit enhancer for which any of the Sellers or any of their Subsidiaries is originating (with respect to GSE Mortgage Loans and TIAA Loans) and/or servicing (or, to the extent of any related continuing obligation, has in the past originated (with respect to GSE Mortgage Loans and TIAA Loans) or serviced) Mortgage Loans pursuant to a Servicing Agreement.

                  "INVESTOR REQUIREMENTS" has the meaning specified in Section 4.8(c)(i).

                  "IT SERVICES AGREEMENT" has the meaning specified in Section 10.9.

                  "JUDGMENT" means any judgment, injunction, ruling, order or decree, including final determinations under arbitration proceedings.

                  "LAW" means any order, writ, injunction, decree, Judgment, ruling, law, decision, opinion, statute, rule or regulation of any Governmental Authority.

                  "LEASE" means any lease, sublease, easement, license, right-of-way or similar interest in real or personal property.

                  "LEASED PREMISES" means the premises leased or subleased under the Transferred Leases and as set forth on Schedule 2.1(a)(ii) hereto and all right, title and interest of the Sellers or their respective Subsidiaries or Affiliates in and to all fixtures, improvements, betterments, construction in progress, installations and additions to the Leased Premises. The Leased Premises include the premises described in Exhibit I hereto.

                  "LEASE GUARANTY" means that certain Guaranty of Lease dated December 17, 1998, made by AMRESCO, INC. and AMRESCO Mortgage Capital, Inc. and delivered to Peachtree-TSG Associates LLC in connection with that certain Office Lease Agreement dated December 21, 1998, by and between Peachtree-TSG Associates LLC, as Landlord, and AMRESCO Services, L.P., as Tenant for office space in the Marquis I Office Tower in Atlanta, Georgia.

                  "LEND LEASE" has the meaning specified in the first paragraph to this Agreement.

                  "LENDER CONSENTS" has the meaning specified in the Recitals to this Agreement.

                  "LIABILITY" means any and all debts, losses, liabilities, claims (including claims as defined in the Bankruptcy Code), damages, dues, penalties, fines, costs, royalties, amounts paid in settlement, deficiencies or obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, accrued or unaccrued, liquidated or unliquidated, absolute, contingent or otherwise and whether due or to become due, and whether or not resulting from third-party claims, and any out-of-pocket costs and expenses, including any liability for Taxes.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, charge or deposit arrangement, lien (statutory or otherwise) or preference, security interest or other priority or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), the interest of a lessor under a capital lease (meaning any leasing or similar arrangement which is classified as a capital lease in the Financial Statements in accordance with
GAAP), any financing lease bearing substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code (as in effect in any jurisdiction) or any comparable law, and any contingent or other agreement to provide any of the foregoing.

                  "LITIGATION" means any Action by or before any court or other Governmental Authority.

                  "LLREI" means Lend Lease Real Estate Investments, Inc., a Delaware corporation.

                  "LOAN DOCUMENTS" has the meaning specified in Section 4.8(d).

                  "LOAN FILES" has the meaning specified in Section 4.8(d).

                  "LOSSES" means, without duplication, any and all actual damages, fines, fees, penalties, deficiencies, loss of profits, diminution in value of investment, claims, Liabilities, Liens, losses or other obligations, together with costs and expenses, including reasonable fees and disbursements of counsel and any consultants or experts and expenses of investigation incurred in the course of Litigation or other proceedings or of any claim, default or assessment.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE", with respect to the Sellers or with respect to the Businesses or Purchased Assets, means, both before and after giving effect to the transactions contemplated by this Agreement, any change, occurrence or effect, direct or indirect, that could reasonably be expected to have a material adverse effect on (i) the business, results of operations, assets, condition (financial or otherwise), or ability to satisfy obligations or liabilities (whether absolute or contingent) of the Sellers or of the Businesses or the Purchased Assets, as the case may be, or
(ii) the ability of the Sellers to consummate the transactions contemplated hereby. References to a Material Adverse Effect or a Material Adverse Change which do not specify whether they are with respect to the Sellers or the Purchased Assets or the Businesses shall be deemed to be with respect to each of
(i) the Sellers, (ii) the Purchased Assets and (iii) the Businesses.

                  "MORTGAGE" means the mortgage, deed of trust or other instrument creating a Lien on Mortgaged Property securing a Mortgage Note.

                  "MORTGAGE LOANS" means the mortgage loan(s), including GSE Mortgage Loans, TIAA Loans and REO, for which any Seller owns or has the related Servicing Rights, and all of such Seller's rights and benefits with respect thereto.

                  "MORTGAGE LOAN SCHEDULE" has the meaning specified in Section 4.8(b).

                  "MORTGAGE NOTE" means the original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

                  "MORTGAGED PROPERTY" means a Mortgagor's real property securing repayment of a Mortgage Note.

                  "MORTGAGOR" means the obligor on a Mortgage Note, the owner of a Mortgaged Property or the grantor or mortgagor named in the related Mortgage, as the case may be, and such grantor's or mortgagor's successors in title to the Mortgaged Property.

                  "NET WORKING CAPITAL" shall have the meaning specified in
Section 3.3(c)(i).

                  "NOTICE OF DISAGREEMENT" has the meaning specified in Section 3.3(a).

                  "NPV ADJUSTMENT" has the meaning specified in Section 3.3(c)(ii).

                  "NWC ADJUSTMENT" has the meaning specified in Section
3.3(c)(i).

                  "OFFSETS" has the meaning set forth in Section 12.8

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of commercial operations customarily engaged in by the Sellers consistent with past practices (including loan collection and chargeoff practices), and specifically does not include (i) the incurrence of any material liability for any tort or any breach of or default under any Purchased Contract or Law or (ii) the failure to meet obligations of the Sellers or any of their respective Subsidiaries as they become due or payable.

                  "OWNED REAL PROPERTY" means the lands and premises more particularly described in Schedule 2.1(a)(i), together with the buildings and improvements thereon, owned in fee by any of the Sellers (subject to Permitted Encumbrances), together with all Fixtures and Improvements, Realty Rights and applicable Equipment. The Owned Real Property includes HFF's Houston, Texas office building and related property, which is located on the tract of land described in Schedule 2.1(a)(i).

                  "PARTNERSHIPS" has the meaning specified in Section 4.15(g).

                  "PARTIAL SALE" has the meaning specified in Section 13.2(a).

                  "PARTIAL TERMINATION" has the meaning set forth in Section 13.2(a).

                  "PERMITS" means all Approvals of Governmental Authorities and other authorizations of Governmental Authorities required in connection with the operation of the Businesses.

                  "PERMITTED AMRESCO BUSINESS COMBINATION" has the meaning specified in Section 10.4(a)(vi).

                  "PERMITTED ENCUMBRANCES" has the meaning specified in Section 4.19.

                  "PERMITTED INVESTMENTS" means investments in publicly-held companies of less than 5% of (x) the outstanding equity securities (as such term is defined under the Exchange Act) and (y) the voting securities thereof; provided, that no Person employed as of the Closing Date by any Seller or any Subsidiary of such Seller shall serve on the board of directors or as an officer of such company.

                  "PERSON" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a joint venture, a Governmental Authority or another entity or group.

                  "POST-CLOSING PERIOD" means each taxable period that starts after the Closing Date and the portion of each Straddle Period that starts after the Closing Date.

                  "POST-CLOSING PURCHASE PRICE ADJUSTMENTS" has the meaning specified in Section 3.3(c).

                  "PRE-CLOSING PERIOD" means each taxable period that ends on or before the Closing Date and the portion, ending on the Closing Date, of a Straddle Period.

                  "PRELIMINARY LENDER CONSENT DATE" has the meaning specified in
Section 13.1(h).

                  "PURCHASE PRICE" has the meaning set forth in Section 3.1.

                  "PURCHASE PRICE ADJUSTMENT STATEMENT" has the meaning specified in Section 3.3(c).

                  "PURCHASE PRICE ADJUSTMENTS" has the meaning specified in
Section 3.3(c).

                  "PURCHASE PRICE ALLOCATION" has the meaning set forth in
Section 11.2.

                  "PURCHASED ASSETS" has the meaning specified in Section
2.1(a).

                  "PURCHASED CONTRACTS" means all right, title and interest of each of the Sellers in, to and under the Contracts listed on Schedule 2.1(a)(ix).

                  "PURCHASED ENTITIES" has the meaning specified in Section 2.1(a)(xix).

                  "PURCHASED ENTITY INTERESTS" has the meaning specified in
Section 4.1(b).

                  "PURCHASER" means Lend Lease and any permitted assignee designated as the purchaser of any of the Purchased Assets in accordance herewith.

                  "PURCHASER DISCLOSURE SCHEDULE" has the meaning specified in
Section 5.3.

                  "PURCHASER INDEMNITIES" has the meaning specified in Section 12.2.

                  "PURCHASER NON-EXCLUSIVE TRADEMARK LICENSE AGREEMENT" has the meaning specified in Section 7.2(a).

                  "PURCHASER SERVICING AGREEMENT" has the meaning specified in the Recitals of this Agreement.

                  "PURCHASER SOFTWARE LICENSE AGREEMENT" means the form of software license agreement which will license the Seller Transferred Software to the Sellers in the form to be mutually agreed upon by the parties.

                  "PURCHASER TAX INDEMNITEE" means the Purchaser and its subsidiaries and Affiliates.

                  "RATING AGENCY" means each of Standard & Poor's Corporation, Moody's Investors Service, Duff & Phelps and Fitch IBCA, Inc.

                  "REALTY RIGHTS" has the meaning specified in Section
2.1(a)(iv).

                  "REJECTED GSE LOANS" has the meaning specified in Section 2.1(b)(vi).

                  "RELEASES" has the meaning specified in Section 7.2(a)(xiii).

                  "RELATED DOCUMENTS" means all other agreements and instruments described in this Agreement that are to be executed and delivered at or prior to the execution of this Agreement or Closing in connection with the transactions contemplated hereby, including the agreements and instruments to be executed pursuant to Article VII hereof.

                  "REO" means real estate acquired in connection with the foreclosure or deed in lieu of foreclosure of any Mortgage Loan.

                  "REPLACEMENT WAREHOUSE FACILITY" has the meaning specified in
Section 8.19.

                  "RESF" means the business of originating, underwriting and closing for third parties high yielding, generally high loan-to-cost or high loan-to-value, commercial real estate mortgage loans or equity investments (or combinations or hybrids thereof) for or in connection with the acquisition and rehabilitation of real estate and real properties and participating commercial real estate construction loans conducted by AMRESCO's Real Estate Structured Finance business unit.

                  "SEC" has the meaning specified in Section 4.5(a).

                  "SEC DOCUMENTS" has the meaning specified in Section 4.5(a).

                  "SECTION 3.38 FORMS" has the meaning specified in Section
11.1.

                  "SECTION 3.38(H)(10) ELECTION" has the meaning specified in
Section 11.1.

                  "SELLER INDEMNITIES" has the meaning set forth in Section
12.3.

                  "SELLER LICENSED SOFTWARE" means the computer software owned, developed or currently being developed, by, or on behalf of, any of the Sellers or acquired by any such Seller from third parties, the ownership of which will not be transferred to the Purchaser under this Agreement, but that Purchaser shall be granted licenses to use thereof, as listed on Schedule 2.1(a)(xvii)C hereto, including, to the extent in Seller's direct or indirect control, source code, object code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons, icons, and all files, data materials, data base designs and electronic formats, manuals, design notes, technical information and other items, documentation related thereto or associated therewith owned by any Seller regardless of the form of manifestation thereof.

                  "SELLER NON-EXCLUSIVE TRADEMARK LICENSE AGREEMENT" has the meaning specified in Section 7.2(a).

                  "SELLER SOFTWARE LICENSE AGREEMENT" means the form of software license agreement which will license the Seller Licensed Software to the Purchaser in the form to be mutually agreed upon by the parties.

                  "SELLER TAX INDEMNITEE" means Sellers and their Subsidiaries and Affiliates, other than the Purchased Entities.

                  "SELLER TRANSFERRED SOFTWARE" means the computer software owned, developed or currently being developed, by, or on behalf of, any of the Sellers or acquired by any such Seller from third parties, the ownership of which will be transferred to the Purchaser under this Agreement, as listed on
Schedule 2.1(a)(xvii)B hereto, including, to the extent in Seller's direct or indirect control, source code, object code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons, icons, and all files, data materials, data base designs and electronic formats, manuals, design notes, technical information and other items, documentation related thereto or associated therewith owned by any Seller regardless of the form of manifestation thereof.

                  "SELLERS" means, collectively, AMRESCO, INC., AMI, ASLP, ACLP, HFF, ACFI, AII, AMCI, AEI, AECI, AFI, ASI, APII, APM and any other Subsidiary or Affiliate of such parties which owns any right, title or interest in any Purchased Asset. References to property or rights of the Sellers shall mean property or rights of the Sellers, collectively, or of any one or more Seller.


                  "SERVICING AGREEMENTS" means the pooling and servicing agreements, primary servicing agreements, subservicing agreements, special servicing agreements, correspondent agreements, servicing agreements and related agreements to which any of the Sellers is a party (or under which any such Seller receives any benefits) and which are identified on Schedule 2.1(a)(ix).

                  "SERVICING RIGHTS" means all right, title and interest of any Seller pursuant to the Servicing Agreements.

                  "SOFTWARE CONSENT ADJUSTMENTS" has the meaning specified in
Section 3.3(e).

                  "STRADDLE PERIOD" has the meaning set forth in Section 11.7.

                  "SUBLEASE" means a sublease, in form and substance reasonably acceptable to the Purchaser, containing the terms set forth in Exhibit I hereto and other customary and reasonable terms to be negotiated by the parties, pursuant to which the Purchaser would, upon execution thereof at the Closing (if the Purchaser elects to enter into the Sublease rather than the Direct Lease), sublease certain space described in Exhibit I and located at 700 North Pearl Street, Dallas, Texas from AMRESCO, INC., which sublease shall include a non-disturbance agreement (in form and substance reasonably acceptable to the Purchaser) from the landlord under the master lease underlying such sublease who is named in Exhibit I.

                  "SUBSIDIARIES" means any corporation, partnership, limited liability company or other entity (whether domestic or foreign) with respect to which any Seller, directly or indirectly, owns securities or other ownership interests having (i) a majority of the economic interests of such entity or (ii) the ordinary voting power to elect a majority of the board of directors of other Persons performing similar functions. Notwithstanding the foregoing, the Purchased Entities shall be deemed Subsidiaries of the Sellers; provided, however, that in connection with representations and warranties in Article IV hereof, "Subsidiary", when referring to a "Co-Investment Entity" identified on
Schedule 2.1(a)(xix) hereto that is not directly or indirectly controlled by any of the Sellers, each such representation and warranty shall be deemed to be qualified as to the knowledge of the Sellers with respect to, but only with respect to (unless otherwise indicated therein), such Co-Investment Entity or Co- Investment Entities not directly or indirectly controlled by any of the Sellers.

                  "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, in each case including any tax for which a Purchased Entity is or may be liable as a result of Treasury Regulation section 1.1502-6 or a similar provision of state, local or foreign Law.

                  "TAX AUTHORITY" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

                  "TAX INDEMNITEE" means a Purchaser Tax Indemnitee or a Seller Tax Indemnitee.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "TERMINATION FEE" shall have the meaning specified in Section 13.2(a).

                  "TERMINATION PAYMENT DATE" has the meaning specified in
Section 13.2(a).

                  "THIRD PARTY SOFTWARE" means the computer software owned by any party other than Sellers, as listed on Schedule 2.1(a)(xvii)A hereto, including, to the extent in Seller's direct or indirect control, source code, object code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons, icons, and all files, data materials, data base designs and electronic formats, manuals, design notes, technical information and other items, documentation related thereto or associated therewith, regardless of the form of manifestation thereof. Third

Party Software shall include, but not be limited to, software maintenance, service, development and other agreements related to any of the above.

                  "TIAA" means Teachers Insurance and Annuity Association.

                  "TIAA LOAN" means a loan underwritten and closed by ACLP, as lender, in connection with the TIAA Program.

                  "TIAA PROGRAM" means the TIAA loan origination program with ACLP and any interest in TIAA CMBS securitizations.

                  "TITLE POLICIES" has the meaning specified in Section 7.2(a)(viii).

                  "TRANSFERRED LEASES" shall mean those Leases to be assigned, subleased or transferred from the Sellers to the Purchaser as identified on
Schedule 2.1(a)(ii) hereto.

                  "TRANSITION SERVICES AGREEMENT" has the meaning specified in
Section 10.9.

                  "WALK-AWAY DATE" has the meaning specified in Section 13.1(b).

                  "WAREHOUSE LINE" shall mean the Amended and Restated Warehousing Credit and Security Agreement, dated March 6, 1998, between ACLP and Residential Funding Corporation, as amended prior to the date hereof.

                  "YEAR 2000 COMPLIANT" means that each item of hardware, software, information technology, embedded, electro-mechanical or processor based system and/or any combination thereof, (for the purpose of this definition, to be referred to collectively as the "SYSTEM"), shall conform to the following:

                  1. Until January 1, 2000, the System correctly processes data containing dates before January 1, 2000.

                  2. Until January 1, 2000, the System correctly processes data containing dates after December 31, 1999.

                  3. From January 1, 2000, the System correctly processes data containing dates before January 1, 2000.

                  4. From January 1, 2000, the System correctly processes data containing dates after December 31, 1999.

                  5. The System handles the date 01/01/01 (January 1, 2001) correctly.

                  6.    The System recognizes the year 2000 as a leap year.

                        o    February 28, 2000 is recognized as a valid date.

                        o Julian date 00060 is recognized as February 29, 2000.

                        o Julian date 00366 is recognized as December 31, 2000.

                        o Arithmetic operations performed recognize that the year 2000 has 366 days.

                  7. The System correctly processes the following dates as established by FFIEC (Federal Financial Institution Examination Council) guidelines:

                        April 9, 1999               February 29, 2000
                        September 9, 1999           March 31, 2000
                        December 31, 1999           October 10, 2000
                        January 1, 2000             December 31, 2000
                        January 3, 2000             January 1, 2001
                        January 10, 2000            December 31, 2001
                        January 31, 2000


                  The term "correctly processes" shall mean any material function providing specific dates or days, or calculating spans of dates or days, shall record, store, process, sequence, provide and, where appropriate, insert, true and accurate dates and calculations for dates and spans, as described above.


                                   ARTICLE II
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

                  Section 2.1   Transfer of Assets.

                  (a) Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall, or shall cause their respective Subsidiaries and Affiliates to, sell, convey, assign, transfer and deliver to the Purchaser, all of the legal and beneficial right, title and interest of the Sellers and their respective Subsidiaries and Affiliates as of the Closing Date in and to all of the following properties, assets, Contracts and rights of whatever kind or nature, real or personal, tangible or intangible, wherever located (whether in possession of the Sellers, their respective Subsidiaries or Affiliates or other third parties), but excluding the Excluded Assets (collectively, the "PURCHASED ASSETS"):

                           (i) Owned Real Property. The Owned Real Property.

                           (ii) Real Property Leases. The Transferred Leases and the Leased Premises listed on and described in Schedule 2.1(a)(ii) hereto. The premises described in Exhibit I hereto will either be subleased to the Purchaser (or its designee) under the Sublease or leased by the Purchaser (or its designee) under the Direct Lease, as provided below.

                           (iii) Fixtures and Improvements. All warehouses, storage facilities, buildings, structures, fixtures, landings, construction in progress, improvements, betterments, installations and additions constructed, erected or located on or attached or affixed to the Owned Real Property (the "FIXTURES AND IMPROVEMENTS").

                           (iv) Realty Rights. All tenements, hereditaments, easements, rights of way, rights, leases, estates, patents, rights of ingress and egress, reversionary interests, privileges and appurtenances belonging, pertaining or relating to the Owned Real Property or the Leased Premises (the "REALTY RIGHTS").

                           (v) Equipment. All of the furniture, office equipment, parts, supplies and all other tangible personal property of every kind and description (other than Inventory and Computer Hardware, which are addressed separately below) now or hereafter located either on or in the Owned Real Property or Leased Premises (the "EQUIPMENT"), and including the items listed on Schedule 2.1(a)(v) hereto, but excluding any personal property belonging to Employees. At the option of the Purchaser, with respect to the leases for Equipment that are listed on Schedule 2.1(a)(v), the Purchased Assets shall also include all of the Sellers' rights, titles and interests in and those Leases listed on Schedule 2.1(a)(v) which the Purchaser elects to assume, in writing, prior to the Closing.

                           (vi) Permits. To the extent transferable (the determination of which shall be subject to the Sellers' obligations to exercise reasonable best efforts to transfer same under Sections 2.2 and 10.5), all Permits related to or utilized by the Businesses or all or any of the Purchased Assets, including those listed on Schedule 2.1(a)(vi) hereto.

                           (vii) Intellectual Property. All IP including those items listed on and described in Schedule 2.1(a)(vii) hereto.

                           (viii) Goodwill. The goodwill and going concern value of the Businesses.

                           (ix) Purchased Contracts; GSE/TIAA Mortgage Loans; Servicing Agreements. The Contracts, (including the Servicing Agreements) listed on Schedule 2.1(a)(ix) (the "PURCHASED CONTRACTS"), the GSE/TIAA Mortgage Loans (and the forward sale commitments, agreements and contracts associated therewith) listed on the GSE/TIAA Mortgage Schedule, including commitments and loan applications therefor, and all rights (including rights of refund and offset), privileges, deposits, claims, causes of action, options, escrow or other accounts (including any Escrow Accounts and the Custodial Accounts), mortgage loan documents, collateral and Liens relating to the Purchased Contracts, or the GSE/TIAA Mortgage Loans.

                           (x) Inventories. All of the inventories now or hereafter located at or in the Owned Real Property or Leased Premises insofar as they relate to or are utilized by the Businesses, including store room supplies, spare parts and other inventories (the "INVENTORIES").

                           (xi) Accounts Receivable. All accounts receivable and all other rights of the Sellers or their respective Subsidiaries existing as of the Closing Date for payment for goods sold or leased or for services rendered to the extent reflected in Net Working Capital, including those which are not evidenced by instruments, whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account in any Financial Statements or Internal Reports, together with all instruments and all documents of title representing any of the foregoing, and all rights, title, security and guarantees in favor of the Sellers or their respective Subsidiaries or Affiliates with respect to any of the foregoing, insofar as the foregoing relate to the Businesses ("ACCOUNTS RECEIVABLE").

                           (xii) Cash and Bank Accounts. The bank accounts described on Schedule 2.1(a)(xii) hereto (including all cash on deposit in such accounts and uncleared deposits in such accounts), the petty cash of Sellers, all temporary cash investments and instruments representing the same, and all other cash and cash equivalents of Sellers, insofar as the foregoing exist as of the Closing Date and relate to or are utilized by the Businesses and are reflected in Net Working Capital, and all Custodial Accounts; provided, however, that, at the Closing, the Sellers will deliver a revised schedule of all bank accounts to be included in Purchased Assets, which revised schedule shall include all Custodial Accounts.

                           (xiii) Books and Records. All of Sellers' Business Records of whatever nature and wherever located which are primarily used in, or which primarily relate to, the Businesses, including the Business Records listed on Schedule 2.1(a)(xiii); provided, however, that, with respect to Business Records which are not primarily used in the Businesses or not described in Schedule 2.1(a)(xiii), the Sellers and the Purchaser shall, after the Closing Date, equitably and reasonably divide all such Business Records; provided, further, that, with respect to Business Records which are not primarily used in the Businesses and which are retained by one of the parties in accordance with the mutual agreement contemplated by the previous clause, the party so retaining such Business Records shall, and shall cause its respective Subsidiaries and Affiliates to, make available to the other party and its employees, agents and representatives access to and/or copies of any such Business Records in accordance with Section 10.3(c).

                           (xiv) Prepaid Expenses. All prepaid expenses, prepaid rentals, bonds, deposits and financial assurance requirements relating to the Purchased Assets or the Businesses and reflected in the Net Working Capital as of the Closing Date.

                           (xv) Insurance Proceeds and Certain Rights. All insurance proceeds and insurance claims of the Sellers and their respective Subsidiaries relating to (x) the Assumed Liabilities or (y) otherwise relating to the Businesses or the Purchased Assets to the extent applicable to claims made against the Purchaser or its subsidiaries or Affiliates; and, to the extent transferable, the benefit of and right to enforce the covenants, representations and warranties, if any, that any Seller is entitled to enforce with respect to the Purchased Assets against such Seller's predecessors in title to the Purchased Assets.

                           (xvi) Computer Hardware. All the Sellers computer equipment and hardware relating to or utilized by the Businesses, including all central processing units, terminals, disk drives, tape drives, printers, keyboards, monitors, peripherals, routers, modems and all other equipment and parts that are used in the Sellers' or their respective Subsidiaries' computer systems, as listed on Schedule 2.1(a)(xvi) (collectively, the "COMPUTER HARDWARE").

                           (xvii) Software. All Third Party Software and Seller Transferred Software listed on Schedules 2.1(a)(xvii)A and B hereto.

                           (xviii) Other Intangibles. To the extent transferable (provided, that the Sellers shall exercise their respective reasonable best efforts to transfer such assets or rights), all rights, privileges, claims, causes of action, warranties, covenants, representations, indemnities and options relating to the Businesses or the Purchased Assets, except such rights, privileges, claims, causes of action, warranties, covenants, representations, indemnities and options which relate solely to Excluded Assets and Excluded Liabilities.

                           (xix) Purchased Entities. The entities identified on
         Schedule 2.1(a)(xix) (the "PURCHASED ENTITIES"), including, to the extent of the Sellers' interest therein, in the properties and assets (including Contract rights) owned by such Purchased Entities and in any representations and warranties for the benefit of, or any other contractual rights of, such Purchased Entities.

                           (xx) Earned and Unearned Fees. All rights, titles and interest in and to all origination, loan commitment, modification, forbearance, assumption, real estate brokerage and finder's fees, and other prepaid fees or commissions associated with the Businesses, including any such fees or commissions relating to any service provided by the Businesses, any Mortgage Loan, GSE Mortgage Loan or other loan, and any fees associated with Fannie Mae forward trades, and all rights (including rights of refund and offset), privileges, deposits, accounts, claims, and causes of action relating thereto.

                           (xxi) Other Property. Except to the extent not transferable (provided, that the Sellers shall exercise their respective reasonable best efforts to cause to be transferable and to transfer such assets and rights), all other or additional privileges, rights, interests, properties, Contracts or assets of the Sellers or their respective Subsidiaries or Affiliates of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Businesses as presently being conducted or otherwise reflected in Net Working Capital.

                  (b) Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall not include the following (the "EXCLUDED ASSETS"):

                           (i) Rights Under Agreement. The Sellers' rights under this Agreement and Related Documents.

                           (ii) Records. The Sellers' minute books, stockholder and transfer records, Tax Returns and accounting records (except for the Purchaser's rights of access set forth herein).

                           (iii) Disposed Assets. Purchased Assets disposed of after the date hereof in accordance with, and as permitted under the terms of, this Agreement.

                           (iv) Tax Refunds. All claims of the Sellers for refunds of any Taxes (whether federal, state, local or foreign) applicable to the periods prior to Closing.

                           (v) Permits. All Permits of the Sellers that are not transferable to Purchaser pursuant to this Agreement.

                           (vi) Rejected GSE Loans. Any GSE Mortgage Loans, including commitments and applications therefor, (i) which have been rejected by the applicable GSE Program, (ii) with respect to Fannie Mae DUS loans, that would not qualify for "Level I loss sharing" treatment, as such term is defined in the Fannie Mae DUS Guide, Chapter 1, Section 101, as in effect as of the date hereof and as same may be amended prior to the Closing, or (iii) which Purchaser's lender under the Replacement Warehouse Facility shall deem unacceptable or sub-standard as collateral therefor ("REJECTED GSE LOANS"). Any determination as to whether a GSE Mortgage Loan constitutes a Rejected GSE Loan shall be made by the Purchaser, in its good faith sole discretion.

                           (vii) TIAA CMBS. Any commercial mortgage-backed security ("CMBS") or other loss sharing arrangement acquired by ACLP prior to the Closing Date in a securitization under the TIAA Program.

                           (viii) Conduit Program. ACLP's conduit program described in Schedule 2.1(b), including any loan originated by ACLP pursuant to any conduit program.

                           (ix) Benefit Plans. Any Benefit Plans.

                           (x) Excluded Software. The Excluded Software listed on Schedule 2.1(b)(x) hereto.

                           (xi) Other Excluded Assets. The excluded assets listed on Schedule 2.1(b) hereto.

                  Section 2.2    Nonassignable Leases and Contracts.

                  (a) To the extent that any Contract or Permit to be included in the Purchased Assets would be subject to termination or restriction by virtue of being, or is otherwise not capable of being, assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or any other third party, or to the extent that the assignment or transfer thereof requires that notice of such transaction be delivered to such other party thereto, or if such assignment, transfer or sublease would constitute a breach thereof or a viola-tion of any Law, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof unless and until such consent or waiver is obtained or such notice is delivered.

                  (b) The Sellers agree to use their respective reasonable best efforts prior to the Closing to obtain the consents and waivers, to deliver any required notices and to resolve any impracticalities of assignment or transfer referred to in Section 2.2(a) and to obtain any other consents and waivers necessary or desirable to sell, convey, assign, transfer and deliver legal and beneficial ownership of such Purchased Assets to the Purchaser at the Closing, subject to and in accordance with Section 10.5(b) to the extent applicable.

                  (c) To the extent that the consents and waivers referred to in
Section 2.2(a) are not obtained by the Sellers, or until the impracticalities of transfer referred to therein are resolved, and subject to Sections 8.4 and 10.5(b), until the first anniversary of the Closing Date, the Sellers shall use their respective reasonable best efforts (i) at the Purchaser's request, to provide to the Purchaser the benefits of any Contract or Permit intended to be included in the Purchased Assets, (ii) at the Purchaser's request, to cooperate in any arrangement, reasonable and lawful as to the Sellers and the Purchaser, designed to provide such benefits to the Purchaser and (iii) at the Purchaser's request, to enforce for the account and at the expense of the Purchaser any rights of the Sellers arising from the Contracts and Permits intended to be included among the Purchased Assets, including the right to elect to terminate or not renew in accordance with the terms thereof on the advice of the Purchaser, which termination or non-renewal shall, upon becoming effective, relieve the Sellers of any further obligation under this Section 2.2(c) with respect to such Contract or Permit. The Sellers and the Purchaser shall cooperate with each other to take such actions as are reasonably calculated to effectuate the intent of the preceding sentence. Neither party shall take any wrongful or illegal action under applicable Law in effectuating the foregoing. With respect to such consents and waivers not obtained prior to Closing, the Sellers agree, from and after the Closing until the first anniversary of the Closing Date, to use their respective reasonable best efforts required by
Section 10.5(a) to obtain all such consents and waivers necessary to sell, convey, assign, transfer and deliver legal and beneficial ownership to the relevant Purchased Assets to the Purchaser.

                  Section 2.3    Assumption of Liabilities.

                  (a) Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, at the Closing the Purchaser agrees to assume the following liabilities and obligations, but only to the extent such liabilities or obligations do not arise from or relate to any breach by any Seller of any covenant, representation or warranty set forth in this Agreement and only to the extent such liabilities or obligations relate to Purchased Assets which are transferred and assigned to the Purchaser (or its designee) at the Closing or such other later transfer or assignment date expressly provided for in this Agreement (collectively, the "ASSUMED LIABILITIES"):

                           (i) Real Estate. Any liabilities and obligations accruing and arising after the Closing Date under the Transferred Leases or with respect to the Leased Premises and the Owned Real Property, but excluding such liabilities or obligations that arise in respect of Encumbrances thereon in existence at or prior to the Closing other than Permitted Encumbrances.

                           (ii) Purchased Contracts; GSE Mortgage Loans. Any liabilities and obligations accruing and arising after the Closing Date under the Purchased Contracts, including the Servicing Agreements and purchased GSE Mortgage Loans (including all commitments and loan applications therefor, but not including any Rejected GSE Loans).

                           (iii) Accounts Payable. All accounts payable relating to the Businesses or Purchased Assets, which have accrued in the Ordinary Course of Business as presently conducted in the amount and to the extent, but only to the extent such amounts are reflected in Net Working Capital, but excluding accounts payable relating to the Excluded Assets or Excluded Liabilities.

                           (iv) Employee Compensation. The obligations owed to Employees with respect to the Businesses, which have accrued prior to the Closing Date, including deferred bonus payments owed to Employees under the Benefits Plans (the "DEFERRED BONUS PAYMENTS") (but expressly excluding all amounts owing with respect to the production bonus plan relating to the RESF business or RESF loans or investments whenever accrued), in the amount and to the extent, but only to the extent, such amounts are reflected in Net Working Capital (the "EMPLOYEE COMPENSATION AMOUNT").

                           (v) Other Assumed Liabilities. Those liabilities and obligations listed on Schedule 2.3(a) hereto.

                  (b) Excluded Liabilities. The parties acknowledge and agree that the Purchaser is not assuming and shall not be responsible or liable for, and the Sellers and their respective Subsidiaries shall perform and discharge as and when due, and shall indemnify, hold harmless and defend the Purchaser from and against, any and all liabilities or obligations of the Sellers or any of their respective Subsidiaries or Affiliates (whether fixed, contingent or unliquidated, absolute or otherwise and whether relating to any tort, statutory or regulatory obligation, product liability, environmental claim, Taxes, Contract, operations of the Businesses in the Ordinary Course of Business or otherwise) other than the Assumed Liabilities (collectively, "EXCLUDED LIABILITIES"). Excluded Liabilities shall include the following:

                           (i) Pre-Closing Liabilities. Any liability or obligation relating to the Purchased Assets or the Businesses arising or occurring prior to the Closing.

                           (ii) Loan Originations. Any liabilities or obligations, contingent or otherwise, relating to loan originations of any kind whatsoever that arose prior to the Closing, other than obligations relating to commitments or loan applications for GSE/TIAA Mortgage Loans expressly assumed hereby, including any lender liability claims arising prior to the Closing Date.

                           (iii) Warehouse Line. Any liabilities or obligations relating to the Warehouse Line.

                           (iv) Breach of Contract. Any liabilities or obligations arising out of any breach or non-performance by any of the Sellers or any of their respective Subsidiaries or Affiliates under any Contract, Purchased Contract, Transferred Lease, GSE Mortgage Loan or other obligation to which any of them is a party or out of any failure to comply with any Law, Judgment or other requirement of a Governmental Authority.

                           (v) Excluded Assets. Any liabilities or obligations arising from or relating to the Excluded Assets.

                           (vi) Agreement and Related Documents. Any liabilities or obligations of the Sellers under this Agreement or the Related Documents.

                           (vii) Fees. Any liabilities or obligations of the Sellers or their respective Subsidiaries or Affiliates for expenses or fees relating to this Agreement or the Related Documents, including financial advisors', attorneys', consultants' and accountants' fees.

                           (viii) Taxes. Any liability of the Sellers or their respective Subsidiaries or Affiliates with respect to Taxes, subject to
         Section 11.12 with respect to property taxes and ad valorem taxes.

                           (ix) Contingent Liability. Any contingent liability of any nature whatsoever of the Sellers or their respective Subsidiaries or Affiliates arising at any time, except that with respect to the Businesses or the Purchased Assets, only such contingent liabilities arising prior to the Closing Date shall be Excluded Liabilities.


                           (x) Environmental. Any liability or obligation of the Sellers or their respective Subsidiaries or Affiliates relating to any environmental claim or otherwise arising under any environmental Law, except environmental claims relating to the Owned Real Property and the Leased Premises for which the actions resulting in such claim first arose or were taken by the Purchaser after the Closing Date.

                           (xi) Bank Debt. Any obligations of any of the Sellers to pay principal and accrued interest on or perform obligations under the Bank Debt.

                           (xii) Claims Under This Agreement. Any claims by any of the Sellers, or any of their respective Subsidiaries or Affiliates, directors, officers, employees, partners (limited or general) or shareholders relating to this Agreement, or its performance or consummation, not including claims against the Purchaser for breach by the Purchaser of its obligations under this Agreement or any Related Document.

                           (xiii) Intellectual Property. Any breach of any intellectual property right, any infringement or unlicensed or other unauthorized use by any of the Sellers of any invention, trade secret, copyright, trademark or other intellectual property.

                           (xiv) Dividends. Any dividend or other distribution declared or otherwise payable by any of the Sellers.


                           (xv) Notes. Any note, account payable or other obligation of any of the Sellers or any of their respective Subsidiaries or Affiliates, except to the extent expressly included in the Assumed Liabilities.

                           (xvi) Employee Compensation and Benefits. Except for the Employee Compensation Amount (including the Deferred Bonus Payments), any and all obligations, costs, expenses and liabilities relating to any current or former employees, directors, consultants or independent contractors of the Sellers or their respective Subsidiaries or Affiliates, whether owed under any Benefit Plan, agreement (including any change of control, severance, bonus, non-compete, employment or other agreement, contract or arrangement, whether written or oral, express or implied), policy, practice or arrangement maintained or contributed by any of the Sellers or any of their respective Subsidiaries or Affiliates, or otherwise, or any compensation (including deferred compensation) owed by the Sellers or any of their respective Subsidiaries or Affiliates to any Employee or any other employee thereof (it being understood that the Purchaser is not assuming, and will not assume, any obligations or liabilities under any such employment or other agreements or arrangements between any Employee and any Seller or Subsidiary or Affiliate thereof).

                           (xvii) ACFI Liabilities. Any claims relating to (a) origination, ownership or, prior to Closing, servicing of loans made by ACFI or any equity ownership of ACFI, (b) unadvanced loan amounts, commitments or construction cost overruns, including any commitments made by ACFI to make loans that have not been funded as of the Closing Date, and (c) failures to obtain mechanic's lien waivers, completion affidavits, construction affidavits and releases for any loan made by ACFI for the construction of improvements.

                           (xviii) Earnout Liabilities. Earnout or similar obligations related to the acquisition of any companies, assets or businesses previously acquired by any of the Sellers or any of their respective Subsidiaries or Affiliates, including the earnout obligations described in Schedule 2.3(b)(xviii), and any and all such earnout payments the payment of all or any portion of which shall be accelerated by the consummation of the transactions contemplated hereby.

                           (xix) Affiliate Liabilities. Any liability or obligation of any of the Sellers or any of their respective Subsidiaries or Affiliates, or which relates to or encumbers any Purchased Asset or the Businesses, owed to any Affiliate of any of the Sellers or any of their respective Subsidiaries or Affiliates, any such Liabilities and obligations being hereby released.

                           (xx) Purchased Entities. Any liabilities or obligations of any of the Purchased Entities arising prior to the Closing or not disclosed in Schedule 2.1(a)(xix).

                           (xxi) Leasing and other Commissions. Any liabilities or obligations to pay leasing commissions with respect to any Transferred Leases or to pay any other commissions which arose or were agreed to prior to the Closing.

                           (xxii) Other Liabilities. Any other liability or obligation, fixed or contingent, of the any of the Sellers or any of their respective Subsidiaries or Affiliates or otherwise relating to the Businesses or the Purchased Assets not expressly assumed by Purchaser under this Agreement.

                  (c) The assumption of the Assumed Liabilities shall be effected by delivery by the Purchaser to the Sellers at the Closing of the closing documents described in Article VII .


                                   ARTICLE III
                             PURCHASE PRICE; PAYMENT

                  Section 3.1 The Purchase Price. The purchase price for the Purchased Assets is an aggregate amount of $247.5 million, subject to adjustment in accordance with Section 3.3(e) (as adjusted by the Purchase Price Adjustments, the "PURCHASE PRICE"), portions of which shall be payable separately to each of the Sellers as set forth herein. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, covenants and agreements of the Sellers contained herein and in consideration of the sale, assignment and transfer of the Purchased Assets, at the Closing, the Purchaser shall (i) assume the Assumed Liabilities, (ii) pay to the Sellers an amount, in the aggregate for all of the Sellers, equal to $222.5 million in cash, minus the aggregate amount of the Closing Date Adjustments, and adjusted for the amount of the Estimated Purchase Price Adjustment pursuant to Section 3.2(a) (as so adjusted, the "CASH CONSIDERATION"), by wire transfer of immediately available funds to separate accounts of each of the Sellers designated in writing by each of the Sellers at least two Business Days prior to the Closing Date, (iii) establish the Incentive Based Payment Program, and (iv) issue and deliver to the Sellers a promissory note of the Purchaser, in the form of Exhibit H hereto, having an initial principal amount of $25.0 million (subject to adjustment as provided herein and therein) and such other terms and conditions as are set forth in Exhibit H (the "HOLDBACK NOTE"). The allocation of the Purchase Price, the Cash Consideration and the Holdback Note among the respective Sellers shall be determined prior to the Closing by the Purchaser's financial advisor, in consultation with the Sellers and their financial advisor, based on their determination of the fair value of the Purchased Assets being sold by each of the Sellers.

                  In addition, at the Closing, the Purchaser shall cause to be paid to the lender under the Warehouse Line, upon the receipt of releases (in form and substance reasonably acceptable to the Purchaser) of any and all Encumbrances against the GSE Mortgage Loans being acquired by the Purchaser hereunder, an aggregate amount equal to the face amount of the principal indebtedness outstanding with respect to each GSE Mortgage Loan being acquired by the Purchaser hereunder (which amount specifically excludes the principal indebtedness outstanding with respect to all Rejected GSE Loans).

                  Section 3.2 Estimated Purchase Price Adjustment; Closing Date Adjustments.

                  (a) Estimated Purchase Price Adjustment. Not later than the second Business Day prior to the Closing Date, the Purchaser shall, after consultation with the Sellers, prepare a statement certified by the Chief Financial Officer of the Purchaser setting forth (i) an estimate of the NWC Adjustment and the NPV Adjustment, each computed in accordance with Section 3.3 and based on the good faith estimates of the Chief Financial Officer of the Purchaser after consultation with the Sellers (the sum of such estimated NWC Adjustment and NPV Adjustment, the "ESTIMATED PURCHASE PRICE ADJUSTMENT") and
(ii) an estimate of the Software Consent Adjustment. The Cash Consideration shall be reduced by the amount of the Estimated Purchase Price Adjustment if such amount is positive, or increased by the absolute value of the amount of the Estimated Purchase Price Adjustment if such amount is negative, and shall be reduced by the amount of the estimated Software Consent Adjustment.

                  (b) Closing Date Adjustments. In the event that one or more of the Consents listed on Schedule 4.3(b) as to which a Closing Date Adjustment amount is set forth in Schedule 4.3(b) shall not have been obtained by the Sellers prior to the Closing (including the entry into the Westbrook Agreement (as defined in Schedule 4.3(b)) on the terms set forth in Schedule 4.3(b) or otherwise on terms reasonably acceptable to the Purchaser), or if the Purchaser elects to treat the Owned Real Property as an Excluded Asset pursuant to Section 10.14(b), the Purchase Price and the Cash Consideration shall be reduced, for each such Consent not obtained, dollar for dollar, by the Closing Date Adjustment amount set forth on Schedule 4.3(b) in respect of such Consent or, if applicable, by the amount set forth in Section 10.14(b) (each such reduction in the Purchase Price, a "CLOSING DATE ADJUSTMENT" and, collectively, the "CLOSING DATE ADJUSTMENTS"). The Purchaser agrees that, with respect to each Consent listed on Schedule 4.3(b) for which a Closing Date Adjustment is made at the Closing, the Purchaser shall pay to the Sellers (by wire transfer to an account designated by the relevant Seller or Sellers in writing) the corresponding Closing Date Adjustment amount (net of any reasonable out-of-pocket costs of the Purchaser, other than personnel costs, incurred by the Purchaser in connection with obtaining such Consent after the Closing Date) set forth on Schedule 4.3(b) for such Consent, promptly following written receipt (if any) of such Consent after the Closing Date, if the following conditions shall have all been satisfied: (i) such Consent is received by the Purchaser prior to the first anniversary of the Closing Date; (ii) prior to receipt of such Consent the Purchaser has received and the Purchaser continues to receive the economic and other benefits of the Contract or other relationship in connection with which such Consent is required, without diminution or adverse effect (other than changes arising by reason of the Purchaser's breach or nonperformance of such Contract); and (iii) the receipt by the Purchaser of such Consent is not conditioned on and does not result in any adverse change in the terms of the underlying Contract or other relationship. In furtherance of the foregoing, the Purchaser and the Sellers agree to use their respective reasonable best efforts to obtain the relevant Consents as required by Sections 2.2 and 10.5. If any Consent for which a Closing Date Adjustment is made is not obtained prior to the first anniversary of the Closing Date, or if any of the other conditions set forth in the immediately preceding sentence shall not have been satisfied, then the Purchaser shall have no obligation to make any payment to the Sellers under the immediately preceding sentence or otherwise upon receipt of such Consent, regardless of when or whether it is obtained.

                  Section 3.3    Post-Closing Purchase Price Adjustments.

                  (a) As promptly as practicable after the Closing, but in any event not later than 30 Business Days after the Closing Date, the Sellers shall deliver to the Purchaser a balance sheet in respect of the Businesses as of the Closing Date (the "CLOSING BALANCE SHEET"). The Closing Balance Sheet shall comply with the representations and warranties set forth in Section 4.5(c) in all respects. During the 30-day period following the Purchaser's receipt of the Closing Balance Sheet, the Purchaser and its independent auditors shall be permitted to review all relevant books and records of the Sellers and their respective Subsidiaries, as well as, to the extent reasonably available, any relevant auditor's working papers, relating to the Closing Balance Sheet. The Closing Balance Sheet shall become final and binding upon the parties hereto on the 30th day following the Purchaser's receipt thereof unless the Purchaser gives written notice of its disagreement with the Closing Balance Sheet (a "NOTICE OF DISAGREEMENT") to the Sellers prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by the Sellers in a timely manner, then the Closing Balance Sheet, as revised to reflect the resolution pursuant to Section 3.3(b) of the disagreement expressed in the Notice of Disagreement, shall become final and binding on the earlier of (A) the date the Sellers and the Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below) pursuant to Section 3.3(b). The date that the Closing Balance Sheet becomes final and binding in accordance with this paragraph is referred to as the "CLOSING BALANCE SHEET DATE".

                  (b) During the 30-day period following delivery of a Notice of Disagreement, the Purchaser and the Sellers shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. Any and all matters which remain in dispute after such 30-day period and which were included in the Notice of Disagreement shall be submitted to PricewaterhouseCoopers LLP (the "ACCOUNTING FIRM") for resolution. The Purchaser and the Sellers shall jointly use all reasonable efforts to cause the Accounting Firm to render a decision within 30 days following submission of any disagreement to the Accounting Firm. The Purchaser and the Sellers agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. Each of the parties shall bear their own costs of dispute resolution under this Section 3.3(b), and costs, fees and expenses of the Accounting Firm pursuant to this Section 3.3 shall be borne equally by the Purchaser and the Sellers. The provisions of
Section 14.13 shall not apply to disputes submitted to the Accounting Firm in accordance with this Section 3.3(b) unless the Accounting Firm shall fail to resolve any such dispute within 180 days of submission.

                  (c) Not later than 30 days after the Closing Balance Sheet Date, the Purchaser shall prepare (after consultation with the Sellers) and deliver to the Sellers a statement (the "PURCHASE PRICE ADJUSTMENT STATEMENT") setting forth the following amounts (collectively, the "POST-CLOSING PURCHASE PRICE ADJUSTMENTS"; and, together with the Closing Date Adjustments, the "PURCHASE PRICE ADJUSTMENTS"):

                           (i) an amount (the "NWC ADJUSTMENT"), positive or negative, determined by subtracting (x) the net working capital for the Businesses as of the Closing Date calculated in accordance with the guidelines set forth in Schedule 3.3 based on the Closing Balance Sheet (the "NET WORKING CAPITAL") from (y) $0.00; and

                           (ii) an amount (the "NPV ADJUSTMENT") equal to the sum of the following: (w) the Co-Investment Adjustment, plus (x) the Portfolio Liquidation Fee, plus (y) the RESF Liquidation Fee, plus (z) the CMBS Liquidation Fee (as such terms are defined below).

                           "CO-INVESTMENT ADJUSTMENT" means the difference
                  between (a) the present value of the projected net cash flows related to the Co-Investments as reflected on Schedule 3.3(c)(ii) and (b) the present value of the projected net cash flows related to the Co-Investments, as reasonably updated by the Purchaser, in consultation with the Sellers, as of the Closing Date, with such present values calculated on a quarterly basis using a base date of the Closing Date and using an annualized discount rate of 15%.

                           "PORTFOLIO LIQUIDATION FEE" means the product of (i)
                  the Excess Portfolio Liquidation Fraction and (ii) $3.7 million.

                           "EXCESS PORTFOLIO LIQUIDATION FRACTION" means the
                  amount, if any, by which the Fraction of Portfolios Disposed exceeds .19; provided, that the Excess Portfolio Liquidation Fraction shall be 0 if the Fraction of Portfolios Disposed does not exceed .19.

                           "FRACTION OF PORTFOLIOS DISPOSED" means the fraction,
                  determined as of the Closing Date, (i) the numerator of which is the difference between (x) the Initial Value of all Portfolios (as defined in the Asset Management Agreement) listed on Exhibit A-1 to the Asset Management Agreement and
                  (y) the Initial Value of all Portfolios on Exhibit A-1 to the Asset Management Agreement adjusted as of the Closing Date in accordance with the adjustment provisions set forth in the Asset Management Agreement, and (ii) the denominator of which is the Initial Value of all Portfolios listed on Exhibit A-1 to the Asset Management Agreement.

                           "RESF LIQUIDATION FEE" means the product of (i) the
                  Excess RESF Liquidation Fraction and (ii) $2.7 million.

                           "EXCESS RESF LIQUIDATION FRACTION" means the amount,
                  if any, by which the Fraction of RESF Disposed exceeds .30; provided, that the Excess RESF Liquidation Fraction shall be 0 if the Fraction of RESF Disposed does not exceed .30.

                           "FRACTION OF RESF DISPOSED" means the fraction,
                  determined as of the Closing Date, (i) the numerator of which is the difference between (x) the Initial Value of all RESF Assets (as defined in the Asset Management Agreement) listed on Exhibit A-2 to the Asset Management Agreement and (y) the Initial Value of all RESF Assets on Exhibit A-2 to the Asset Management Agreement adjusted as of the Closing Date in accordance with the adjustment provisions set forth in the Asset Management Agreement, and (ii) the denominator of which is the Initial Value of all RESF listed on Exhibit A-2 to the Asset Management Agreement.

                           "CMBS LIQUIDATION FEE" means the product of (i) the
                  Fraction of CMBS Disposed and (ii) $4.1 million.

                           "FRACTION OF CMBS DISPOSED" means the fraction,
                  determined as of the Closing Date, (i) the numerator of which is the difference between (x) the initial outstanding stated principal balance of all mortgage loans, whether performing or non-performing, covered by the Designation Agreement (the "INITIAL CMBS PRINCIPAL BALANCE") and (y) the Initial CMBS Principal Balance adjusted as of the Closing Date in accordance with the provisions set forth in the Designation Agreement, and (ii) the denominator of which is the Initial CMBS Principal Balance.

                  The Purchase Price Adjustment Statement shall be prepared by the Purchaser in accordance with Schedule 3.3 and shall be certified by the Chief Financial Officer of the Purchaser. Each Seller shall provide reasonable cooperation, including reasonable access to books, records, employees and, to the extent it may reasonably be capable of doing so, former employees, in connection with the preparation of the Purchase Price Adjustment Statement.

                  (d) If the sum of the Post-Closing Purchase Price Adjustments shown on the Purchase Price Adjustment Statement is less than the Estimated Purchase Price Adjustment then the Purchaser shall immediately pay to the Sellers an amount in cash, by wire transfer of immediately available funds to an account to be designated in writing by the relevant Sellers, equal to the amount of the difference between the Post-Closing Purchase Price Adjustment shown on the Purchase Price Adjustment Statement and the Estimated Purchase Price Adjustment. If the Estimated Purchase Price Adjustment is less than the sum of the Post-Closing Purchase Price Adjustments shown on the Purchase Price Adjustment Statement, then the Sellers shall promptly pay the difference between Estimated Purchase Price Adjustment and the Purchase Price Adjustment shown on the Purchase Price Adjustment Statement to the Purchaser, in cash, by wire transfer of immediately available funds to an account to be designated in writing by the Purchaser. For informational purposes only, attached hereto as Exhibit D is a Worksheet setting forth examples of the principles of payment relating to the Purchase Price Adjustment described in this Section 3.3(d).

                  (e) As to any of the Third Party Software for which Sellers do not obtain the Consents set forth on Schedule 10.15(b) prior to the Closing Date, Sellers shall be responsible for, and shall pay to the Purchaser (pursuant to the next two sentences), any and all license fees in excess of Two Hundred and Fifty Thousand Dollars ($250,000.00) for such Third Party Software licenses (to the extent such licenses (or equivalent or similar licenses) were used in the operation of the Businesses by the Sellers) which are obtained by the Purchaser prior to the earlier of (x) the completion of the separation plan contemplated in the IT Services Agreement or (y) six (6) months following the Closing Date (such payment amount, the "SOFTWARE CONSENT ADJUSTMENT"). If the Software Consent Adjustment is greater than the amount of such adjustment estimated pursuant to Section 3.2(a), then the payment amount required by the previous sentence shall be the excess over such estimated amount, and shall be promptly paid by the Sellers to the Purchaser in the manner required by Section 3.3(d). If the Software Consent Adjustment is less than such estimate, then the excess of such estimate over the Software Consent Adjustment shall be promptly paid by the Purchaser to the Seller in the manner required by Section 3.3(d).

                  (f) The Purchase Price shall be adjusted as follows: (w) the Purchase Price shall be reduced by the aggregate amount of any Closing Date Adjustments; (x) the Purchase Price shall be reduced by the sum of the Post-Closing Purchase Price Adjustments if such sum is positive, or increased by the absolute value of the aggregate amount of the Post-Closing Purchase Price Adjustments if such sum is negative; (y) the Purchaser Price shall be reduced by the amount of the Software Consent Adjustment, if any; and (z) if applicable, the Purchase Price shall be increased, from time to time after the Closing, as applicable, by the amount of any payments required under Section 3.2(b) to be made to the Sellers in respect of Consents for which Closing Date Adjustments shall have previously been made.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  The Sellers, jointly and severally, represent and warrant to the Purchaser as follows:

                  Section 4.1 Organization of the Seller; Purchased Entity Ownership.

                  (a) Each of the Sellers and the Purchased Entities is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate, partnership or other entity power and authority to own, operate and lease its properties and assets and to carry on its businesses as now being or as previously conducted. Each of the Sellers and the Purchased Entities is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property and assets or the conduct of its business requires such qualification. The Sellers have made available to the Purchaser complete and correct copies of each of their and the Purchased Entities' certificate of incorporation, by-laws, partnership agreement and/or other organizational and governance documents, in each case, as amended, restated or otherwise supplemented or modified through the date of this Agreement, and, with respect to the Purchased Entities, as identified in Schedule 2.1(a)(xix).

                  (b) Schedule 2.1(a)(xix) sets forth the jurisdiction of incorporation or formation of each Purchased Entity (including, with respect to general partners listed on Schedule 2.1(a)(xix), the related partnerships), its authorized shares, partnership or other equity or voting interests or securities, the number and type of its issued and outstanding shares, partnership or other equity or voting interests or securities (such shares, interests and securities, the "PURCHASED ENTITY INTERESTS"), and the current ownership thereof by the Sellers and any other Persons.

Except as noted on Schedule 2.1(a)(xix), the Purchased Entity Interests constitute all of the issued and outstanding shares of capital stock or other ownership interests of the respective Purchased Entities. Except as set forth on
Schedule 4.1(b), the Purchased Entity Interests (other than with respect to the entities designated as "Co-Investment Entities" on Schedule 2.1(a)(xix) which are not directly or indirectly controlled by any of the Sellers) have been duly and validly issued and are fully paid and non-assessable, free of any preemptive, subscription or similar rights, and there are no agreements, arrangements, warrants, options, puts, calls, rights, options, employee benefit plans or other commitments or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, transfer or other disposition of any Purchased Entity Interest (other than with respect to the entities designated as "Co-Investment Entities" on
Schedule 2.1(a)(xix) which are not directly or indirectly controlled by any of the Sellers). The Purchased Entity Interests designated as "Co-Investment Entities" on Schedule 2.1(a)(xix) which are not directly or indirectly controlled by any of the Sellers have, to the knowledge of the Sellers, been duly and validly issued and are fully paid and non-assessable, free of any preemptive, subscription or similar rights, and there are no agreements, arrangements, warrants, options, puts, calls, rights, options, employee benefit plans or other commitments or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, transfer or other disposition of any Purchased Entity Interest designated as "Co-Investment Entities" on Schedule 2.1(a)(xix) and not directly or indirectly controlled by any of the Sellers. At the Closing, assuming the performance by the Purchaser of its obligations hereunder in all respects, the Purchased Entity Interests held by the Sellers or their respective Subsidiaries will be free and clear of all Encumbrances. The Sellers own all of the Purchased Assets directly and not through Subsidiaries.

                  Section 4.2 Power and Authority. Each of the Sellers has the requisite corporate or partnership, as the case may be, power and authority to execute and deliver this Agreement and the Related Documents to which it is or will be a party and to perform the transactions contemplated hereby and thereby to be performed by it. All corporate or partnership, as the case may be, proceedings and actions on the part of the Sellers or their respective shareholders required by Law, their certificates of incorporation, by-laws, partnership agreements or otherwise to authorize the execution and delivery of this Agreement and the Related Documents, the performance of the obligations hereunder and thereunder to be performed by each of them and the consummation of the transactions contemplated hereby and thereby have been duly taken, and no other corporate proceedings or actions on the part of the Sellers, their respective boards of directors, partners or shareholders is necessary. This Agreement is, and each of the Related Documents to which each of the Sellers is a party will be upon execution, a valid and binding agreement enforceable against such Sellers in accordance with its terms, subject to the effect of principles of equity.

                  Section 4.3   No Conflicts; Consents.

                  (a) Except as set forth in Schedule 4.3(a) or Schedule 4.3(b), neither the execution or delivery by the Sellers of this Agreement or any Related Document to which any of them is or will be a party nor the performance by the Sellers of the transactions contemplated hereby or thereby to be performed by any of them shall:

                           (i) conflict with, result in a breach of, constitute a default under or violate any provision of the certificate of incorporation (or other organizational documents), bylaws or partnership agreement of any of the Sellers or any Purchased Entity;

                           (ii) conflict with or violate any Law applicable to the Sellers or any Purchased Entity or by which the Sellers, the Purchased Entities or any of their respective properties or assets is bound, which conflict or violation could have a Material Adverse Effect; or

                           (iii) violate, modify, result in a loss of benefits under or conflict with, or constitute an event of default or a breach under, result in the acceleration, termination, modification, amendment, rescission of or refusal to perform (or entitle any Person to accelerate, terminate, modify, amend, rescind or refuse to perform) any obligation under, any Contract or Approval binding on any of the Sellers, or by which any Purchased Asset is bound, or result in the creation of any Encumbrance upon any asset which will be a Purchased Asset, except to the extent such violations, modifications, losses of benefits, conflicts, defaults, breaches, accelerations, terminations, modifications, amendments, rescissions or refusals to perform could not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) No Approval or other order or action of, or notice to, or declaration, filing or registration with any Governmental Authority or any other Person is required in connection with the execution, delivery, or consummation of this Agreement, or the Related Documents or the actions of the Sellers contemplated hereby or thereby, except for (i) the filing of a notification report under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and a Current Report on Form 8-K under the Exchange Act (which shall be subject to the prior comment and review of the Purchaser), or
(ii) the Approvals, orders, actions, notices, declarations, filings and registrations set forth in Schedule 4.3(b) (collectively, the "CONSENTS").

                  (c) To the extent required by applicable Laws, all employees and producers in investment sales relating to the Businesses were, for time periods prior to the Closing, licensed to market, broker, and sell real estate in each of the states where such real estate is located.

                  (d) To the extent required by applicable Laws, all employees and producers in debt production relating to the Businesses were, for the time periods prior to Closing, licensed to market, broker, and sell mortgage loans in each of the states where such mortgage loans are originated and where the mortgaged property is located.

                  Section  4.4 Litigation; Compliance with Laws.

                  (a) (i) Except as set forth on Schedule 4.4(a), none of the Sellers, nor any of their respective Subsidiaries, nor the Businesses or the Purchased Assets is in violation of, or has received any notice alleging a violation of, and no investigation or review is pending or, to the knowledge of the Sellers, threatened under, any applicable Law or any Approval issued or required to be obtained thereunder and (ii) no Action has been filed or commenced or is pending, or to the knowledge of the Sellers, threatened against the Sellers or any of their respective Sub-sidiaries, the Businesses or the Purchased Assets alleging any failure to so comply, except, solely with respect to AMRESCO, INC. and those of its Subsidiaries that are not Sellers, for violations or Actions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on any Seller or on the Purchased Assets or the Businesses. Neither the Sellers nor any their respective Subsidiaries has any unsatisfied liability or obligation in respect of any such violation. The Sellers own or possess in the operation of the Businesses as presently conducted all Approvals which are necessary for the conduct of the Businesses, all of which are valid and effective, except, solely with respect to AMRESCO, INC., for Approvals the failure to be held or possessed could not have, individually or in the aggregate, a Material Adverse Effect on any Seller or on the Purchased Assets or the Businesses.

                  (b) Except as set forth in Schedule 4.4(b), there is no pending or, to the knowledge of the Sellers, threatened Litigation by or before any Governmental Authority, to which any of the Sellers or any of their respective Subsidiaries is a party or by which the Businesses or any Purchased Asset may be bound or affected, except, solely with respect to AMRESCO, INC., for Litigation that could not have, individually or in the aggregate, a material adverse effect on any Seller or on the Purchased Assets or the Businesses. No Governmental Authority has initiated any proceeding or, to the Sellers' knowledge, any investigation into the businesses or operations of the Sellers except pursuant to normal licensing application and extension inquiries that could not reasonably be expected to have a Material Adverse Effect on any Seller or on the Purchased Assets or the Businesses. There are no unresolved written violations, citations or exceptions by any Governmental Authority with respect to any examinations of the Sellers or any of their respective Subsidiaries or Affiliates. To the knowledge of Sellers, the Insurance Policies provide coverage with respect to each Litigation or other matter set forth on Schedule 4.4(a) or
(b) in amounts which the Sellers believe are adequate to cover each such Litigation or other matter listed on Schedule 4.4(a) or (b), subject to any deductibles thereunder, except to the extent such failure would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.4(a) or (b), none of the insurers under the Insurance Policies has provided any of the Sellers with notice, and the Sellers have no other knowledge, that such insurer intends to deny coverage with respect to any Litigation or other matter listed on Schedule 4.4(a) or (b).

                  (c) Except as set forth in Schedule 4.4(c), none of the Sellers nor any of their respective Subsidiaries or Affiliates is subject to any Judgment binding upon or involving the Sellers, the Businesses or the Purchased Assets and none are pending or, to the knowledge of the Sellers, threatened or contemplated.

                  Section 4.5 SEC Reports; Financial Statements.

                  (a) Since January 1, 1997, AMRESCO has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (such forms, reports, schedules, statements and other documents, to the extent filed and publicly available prior to the date of this Agreement, other than preliminary filings, are referred to as the "SEC DOCUMENTS"). The SEC

Documents, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, and the rules of the SEC applicable to such SEC Documents.

                  (b) The consolidated financial statements of AMRESCO included in the SEC Documents (the "FINANCIAL STATEMENTS") (i) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by the Instructions to Form 10-Q promulgated by the SEC) and (iii) fairly present (subject, in the case of the unaudited statements, to normal, recurring year-end adjustments the effect of which will not, individually or in the aggregate, result in a Material Adverse Change) (A) the consolidated financial position of AMRESCO and its Subsidiaries, (B) the consolidated results of their operations, (C) changes in stockholders' equity and (D) cash flows, in each case, as of the dates thereof or for the periods indicated, as the case may be.

                  (c) The Sellers have previously delivered to the Purchaser copies of the Sellers' internally prepared accounting reports as to the Businesses for each month since June 30, 1999, and will deliver such reports for October 31, 1999 and each month prior to the Closing when available (such reports collectively, the "INTERNAL REPORTS"). The statements of income for the months ended July 31, August 31 and September 30 and each subsequent month prior to the Closing and the balance sheets as of July 31, August 31 and September 30 and each subsequent month prior to the Closing included in the Internal Reports
(i) to the knowledge of the Sellers, complied in all material respects with applicable accounting requirements, (ii) to the knowledge of the Sellers, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except for the omission of footnotes and normal year end adjustments) and (iii) fairly present (subject to normal, recurring year-end adjustments the effect of which will not, individually or in the aggregate, result in a Material Adverse Change) (A) the consolidated financial position of the Businesses and (B) the consolidated results of their operations.

                  Section 4.6 Owned Real Property and Leases.

                  (a) Schedule 2.1(a)(i) contains an accurate description of all Owned Real Property that is included in the Purchased Assets. Except for the Owned Real Property and Leased Premises, no other real property, or interest in real property, is used in the operation of the Businesses. The Owned Real Property includes all rights, easements and rights-of-way necessary for access to and use, as currently utilized, of the Owned Real Property, including easements for all utilities servicing the Owned Real Property. The Owned Real Property conforms in all respects to all applicable zoning laws and regulations, and no written notice of violation of any Laws or Judgments relating to the Owned Real Property or the Leased Premises has been received by any of the Sellers. No condemnation proceedings are pending or, to the knowledge of the Sellers, proposed or threatened, with respect to the Owned Real Property. No tenant, sub-tenant, licensee or other third party has any rights to use or occupy any part of the Owned Real Property or the Leased Premises. No assessment (general or specific) exists or is pending as to all or any part of the Owned Real Property. The improvements on the Owned Real Property and the Leased Premises are currently in good repair and operating condition and have been maintained in accordance with customary and commercially reasonable practice. There has been no material or labor contracted for by the Sellers furnished to or on the Owned Real Property or the Leased Premises for which payment has not been made (other than accounts payable due in the Ordinary Course of Business in an aggregate amount not exceeding $100,000 and as reflected in the Financial Statements), there are no mechanic's or materialmen's liens or claims filed against the Owned Real Property or, to the knowledge of the Sellers, the Leased Premises, and none of the Sellers has received any notices of any claims of non-payment or claims of liens by any contractors, subcontractors, suppliers, mechanics, materialmen or artisans with respect to any work performed on or materials furnished to the Owned Real Property or the Leased Premises.

                  (b) Except as set forth on Schedule 4.6, there are no agreements or guarantees, either written or oral, affecting the Owned Real Property or, to the knowledge of the Sellers, the Leased Premises, other than the Transferred Leases and the Bank Debt. There are no pending or, to the knowledge of the Sellers, threatened actions or proceedings to alter the current zoning for the Owned Real Property. Schedule 2.1(a)(ii) accurately set forth all payment obligations under any Transferred Leases, expiration dates of Transferred Leases and options to renew or cancel such Transferred Leases. There are no Contracts (other than Purchased Contracts) affecting the Owned Real Property or Leased Premises which are not terminable on 30 days notice. The Sellers or one of their respective Subsidiaries has good, indefeasible and insurable fee title to each Owned Real Property and good and valid leasehold title to each Leased Premises.

                  (c) None of the Sellers nor their respective Subsidiaries has granted any outstanding options or has entered into any outstanding contracts with any third party for the sale, mortgage, pledge, hypothecation, assignment, lease or other transfer of any part of or any interest in any Owned Real Property or Leased Premises.

                  (d) To the knowledge of the Sellers, all buildings, structures, improvements and fixtures on, under, over or within each Owned Real Property or Leased Premises, and all other aspects of each Owned Real Property and Leased Premises, (i) are structurally sound and free of any defects; (ii) are suitable, sufficient and appropriate in all respects for their current uses;
(iii) comply with all applicable laws and regulations and codes and rules of national and local associations and boards of insurance underwriters; (iv) are within the boundary lines of their respective Owned Real Property; and (v) consist of sufficient land, parking areas, sidewalks, driveways and other improvements and facilities to permit the continued use of such facilities in the manner and for the purposes to which they are presently devoted.

                  (e) There is no pending or, to the knowledge of the Sellers, threatened proceeding which might interfere with the quiet enjoyment of the tenant under any Transferred Lease. To the knowledge of the Sellers, no Transferred Lease is junior or subordinate to any mortgage, deed of trust or other monetary encumbrance on the underlying leased property which might threaten or adversely affect the Sellers' leasehold estate or rights under any Transferred Lease.

                  Section 4.7 Labor Relations. With respect to each Employee, each of the Sellers is, and at all times prior to the date hereof has been, in compliance with all Laws related to employment except where the failure to so comply would not have a Material Adverse Effect. With respect to any Employee, there are no material controversies pending nor, to the knowledge of the Sellers, any basis for any such controversies, with such Seller, which controversies have had or may have a Material Adverse Effect. With respect to Employees, to the knowledge of the Sellers, no officer or group of key employees has any plans to terminate their employment (whether prior to, at or after the Closing). With respect to any Employees, none of the Sellers is a party to any collective bargaining agreement with a labor organization certified by the National Labor Relations Board (the "NLRB"), and (a) there is no unfair labor practice charge or complaint against any of the Sellers pending before, or to the knowledge of the Sellers, threatened to be brought before, the NLRB, (b) there is no labor strike, or organized dispute, slowdown, work stoppage or other form of collective labor activity actually pending or, to the knowledge of the Sellers, threatened against or affecting any of the Sellers, (c) there is no union representation claim or petition pending before the NLRB and (d) none of the Sellers has experienced any organized dispute, slowdown, work stoppage or other form of collective activity in the past three years.

                  Section 4.8 Mortgage Loans.

                  (a) List of GSE/TIAA Mortgage Loans. The Sellers have included in Schedule 4.8(a) a complete and correct list of (i) all GSE Mortgage Loans held by ACLP as of two Business Days prior to the date hereof, including all commitments and loan applications therefor, and (ii) all TIAA Loans originated since, or otherwise not included in any CMBS securitization prior to, the last CMBS securitization under the TIAA Program (completed on November 11, 1999), including all commitments and loan applications therefor, in each case, as of the date hereof, and containing all of the information required by this Section 4.8(a) for the GSE/TIAA Mortgage Schedule. The Sellers will at Closing provide a complete and correct list, as of the Closing Date, of (x) all GSE Mortgage Loans, including all commitments and loan applications therefor, and (y) all TIAA Loans originated since, or otherwise not included any CMBS securitization prior to the last CMBS securitization under the TIAA Program, including all commitments and loan applications therefor (the "GSE/TIAA MORTGAGE SCHEDULE"), in each case, including, for each GSE/TIAA Mortgage Loan, as applicable, (i) the original principal balance and the aggregate unpaid principal balance of such GSE Mortgage Loan or TIAA Loan, (ii) the GSE Program under which such GSE Mortgage Loan was funded, (iii) the paid to date status of such GSE Mortgage Loan or TIAA Loan; (iv) the original term to maturity in months; (v) the original date of the mortgage; (vi) the mortgage interest rate in effect on the Closing Date and (vii) the stated maturity date. The GSE/TIAA Mortgage Schedule will also include the information required by Sections 4.8(j) and (k).

                  (b) Description of Mortgage Servicing Portfolio. In connection with the execution of this Agreement, the Sellers have delivered to the Purchaser (in a computer tape format reasonably acceptable to the Purchaser) a report that identifies the Mortgage Loans (the "MORTGAGE LOAN SCHEDULE," which term includes, except where the context requires otherwise, the updated schedule to be prepared and delivered in accordance with Section 10.12 ("UPDATED MORTGAGE LOAN SCHEDULE")). The Mortgage Loan Schedule identifies each Mortgage Loan which is serviced by the Sellers and the Updated Mortgage Loan Schedule identifies each Mortgage Loan which will be serviced by the Purchaser after the Closing under the Servicing Agreements or the Purchaser Servicing Agreements, and sets forth the following information with respect to each such Mortgage Loan as of the close of business on the last day of the immediately preceding month (the "CUT-OFF DATE"): (i) the Seller's mortgage loan identification number; (ii) the Mortgagor's name; (iii) the original term to maturity in months; (iv) the origination date of the Mortgage;
(v) the mortgage interest rate in effect on the Cut-off-Date; (vi) the stated maturity date; (vii) the property address for the property encumbered by the related Mortgage; (viii) the property type for the property encumbered by the related Mortgage; (ix) the applicable Investor; and (x) the original principal balance, the current principal balance and the current payment status; all in a level of detail and format reasonably acceptable to the Purchaser. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date hereof and the information in the Updated Mortgage Loan Schedule to be prepared and delivered to the Purchaser in accordance with Section 10.12 will be true and correct as of the Closing Date.

                  (c) Compliance. Each GSE Mortgage Loan and each TIAA Loan has been underwritten, originated, held and serviced in compliance with (i) all applicable contractual requirements, including guidelines, procedures, rules and regulations of its Investors ("INVESTOR REQUIREMENTS"), (ii) all applicable Laws, (iii) all requirements of any insurer, and (iv) all requirements of the applicable GSE Program or the TIAA Program, as the case may be. Each GSE Mortgage Loan and each TIAA Loan was, at the time of origination, in compliance with the underwriting criteria of the applicable Investor, or, to the extent not in compliance, was covered by a written waiver from such Investor. Except as set forth on Schedule 4.8(c) or on the GSE/TIAA Mortgage Schedule, none of the GSE Mortgage Loans or TIAA Loans are delinquent or in monetary default or, to ACLP's knowledge, any other type of material default, have been rejected by the applicable GSE Program or otherwise do not qualify under guidelines of any GSE Program or the TIAA Program, or have been foreclosed, and none of the Sellers has any knowledge of any circumstances or conditions with respect to any Mortgage, any Mortgaged Property, any Mortgagor or any Mortgagor's credit standing that can reasonably be expected to cause institutional investors investing in loans of the same type as a GSE Mortgage Loan or TIAA Loan to regard such GSE Mortgage Loan or TIAA Loan to be an unacceptable investment or adversely affect the value of the GSE Mortgage Loan or TIAA Loan. Each of the GSE Mortgage Loans which is a Fannie Mae DUS loan qualifies for "Level I loss sharing" treatment, as defined in Section 2.1(b). To the Sellers' knowledge, the brokers and correspondents involved in the origination of the GSE Mortgage Loans and TIAA Loans have complied in all material respects with all internal policies and procedures of ACLP with respect to the origination of such GSE Mortgage Loans and with all applicable Laws. Each loan approved by an Investor and funded under the Warehouse Line that is a Fannie Mae DUS mortgage loan shall be subject to a valid and binding forward sale agreement customary for such loan origination.

                  (d) Complete Files. In the normal course of closing and circulation of documentation, ACLP's files contain (or will promptly contain) an executed original or duplicate copy of all original customary closing documents and instruments (the "LOAN DOCUMENTS") relating to each GSE Mortgage Loan, each TIAA Loan, any commitments or applications for any such loans and any loans financed under the Warehouse Line, all in accordance with the normal and customary file retention procedures of prudent GSE loan or TIAA loan originators, as the case may be (the "LOAN FILES"), and all monies received with respect to each GSE Mortgage Loan and TIAA Loan, any commitment or application therefor, loan financed by the Warehouse Line and Mortgage Loan (pursuant to the relevant Servicing Agreement) have been properly accounted for and applied.

                  (e) Forward Purchases of GSE Mortgage Loans. Each GSE Mortgage Loan that is a Fannie Mae DUS loan is subject to a valid and binding agreement, commitment or contract providing for the sale of such GSE Mortgage Loan at a future date, upon acceptance of such GSE Mortgage Loan by Fannie Mae, at an amount equal to or in excess of the par value for such GSE Mortgage Loan. Each such agreement, commitment or contract is in customary form, consistent with the Sellers' past practice.

                  (f) Warehouse Line. Loans made under the Warehouse Line are made and have been made solely for the purpose of financing 100% of the original principal amount of GSE Mortgage Loans and for no other purpose. There is no loan outstanding and, as of the Closing there will be no loan or commitment or application for any loan outstanding under the Warehouse Line other than loans, commitments or applications for loans that constitute GSE Mortgage Loans (except to the extent that such loan, commitment or application may constitute a Rejected GSE Loan).

                  (g) Original Terms Unmodified. The terms of each GSE Mortgage Loan and TIAA Loan have not been impaired, waived, altered or modified in any material respect from the date of their origination except by a written instrument, which written instrument has been recorded if recordation is necessary to protect the interests of the owner thereof. A copy of each such written instrument is included in the Loan Files. The substance of any such waiver, alteration or modification has been communicated to and approved in writing by: (i) the relevant Investor, to the extent required by the relevant Investor Requirements; and (ii) the title insurer, to the extent required by the relevant policies, and its terms are reflected in the Loan Documents or the applicable Loan Files. Except as authorized by the applicable Investor or ACLP's agreement with such Investor, none of the Sellers has: (i) subordinated the Lien of any GSE/TIAA Mortgage Loan to any other mortgage or Lien or given any other mortgage or Lien equal priority with the Lien of a GSE Mortgage Loan or TIAA Loan; (ii) taken any other action or omitted to take any other action, which action or omission would impair the rights of the Sellers or (after the Closing) the Purchaser in the GSE Mortgage Loans or, if applicable, the TIAA Loans or prevent any such Person from collecting any amounts due thereunder, or (iii) executed any instrument of release, cancellation or satisfaction, in whole or in part, with respect to any GSE Mortgage Loan or, if applicable, any TIAA Loan.

                  (h) Title to GSE Mortgage Loans. Until the settlement or the purchase date related to each GSE Mortgage Loan, ACLP shall have beneficial title to each of the GSE Mortgage Loans, free and clear of all Encumbrances and no other Person has any interest in the GSE Mortgage Loans other than ACLP's warehouse lender under the Warehouse Line and the applicable Investor.


                  (i) Consents. ACLP has obtained all consents and approvals from Fannie Mae and Freddie Mac required to participate as a seller/servicer in the Fannie Mae DUS Program or the Freddie Mac Program Plus and to operate in the manner it currently operates, including any approvals or consents of Fannie Mae or Freddie Mac required to authorize ASLP to perform subservicing functions for ACLP with respect to all Fannie Mae DUS and Freddie Mac Program Plus mortgage loans for which ASLP does or has provided such services. ACLP has obtained all consents and approvals from TIAA and CS First Boston required to participate as a lender and/or servicer under the TIAA Program and to operate in the manner it currently operates. None of the consents or approvals described in this Section 4.8(i) has been suspended, revoked or modified in any way adverse to ACLP or, to the extent applicable, ASLP, and neither ACLP nor ASLP has been notified by Fannie Mae or Freddie Mac that any such suspension, revocation or modification is contemplated.

                  (j) Program Loans. Schedule 4.8(j) contains a true and complete list separately identifying (i) each loan originated and sold by ACLP to Fannie Mae under the Fannie Mae DUS Program and Freddie Mac under the Freddie Mac Program Plus, showing, for each such loan, the name of the borrower, original principal balance of the loan, date of sale to Fannie Mae or Freddie Mac, as the case may be, and, if applicable, the level or category assigned to each such mortgage for loss sharing purposes; (ii) each loan funded by ACLP under the Fannie Mae DUS Program or the Freddie Mac Program Plus but not yet sold to Fannie Mae or Freddie Mac, as the case may be, showing, for each such loan, the borrower, original principal balance of the loan, estimated number of days until the sale of the loan to Fannie Mae or Freddie Mac, as the case may be, is consummated, and, if applicable, the level or category assigned to such loan for loss sharing purposes (i.e. Level 1, Level 2, or Level 3); and (iii) each loan for which ACLP has issued a commitment but not yet funded, showing the amount of the commitment and anticipated date of sale to Fannie Mae or Freddie Mac, as the case may be, and, if applicable, the level or category to be assigned to such loan for loss sharing purposes. Schedules 4.8(j) and 4.8(k) shall be updated by the Sellers and delivered to the Purchaser on the Business Day immediately prior to the Closing Date, and the representations set forth in Sections 4.8(j) and 4.8(k) hereof shall apply also to such updated Schedules 4.8(j) and 4.8(k), as applicable.

                  (k) Originated Loans. Schedule 4.8(k) contains a true and complete list of all loans originated by ACLP and sold to Fannie Mae under the Fannie Mae DUS Program or Freddie Mac under the Freddie Mac Program Plus and which appear on ACLP's internal watch list, identifying by loan the name of the borrower, category or level assigned to such loan for loss sharing purposes, applicable watch list category (e.g. Special Mention, Substandard, Doubtful, etc.), amount (if any) specially reserved for such loan, nature of default (if any) and current performance status of such loan with respect to scheduled payments of principal and interest. To the knowledge of ACLP, the watch list accurately and completely presents all loans originated by any Seller and sold to an investor which are subject to any breach, default, non-payment or other non-performance of any kind or nature. To the knowledge of ACLP, the DUS Reserves are sufficient to cover the breach, non-performance or other reasonably expected losses for all loans originated by the Sellers under the Fannie Mae DUS Program.

                  (l) Program Representations and Warranties. All of the representations and warranties made by ACLP, as seller, under the Fannie Mae DUS, the Freddie Mac Program Plus and the TIAA mortgage loan sale documents were true when made with respect to each loan originated by ACLP and sold to Fannie Mae under the Fannie Mae DUS Program or Freddie Mac under the Freddie Mac Program Plus or that were underwritten by ACLP under the TIAA Program, as the case may be; ACLP has recognized no loss to date with respect to any loan pursuant to the loss sharing provisions of the Fannie Mae DUS Program or the TIAA Program; and neither ACLP, as seller, nor, ASLP as subservicer, has been notified or otherwise discovered, in the course of its duties, that any representation or warranty made by ACLP at the time any loan was sold by ACLP to Fannie Mae, Freddie Mac, TIAA or Credit Suisse First Boston Mortgage Capital, LLC, ("CS FIRST BOSTON") as the case may be, is no longer true. The Sellers have no reason to believe that the reserves listed on Schedule 4.8(l), including the DUS Reserves, are not adequate to cover all reasonably expected losses from loans originated by any Seller and sold to an Investor. ACLP has complied with, and is currently in compliance with, any applicable net worth requirements imposed by any GSE Program or by TIAA, if any.

                  (m) Claims. Except as disclosed on Schedule 4.4(b), no claims have been overtly threatened or asserted, nor to the Sellers' knowledge, have any investigations or proceedings been commenced, by any borrower, prospective borrower, Governmental Authority or other Person which, if adversely settled or adjudicated, would result in a material liability or loss to ACLP or to the extent applicable, ASLP, or of the suspension, revocation or adverse modification of the right or authority of either to continue its respective services and duties under the Fannie Mae DUS Program, the Freddie Mac Program Plus or the TIAA Program in the same manner and to the same extent that they are currently being performed.

                  Section 4.9 Approved Issuer. Except as set forth in Schedule 4.9, ACLP is a Fannie Mae approved DUS lender and is a Freddie Mac approved Program Plus lender, in each case, in good standing, and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing and an approved lender and/or Servicer for TIAA in good standing. None of the Sellers has at any time in the past received notice from any Governmental Authority or Investor of pending or, to the knowledge of the Sellers, threatened actions or investigations which would question the status of ACLP as an approved lender or issuer as provided in this Section 4.9. To the knowledge of the Sellers, no event has occurred which, with the passage of time or the giving of notice, or both, would result in the loss by ACLP of its qualification as an approved lender, servicer or issuer as set forth in this Section 4.9 or of ACLP as a contractor or as a Person otherwise permitted to transact business with any Governmental Authority, GSE Program or TIAA.

                  Section 4.10 Transactions with Affiliates. Except as set forth in Schedule 4.10, none of the Sellers or the Businesses has or is subject to any Contract or other arrangement (including loans and advances) or has entered into any management, consulting or similar fee agreement, with any officer, director or employee of any of the Sellers or with any of the Sellers' respective Affiliates, except for Contracts, arrangements or agreements which do not relate to the Purchased Assets or the Businesses.

                  Section 4.11 Intellectual Property and Software.

                  (a) The Sellers are the sole owners of all right, title and interest in, and have a valid right to use, the Intellectual Property, the Seller Transferred Software and the Seller Licensed Software free and clear of all Encumbrances or other restrictions, except as set forth in Schedule 4.11(a). All fees and actions reasonably required to be taken for the registration, maintenance, operation, use or protection of the Intellectual Property, the Seller Transferred Software and the Seller Licensed Software have been paid and taken. The Sellers have the right to use the Intellectual Property, the Seller Transferred Software, the Seller Licensed Software and the Third Party Software. The Sellers have the right to transfer to the Purchaser the Intellectual Property, the Third Party Software, and the Seller Transferred Software subject to licensing requirements and other required Consents set forth in Schedule 2.1(a)(xvii)A hereto. None of the Sellers has received any written charge, complaint, claim, demand or notice alleging that the ownership or use of the Intellectual Property, the Seller Transferred Software, the Seller Licensed Software or the Third Party Software constitutes any interference with or infringement or misappropriation of any rights of any Person, and none of the Sellers has knowledge of any reasonable basis therefor, which claim is currently unresolved. To the Sellers' knowledge, no Person has interfered with, infringed on or misappropriated any of the Intellectual Property, the Seller Transferred Software or the Seller Licensed Software. Except as set forth in Schedule 4.11(a), none of the Intellectual Property, the Seller Transferred Software or the Seller Licensed Software is subject to any outstanding Judgment or Contract to which any Seller is a party prohibiting or restricting the use thereof by such Seller with respect to the Businesses or prohibiting or restricting the licensing or transfer thereof by such Seller to the Purchaser or any other Person, or restricting the use thereof by the Purchaser or any other Person.

                  (b) No Seller has entered into any agreement to indemnify any Person against any charge of infringement of any intellectual property or misappropriation of any trade secret related to Seller Transferred Software.

                  (c) To the best knowledge of the Sellers, all business-critical Third Party Software, Seller Transferred Software, Seller Licensed Software, Computer Hardware and other business-critical systems currently used in the Businesses are Year 2000 Compliant. Each business-critical third party whose systems interface with the Businesses' internal systems has advised the Sellers that, such third party's systems will be Year 2000 Compliant, by the Closing Date, and the Sellers will have used their reasonable best efforts to verify the accuracy of such advice. The Sellers have developed and implemented a Year 2000 initiative consistent with the Federal Financial Institution Examination guidelines dated April 10, 1998, as amended or updated.

                  (d) The Sellers are duly authorized or licensed to use all confidential information currently, used in the operation of the Businesses. To the Sellers' knowledge, the processes employed, the services provided, the business conducted and the products used or dealt in by the Sellers in the conduct of the Businesses do not infringe any intellectual property or other proprietary rights of any Person not a party to this Agreement. Except as listed on Schedules 2.1(a)(xvii)A and 4.11(a), the use of the Intellectual Property, Seller Transferred Software and Seller Licensed Software in connection with the operation of the Businesses does not give rise to any material royalty or like payment obligation.

                  (e) The Sellers have taken all reasonable, customary and usual precautions to protect the secrecy, confidentiality, and value of their trade secrets, confidential information and third party confidential information duly licensed to such Sellers. The Sellers have good title and an absolute right to use their trade secrets. No such trade secret is subject to any adverse claim or, to the Sellers' knowledge, has been challenged or threatened in writing.

                  (f) To the knowledge of each of the Sellers, it owns, is licensed or otherwise has the right to use, the Intellectual Property, Seller Transferred Software, Seller Licensed Software and Third Party Software as is reasonably necessary and in sufficient quantities for the operation of the Businesses as of the Closing Date. The Third Party Software, Seller Transferred Software, Seller Licensed Software and Excluded Software constitute all of the business critical software used in the Businesses as of the Closing Date.

                  (g) No Seller has any obligation to compensate any Person for the development, use, sale or exploitation of the Seller Transferred Software nor has any Seller granted to any other person or entity any license, option or other right to develop or sell the Seller Transferred Software, whether requiring the payment of royalties or not.

                  Section 4.12 Environmental Liability. None of the Sellers or their respective Subsidiaries, nor, to the Sellers' knowledge, any third party has engaged in the generation, use, manufacture, treatment, transportation, storage or disposal of any Hazardous Material on any of the properties included in the Purchased Assets, and none of the Sellers has knowledge that the Purchased Assets, as currently used and occupied, do not comply with applicable Laws or Approvals, including those relating to land use, pollution, Hazardous Materials and the environment or have thereon, therein or thereunder any Hazardous Materials. There is no Litigation and, to the knowledge of the Sellers, there are no private investigations or remediation activities or governmental investigations pending or, to the Sellers' knowledge, threatened, seeking to impose, or that would reasonably be expected to result in the imposition, on the Sellers or any of their respective Subsidiaries or Affiliates any obligation or liability under any Law relating to pollution, Hazardous Materials or the environment which would reasonably be expected to have a Material Adverse Effect on any Seller or on the Businesses, nor do the Sellers know of any reasonable basis therefor. The Sellers do not have in their possession and are not aware of any environmental report relating to the Owned Real Property or any Leased Premises, except for that certain environmental report ordered by AMRESCO, INC. in November 1999 in respect of the Owned Real Property and received by it after the date hereof.

                  Section 4.13 Brokers. The fees and expenses due any broker, finder, financial advisor or other agent retained by the Sellers are solely the responsibility of the Sellers.

                  Section 4.14 Information Supplied; Accuracy of Data.


                  (a) There is no material fact which the Sellers have not disclosed to the Purchaser or its representatives which would reasonably be expected to have a Material Adverse Effect upon the Businesses or the Purchased Assets or which could reasonably be expected to have a material adverse effect on the transactions contemplated hereby.

                  (b) The records (including computer records), files and other information in written or recorded form relating to, or used by the Sellers in connection with, the Businesses accurately reflect in all material respects the information supplied to the Sellers by third parties and the actions taken by the Sellers. All servicing accounts maintained by or on behalf of the Sellers accurately reflect all material transactions in such accounts and all material information supplied to the Sellers by third parties.

                  Section 4.15 Taxes.

                  (a) No Purchased Entity is or owns a single member limited liability company that is treated as a disregarded entity.

                  (b) Each of the Sellers, the Purchased Entities and their respective Subsidiaries have filed all Tax Returns that each of them were required to file and have paid all Taxes shown thereon as due and owing. All such Tax Returns were correct and complete in all material respects. To the knowledge of the Sellers, no written claim has ever been made by a Tax Authority in a jurisdiction where any of the Sellers, the Purchased Entities and their respective Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the assets owned by the Sellers, the Purchased Entities and their respective Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (c) Each of the Sellers, the Purchased Entities and their respective Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, or other third party.

                  (d) There is no dispute or claim concerning any material amount of Tax liability of any of the Sellers, the Purchased Entities and their respective Subsidiaries either (A) claimed or raised by any Tax Authority in writing or (B) as to which the officers and directors (and employees responsible for Taxes) of the Sellers, the Purchased Entities and their respective Subsidiaries has knowledge based upon personal contact with any agent of such Tax Authority. No issues have been raised in any examination by any Taxing Authority with respect to any Purchased Asset or any Purchased Entity which, by application of similar principles, reasonably could be expected to result in a proposed deficiency or increase in Tax for any other period not so examined.
Schedule 4.15 lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Sellers, the Purchased Entities and their respective Subsidiaries for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers delivered or made available to the Purchaser correct and complete copies all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Sellers, the Purchased Entities and their respective Subsidiaries since December 31, 1994.

                  (e) Except as disclosed in Schedule 4.15, none of the Sellers, the Purchased Entities and their respective Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (f) The Sellers and each other entity transferring an interest in United States real property hereunder is not a foreign Person within the meaning of Section 1445(b)(2) of the Code.

                  (g) Immediately prior to the Closing, each of the partnerships (or other "flowthrough" entities treated as partnerships for U.S. tax purposes) included in the Purchased Entities (the "PARTNERSHIPS") qualifies and has since the date of its formation qualified to be treated as a partnership for federal income tax purposes and neither the Partnerships nor any of the partners thereof has taken a position inconsistent with such treatment with regard to any Tax.
Schedule 4.15 sets forth Sellers' capital account and interest in profits, losses and cash distributions in each of the Partnerships as of the date hereof and as adjusted immediately prior to the Closing. Sellers' interest in the capital, profits and cash flow of each of the Partnerships is set forth on
Schedule 4.15. Other than the Partnerships, the Purchased Entities and the Purchased Assets do not include any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

                  (h) Except for the Election Corporations or as disclosed on
Schedule 4.15, none of the Purchased Entities has been a member of any group that has filed a combined, consolidated or unitary Tax Return, other than such Tax Returns for which the period for assessment has expired (taking into account any extension or waiver thereof).

                  (i) Except for the Election Corporations, none of the non-U.S. Purchased Entities is (i) engaged in or treated as or considered to be engaged in the conduct of trade or business within the United States for federal income tax purposes, or (ii) a foreign investment company within the meaning of the Code.

                  (j) None of the Purchased Entities has (i) made any election, and is not required, to treat any asset of the Purchased Entities as owned by another person for tax purposes; or (ii) carried out or been engaged in any transaction or arrangement such that the law provides that there may be substituted for the amount or value or the actual consideration given or received (or to be given or received) by the Purchased Entities any different amount or value for Tax purposes.

                  (k) No Purchased Entity has received or is subject to any written ruling of a Taxing Authority related to Taxes or has entered into any written and legally binding agreement with a Taxing Authority relating to Taxes (and none of the Purchased Assets is subject to or has been the topic of any such agreement).

                  (l) Except for the Election Corporations and except as disclosed in Schedule 4.15, no Purchased Entity has, or at any time has had, an investment in "United States property" within the meaning of Section 956(c) of the Code.

                  (m) Except as disclosed in Schedule 4.15, no Purchased Entity is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code, and no Purchased Entity is a shareholder, directly or indirectly, in a passive foreign investment company.

                  (n) Other than an agreement or arrangement described in, and to be terminated pursuant to, Section 11.13 of this Agreement, no Purchased Entity (x) is a party to or is otherwise subject to any Tax allocation or sharing agreement and (y) has no liability for the Taxes of another Person under law, by contract or otherwise.

                  (o) Each Election Corporation is a member of the Amresco Group of corporations that file a consolidated federal income tax return with Amresco as the common parent, and Amresco is eligible to join with the Purchaser in making a Section 338(h)(10) Election with respect to the acquisition by the Purchaser of each such Election Corporation.

                  (p) Except as set forth on Schedule 4.15, each Partnership that is a U.S. Person within the meaning of Section 7701 of the Code has in effect an election under Section 754 of the Code, and each Partnership that is not a U.S. Person has made a similar election under the corresponding provision of Foreign law.

                  Section 4.16 Absence of Changes. Since December 31, 1998, except as identified in the SEC Documents filed prior to the date hereof or in
Schedule 4.16, the Sellers and their Subsidiaries have operated their respective businesses only in the ordinary course of business, and there has not been any transaction or occurrence which has resulted in or will reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Sellers, the Businesses or the Purchased Assets. Without limiting the foregoing, except as set forth in the SEC Documents filed prior to the date hereof or in
Schedule 4.16, since December 31, 1998, there has been no action taken by the Sellers in respect of the Businesses of the type described in Section 10.4(a).

                  Section 4.17 Absence of Undisclosed Liabilities. The Sellers and their respective Subsidiaries had no (and the Businesses and the Purchased Assets were not subject to any) liabilities or financial obligations of any nature, known or unknown, accrued or absolute, fixed or contingent, in respect of the Businesses or the Purchased Assets, and the Sellers and their respective Subsidiaries have not incurred any such liabilities or obligations since the date of the last Internal Report in respect of the Businesses, except for such liabilities or obligations (i) reflected in the Financial Statements and the Internal Reports or (ii) incurred in the Ordinary Course of Business after the date of the last Internal Report and, to the extent material, disclosed in
Schedule 4.17 hereto. Neither the Sellers nor any of their Subsidiaries or Affiliates have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) arising out of or related to the Businesses or the Purchased Assets, except for (i) Excluded Liabilities or (ii) Assumed Liabilities. Except for the earnout liabilities set forth in Schedule 2.3(b)(xviii)

(each of which shall be paid in full by the Sellers at the Closing), there are no earnouts or similar liabilities relating to the Businesses or the Purchased Assets. Other than Liens relating to the Bank Debt (which will be released as to Purchased Assets at the Closing in exchange for payment to the lenders thereunder of a portion of the Cash Consideration) and the Warehouse Line (which will be released as to the loans thereunder being refinanced as contemplated hereunder by the Purchaser), there are no Liens securing any indebtedness which Encumber any of the Purchased Assets.

                  Section 4.18 Employee Benefits.

                  (a) Except as specifically listed and described in Schedule 4.18(a), none of the Sellers nor any of their Affiliates or Subsidiaries has, maintains, contributes to, or has any direct, indirect or contingent obligation or liability with respect to, any Employee Plan or Employee Commitment (each as defined hereinbelow), maintained for the benefit of Employees. For purposes of this Agreement, "BENEFIT PLANS" shall refer collectively to "Employee Plans" and "Employee Commitments". Any Benefit Plan maintained for Employees who are located or performing services outside of the U.S. will be referred to as a "FOREIGN PLAN," and any and all such Foreign Plans will be specifically identified as such in Schedule 4.18(a).

                           (i) "EMPLOYEE PLAN" means and includes, with respect to Employees, each welfare plan, as defined in ERISA Section 3(1); each employee pension benefit plan, as defined in ERISA Section 3(2); and any other welfare benefit, hospitalization, medical, disability, life, cafeteria (within the meaning of Code Section 125), insurance, bonus, deferred compensation, pension, retirement, profit sharing, thrift, stock ownership, stock appreciation rights, stock option, severance, educational assistance, employee assistance, dependent care, retiree benefits, vacation pay, sick leave or holiday pay plan, agreement, arrangement, policy, practice or understanding, whether written or oral, binding or non-binding, relating to any compensation, remuneration or benefits or any nature whatsoever.

                           (ii) "EMPLOYEE COMMITMENT" shall mean and include each agreement, arrangement, commitment or understanding of any kind (other than an Employee Plan), whether written or oral, binding or non-binding, with any Employee, pursuant to which payments may be required to be made at any time following the Closing Date (including any employment, deferred compensation, severance, termination, change in control, consulting, brokerage, commission or independent contractor agreement).

                  (b) Each Employee Plan that is intended to be qualified under Code Section 401(a) is so qualified, and its related trust is tax-exempt under Code Section 501. For each such plan, the Sellers or sponsoring Affiliates or Subsidiaries have received from the Internal Revenue Service a favorable determination letter to the effect that the plan in form satisfies the requirements for qualification under Code Section 401(a) (taking into account the provisions of the Tax Reform Act of 1986 and all subsequent legislation for which such plan has been amended). No amendment to any such qualified Employee Plan made since applying for such determination letter could cause a disqualification of such plan. Any noncompliance or failure prior to the Closing Date properly to maintain, operate or administer any such qualified Employee Plan has not rendered and will not render: (i) such plan or its related trust or Purchaser, the Sellers or any of their Affiliates or Subsidiaries subject to, or liable (directly or indirectly) for, any taxes, penalties or liabilities to any person or governmental agency; (ii) such plan subject to disqualification; or
(iii) the trust under such plan subject to any liability for taxes.

                  (c) Except as set forth in Schedule 4.18(c), the consummation of the transaction contemplated by this Agreement shall not, either alone or in combination with another event, (i) entitle any Employee to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such Employee or (iii) result in any excess parachute payment (within the meaning of Code Section 280G) or any compensation in excess of the limit described in Code Section 162(m). Except as expressly provided in this Agreement, if this transaction alone or in combination with any event, present or future, should entitle an Employee to severance pay, unemployment compensation or any other payment arising from an agreement, contract or other arrangement entered into by Seller and Employee prior to Closing, the Seller will be solely responsible for any such payment.

                  Section 4.19 Purchased Assets. Except as expressly set forth in Section 4.8(h), the Sellers are, collectively, the exclusive legal and equitable owners, in their sole name and stead, with good and marketable title to, and the unconditional right to use, all of the Purchased Assets (real and personal, tangible and intangible), and at the Closing will have the right, subject to obtaining any applicable Consents, to convey and transfer to the Purchaser, all of the Purchased Assets free and clear of all Encumbrances, except for Encumbrances disclosed in Schedule 4.19 ("PERMITTED ENCUMBRANCES"). All of the tangible Purchased Assets and the assets leased or licensed under Contracts which will be Purchased Assets have been maintained in accordance with normal industry practice, are in good operating condition and repair, reasonable wear and tear excepted, and are adequate for the purposes for which they presently are being used. The Purchased Assets, taken together, include all properties, assets, Contracts and rights which are being used in or are necessary for the conduct of the Businesses as currently conducted and, in the case of ACLP, to own the GSE Mortgage Loans, other than any Permits to be obtained by Purchaser. Except with respect to the GSE Mortgage Loans and the TIAA Loans (as to which Fannie Mae, Freddie Mac and TIAA, respectively, have the rights described in Section 4.8) or as disclosed in Schedule 4.19, there does not exist any right, option or agreement granting any Person the right to purchase or otherwise acquire the Businesses or any Purchased Asset. Other than the Transferred Leases and equipment leases described in Schedule 2.1(a)(v) or 2.1(a)(xvi), there are no leases with respect to the Purchased Assets, and all Purchased Assets not covered by such leases (other than Third Party Software) are owned by the Sellers or their Subsidiaries.

                  Section 4.20 Contracts. The Sellers have made available to the Purchaser true and complete copies of all Purchased Contracts. The Purchased Contracts are the only Contracts to which the Sellers or their Subsidiaries or Affiliates are parties which relate to the Businesses, except for the Excluded Assets or Excluded Liabilities. All Purchased Contracts are in full force and effect and are valid, binding and enforceable obligations of the respective Sellers and, to the Sellers' knowledge, of the other parties thereto (except that determinations as to enforceability against such third parties are subject to equitable defenses). Except as set forth in Schedule 4.20 or as otherwise disclosed in Schedules 2.1(a)(ii), 2.1(a)(v) or 2.1(a)(ix), none of the Purchased Contracts has been amended or modified and no provision thereof has been waived or terminated. Subject to the rights of other parties thereto to terminate such agreements pursuant to the terms thereof, to the knowledge of the Sellers, all such Purchased Contracts will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following consummation of the transactions contemplated hereby, subject to obtaining any necessary Consents. Except as set forth in Schedule 4.20, none of the Sellers and, to the knowledge of the Sellers, no third party to any material Purchased Contract is in breach of or default under any such Contract and no event or condition exists which, with the passage of time or giving of notice or both, could reasonably be expected to constitute such a breach or default. Except as set forth on Schedule 4.20, none of the Sellers has received any written notice that, and the Sellers have no other knowledge that, any party to any Purchased Contract has determined to or intends to terminate such agreement.

                  Section 4.21 Insurance. Schedule 4.21 contains a complete and correct list of (i) all insurance policies under which any of the Sellers is a named insured with respect to the Businesses or the Purchased Assets, or that otherwise provide coverage with respect to the Businesses or the Purchased Assets (the "INSURANCE POLICIES") and (ii) any outstanding claims under such insurance policies related to the Businesses or the Purchased Assets. None of the Sellers has received notice of cancellation of any such Insurance Policies. Except as set forth on Schedule 4.21, all such Insurance Policies are on an occurrence basis and will be outstanding and in full force and effect at the Closing Date or the Sellers shall have replaced such Insurance Policies with comparable policies providing substantially similar coverage with respect to the Businesses and the Purchased Assets, and the consummation of the transactions contemplated hereby will not cause a cancellation or reduction in the coverage of such policies.

                  Section 4.22 Servicing Agreement Matters.

                  (a) Servicing Agreements. The Servicing Agreements set forth all of the terms and conditions of the Sellers' rights and obligations relating to the servicing of the Mortgage Loans and there are no other agreements, written or oral, that modify or affect the Servicing Agreements in any material respect. AMCI, ACLP, AMI, HFF and ASLP own the entire right, title and interest in and to the Servicing Rights and the sole right to service the Mortgage Loans, subject to the Servicing Agreements but free and clear of all Encumbrances, except for the rights of sub-servicers as disclosed on Schedule 4.22(a) and Permitted Encumbrances. Except as disclosed on Schedule 4.9, none of the Sellers nor, to the Sellers' knowledge, any of the other parties thereto, is in default under any Servicing Agreement to which such Seller is a party. Except as disclosed in Schedule 4.22(a), none of the other parties to any of the Servicing Agreements has notified any of the Sellers that such party will be terminating, modifying or amending any of the Servicing Agreements (or otherwise seeking to terminate, modify, amend or reduce the Sellers' benefits under any of the Servicing Agreements), and none of the Sellers has any knowledge to the contrary. The Servicing Agreements constitute all of the pooling and servicing agreements, primary servicing agreements, sub-servicing agreements, special servicing agreements, correspondent agreements, servicing agreements and related agreements to which any of the

Sellers or their respective Subsidiaries and Affiliates is a party as of the date hereof, other than Excluded Assets.

                  (b) Compliance with Applicable Servicing Agreements. The servicing of the Mortgage Loans has been performed by the applicable Sellers in compliance with all provisions of the applicable Servicing Agreements.


                  (c) Custodial Accounts. All Custodial Accounts have been and are being maintained by the applicable Sellers in all material respects in accordance with applicable Law and in accordance with the Servicing Agreements and related obligations. All balances paid to any of the Sellers for the account of the Mortgagors or any Investors and required by the Servicing Agreements or any other documents related to the Mortgage Loans to be held by such Sellers in Custodial Accounts are on deposit in the appropriate Custodial Account. With respect to each Escrow Account, the appropriate Seller has credited or caused to be credited to the account of each Mortgagor all interest required to be paid to a Mortgagor on any escrowed amounts in such Escrow Account in accordance with all applicable requirements.

                  Section 4.23 Solvency. Both before and after consummation of the transactions contemplated by this Agreement, including the transfer of the Purchased Assets to the Purchaser, each of the Sellers and AMRESCO (a) owns and will own assets the fair salable value of which is (i) greater than the total amount of its liabilities (including the amount of contingent liabilities of such Seller or AMRESCO (as applicable) estimated on a reasonable basis by such Seller or AMRESCO (as applicable) based on the probability of incurrence and the dollar magnitude, whether or not such liabilities meet the criteria for accrual of liabilities under GAAP) and (ii) greater than the amount that will be required to pay the probable liabilities of such Seller's or AMRESCO's (as applicable) then existing debts as they become absolute and matured, (b) has capital that is not unreasonably small in relation to such Seller's or AMRESCO's (as applicable) businesses as presently conducted or after giving effect to the consummation of the transactions contemplated hereby, and (c) will be able to pay its debts and other liabilities (including the reasonably anticipated amount of subordinated, unmatured, unliquidated and contingent liabilities) as they become due.

                  Section 4.24 Foreign Practices Act Compliance. No Seller has, directly or indirectly, in connection with the Businesses or the Purchased Assets, made or agreed to make any payment to any person connected with or related to any Governmental Authority, except payments or contributions required or allowed by applicable Law. The internal accounting controls and procedures of the Sellers are sufficient to cause them to comply with the Foreign Corrupt Practices Act.


                  Section 4.25 Purchased Entities. Schedule 2.1(a)(xix) contains a balance sheet which accurately reflects the assets and liabilities of each of the Purchased Entities.Each of the entities in which any Purchased Entity holds an interest, directly or indirectly, is accounted for as a purchased equity investment on the balance sheet of the relevant Purchased Entity. To the extent any assets directly or indirectly owned by any Purchased Entity (or any entity in which any Purchased Entity holds an interest) are not specifically included in the Purchased Assets,

Owned Real Property, Contracts, Leased Premises and other assets referenced in
Section 2.1(a), the representations and warranties set forth in this Article IV are true and accurate (or, if such entity is designated as a "Co-Investment Entities" on Schedule 2.1(a)(xix) but is not directly or indirectly controlled by any of the Sellers, to the Sellers' knowledge, true and accurate) with respect thereto as if such assets were specifically included in the Purchased Assets. Except as set forth in Schedule 2.1(a)(xix), none of the Purchased Entities has any employees, and each of the Purchased Entities has been established as a limited liability company under applicable Laws, and, to the Sellers' knowledge, no Seller or Subsidiary of any Seller (other than the Purchased Entity in question) is liable or responsible for the liabilities of any Purchased Entity.

                  Section 4.26 AMRESCO Securities, Inc.

                  (a) ASI has fully and accurately disclosed on Form BD filed with the NASD, the SEC and each state in which ASI is registered as a broker-dealer all disciplinary history required to be disclosed by Form BD.

                  (b) There are no pending investigations of ASI, its principals, registered representatives or employees by the SEC, the NASD, any state securities agency or any other administrative agency or self-regulatory organization having jurisdiction with respect to ASI's business operations.

                  (c) There are no investment-related complaints against ASI, its principals, registered representatives or employees by customers or other parties with whom ASI has engaged in brokerage transactions, involving an actual or expected claim of damages in excess of $5,000, which have not been settled or otherwise resolved.


                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


                  The Purchaser represents and warrants to the Sellers as follows:


                  Section 5.1 Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted.


                  Section 5.2 Power and Authority. The Purchaser has the requisite power and authority to execute and deliver this Agreement and the Related Documents to which it is or will be a party and to perform the transactions contemplated hereby and thereby to be performed by it. All corporate action on the part of the Purchaser necessary to approve or to authorize the execution and delivery of this Agreement and the Related Documents to which it is or will be a party and the performance of the transactions contemplated hereby and thereby to be performed by it has been duly taken. This Agreement is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

                  Section 5.3 No Conflicts. Except as set forth in Section 5.3 of the Purchaser's Disclosure Schedule (the "PURCHASER DISCLOSURE SCHEDULE"), subject to the Purchaser obtaining the Permits and Consents required for it to own and operate the Businesses, neither the execution or delivery by the Purchaser of this Agreement or the Related Documents to which it is or will be a party nor the performance by the Purchaser of the transactions contemplated hereby or thereby to be performed by it shall:

                           (i) conflict with, result in a breach of, constitute a default under or violate any provision of the certificate of incorporation or bylaws of the Purchaser;


                           (ii) conflict with or violate any Law applicable to the Purchaser or by which the Purchaser or any of its properties or assets is bound; or

                           (iii) require any Approval or other order or action of, or notice to, or declaration, filing or registration by the Purchaser with any Governmental Authority or other third party.

                  Section 5.4 Litigation. Except as set forth in Section 5.4 of the Purchaser Disclosure Schedule, there is no pending or, to the knowledge of the Purchaser, threatened Litigation, by or before any Governmental Authority to which the Purchaser is a party which may affect or delay the Purchaser's ability to fulfill the terms of its obligations under this Agreement or to consummate the transactions contemplated hereby.


                  Section 5.5 Brokers. The fees and expenses due any broker, finder, financial advisor or other agent retained by the Purchaser are solely the responsibility of the Purchaser.


                  Section 5.6 Financial Capability. The Purchaser has, and will have at the Closing, funds sufficient to consummate the transactions contemplated hereby, including the transactions contemplated by Article III, and to pay the principal and interest payable to the Sellers under the Holdback Note when due.



                                   ARTICLE VI
                     EMPLOYEES AND EMPLOYEE-RELATED MATTERS

                  Section 6.1 Human Resources Transition. At the Closing of this Agreement, the parties shall enter into a Human Resources Transition Agreement substantially n the form of Exhibit K.


                  Section 6.2 Incentive Based Payment Program. At or prior to Closing, the Purchaser shall establish the Incentive Based Payment Program.


                  Section 6.3 Additional Payments. At or prior to the Closing, the Sellers shall pay to the Employees named in Schedule 6.3 the respective amounts set forth in Schedule 6.3; provided, however, that, in the case of each Employee who has not executed an Employment Agreement with the Purchaser as of the date hereof, such Employee shall receive payment under this Section 6.3 only if such Employee shall have executed an employment agreement with the

Purchaser at or prior to the Closing which contains a non-compete covenant (substantially similar to the non-compete covenant in the Employment Agreements executed on the date hereof) by such Employee which by its terms survives expiration of such employment agreement for 12 months. No Employee shall be entitled to payment under this Section 6.3 unless such Employee shall have executed such an employment agreement.


                                   ARTICLE VII
                                     CLOSING

                  Section 7.1 The Closing. Subject to the terms and conditions hereof, the Closing shall take place at the offices of the Purchaser's counsel, at 10:00 a.m., New York City time, on the second Business Day after the conditions specified in Articles VIII and IX hereof are satisfied or expressly waived (other than any condition to be satisfied or waived at the Closing), or at such other place, time or date as may be mutually agreed upon in writing by the parties. At the Closing, the appropriate parties shall take all actions required under Section 7.2 and all other actions not previously taken but required to be taken hereunder at or prior to the Closing.

                  Section 7.2 Closing Deliveries.

                  (a) At the Closing, the Sellers will deliver or cause to be delivered to the Purchaser (or its designees):

                           (i) duly executed counterparts of the Bill of Sale, the Assignment and Assumption Agreement, the Purchaser Servicing Agreements, the Transition Services Agreement, the IT Services Agreement, the Direct Lease (or, at the Purchaser's election, the Sublease), the Seller Non-Exclusive Trademark License Agreement, substantially in the form of Exhibit L hereto (the "SELLER NON-EXCLUSIVE TRADEMARK LICENSE AGREEMENT"), the Purchaser Non-Exclusive Trademark License Agreement, substantially in the form of Exhibit M hereto (the "PURCHASER NON-EXCLUSIVE TRADEMARK LICENSE AGREEMENT") the Seller Software License Agreement and any other Related Document;

                           (ii) a true and complete list of all changes in the Purchased Assets not reflected herein or in the Schedules hereto (provided that the content of such list shall not alter the Purchaser's rights with respect to any disclosed breach of representations, warranties or covenants by the Sellers or otherwise reduce the Purchaser's rights or remedies hereunder), as well as the other schedules to be delivered at closing as provided in this Agreement (including those schedules contemplated in Sections 2.1(a)(xii), 4.8(a) and 4.8(b));

                           (iii) a general warranty deed in form and substance reasonably acceptable to the Purchaser, conveying to the Purchaser good and indefeasible fee simple title to the Owned Real Estate;

                           (iv) recordable Lease assignments (or, if assignments are not possible, subleases) in form and substance reasonably acceptable to the Purchaser that transfer, assign and convey to the Purchaser all of Sellers' right, title and interest in the Transferred Leases;

                           (v) trademark, copyright and patent assignments, as appropriate, in form and substance reasonably acceptable to the Purchaser;

                           (vi) all previously received written instruments or documents evidencing all Consents;

                           (vii) corporate or partnership resolutions of each of the Sellers reasonably acceptable to the Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Documents to which each is a party;

                           (viii) a title insurance policy, in form and substance reasonably acceptable to the Purchaser (including, with respect thereto, a customary seller's affidavit and such other affidavits, agreements and instruments as may be required by the applicable title insurance company in order to issue the Title Policies (as defined below)), issued by a title insurance company reasonably acceptable to the Purchaser, insuring the Purchaser's title to the Owned Real Property in an amount equal to the fair market value thereof (as reasonably determined by the Purchaser and the Sellers), subject only to Permitted Encumbrances and standard exceptions, and with evidence of payment of premiums (the "TITLE POLICIES");

                           (ix) The estoppel letters obtained in accordance with
         Section 10.14(d);

                           (x) possession of originals (to the extent available) or authentic copies of all Purchased Contracts and Transferred Leases, including all amendments, supplements or modifications thereto;

                           (xi) possession of originals (to the extent available) or authentic copies of all Permits transferred to Purchaser pursuant to Section 2.1(a);

                           (xii) possession of originals (to the extent available) or authentic copies of all Loan Documents included in the Loan Files and any other Business Records listed on Schedule 2.1(a)(xiii);

                           (xiii) releases, in form and substance reasonably acceptable to the Purchaser, from each of the parties to the agreements listed on Schedule 7.2(a)(xiii) (the "RELEASES");

                           (xiv) possession of the Owned Real Property, the Leased Premises, the Equipment, the Fixtures and Improvements, the Inventories, the Computer Hardware, the Software and all other tangible Purchased Assets;

                           (xv) the power of attorney, in form and substance customary for such purposes, contemplated by Section 10.7(b);

                           (xvi) the opinion of Sellers' counsel substantially in the form of Exhibit G-1;

                           (xvii) the solvency opinion contemplated by Section 8.8;

                           (xviii) the written opinion of Goldman Sachs contemplated by Section 8.9;

                           (xix) a tax certificate evidencing the payment of all ad valorem taxes on the Owned Real Property for the prior year and the year of Closing if the taxes are then due and payable;

                           (xx) a FIRPTA Certificate;

                           (xxi) evidence reasonably acceptable to the Purchaser (which shall include termination letters certified by a senior executive officer of AMRESCO, INC.) that the Sellers and their Subsidiaries and Affiliates have terminated their employment of all of the Employees who are offered employment by the Purchaser or its designee, released any and all claims or rights they have or might have as of such Closing Date against such Employees, paid in full to such Employees any and all compensation and other amounts owing to such Employees (other than the Employee Compensation Amount to be assumed by the Purchaser), and resolved any outstanding disputes with any such Employee;

                           (xxii) evidence reasonably acceptable to the Purchaser of the payment in full of all outstanding indebtedness to the lender under the Warehouse Line (which shall be satisfied by providing to the Purchaser written releases (on terms acceptable to the Purchaser) of all Encumbrances on Purchased Assets) and the payment in full of all other creditors of the Subsidiaries of AMRESCO, INC. who are Sellers (other than creditors under Assumed Liabilities), and of the release by such lender and other creditors of their respective Liens and other rights in or to the Purchased Assets;

                           (xxiii) evidence reasonably acceptable to the Purchaser as to the payment in full of the earnout liabilities described on Schedule 2.3(b)(xviii) and the release by the recipients of such earnout payments of the Sellers and the Purchaser from any related claims; and

                           (xxiv) all other previously undelivered Instruments of Transfer, assets, agreements, instruments, certificates and documents required hereunder to be delivered by the Sellers to the Purchaser at or prior to the Closing in connection with the transactions contemplated hereby or as, in the opinion of the Purchaser, are reasonably necessary to vest in the Purchaser legal and beneficial title to, and possession and control over, the Purchased Assets (including any evidence reasonably acceptable to the Purchaser of the release of any Encumbrance on the Purchased Assets, other than Permitted Encumbrances).

                  (b) At the Closing, the Purchaser will deliver to the Sellers:

                           (i) the Cash Consideration payable at the Closing and the Holdback Note deliverable at Closing, in each case in accordance with Section 3.1 hereof;

                           (ii) a duly executed counterpart of the Bill of Sale, the Assignment and Assumption Agreement, the Purchaser Servicing Agreements, the Transition Services Agreement, the IT Services Agreement, the Seller Non-Exclusive Trademark License Agreement, the Purchaser Non-Exclusive Trademark License Agreement, the Purchaser Software License Agreement and any other Related Document;

                           (iii) the opinion of Purchaser's counsel substantially in the form of Exhibit G-2;

                           (iv) corporate resolutions of the Purchaser reasonably acceptable to the Sellers authorizing the execution, delivery and performance of this Agreement and the Related Documents to which it is a party;

                           (v) evidence reasonably acceptable to Sellers of the establishment of the Incentive Based Payment Program;

                           (vi) all other previously undelivered agreements, instruments, certificates and documents required hereunder to be delivered by the Purchaser to the Sellers at or prior to the Closing in connection with the transactions contemplated hereby.


                                  ARTICLE VIII
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER
                          TO CONSUMMATE THE TRANSACTION

                  The obligations of the Purchaser to be performed at the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

                  Section 8.1 Representations and Warranties; Compliance with Covenants. There shall have been no material breach by any of the Sellers in the performance of any of the Sellers' covenants, agreements or obligations herein or in any Related Document required to be performed by Sellers on or prior to the Closing Date. Ignoring for purposes of this sentence all qualifications as to materiality, Material Adverse Effect or Material Adverse Change in all representations and warranties, each of the representations and warranties contained or referred to in Article IV hereof shall be true and correct in all respects on the date hereof and on the Closing Date, and each of the representations and warranties of the Sellers contained or referred to in any Related Document shall be true and correct in all respects on the Closing Date, in each case as though made on the Closing Date, except (i) for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), (ii) where any and all failures of such representations and warranties to be true and correct in all respects as of the Closing Date (with all such failures considered in the aggregate) would not have a Material Adverse Effect on the Businesses or the Purchased Assets and (iii) for changes therein specifically permitted by this Agreement. The Purchaser shall have received a certificate of the President or Chief Executive Officer of AMRESCO, executed on behalf of the Sellers, to the effect of the preceding two sentences. In addition, the Purchaser shall have received a certificate from AMRESCO's Chief Financial Officer, executed on behalf of the Sellers, that the representations and warranties in Sections 4.23(a), (b) and
(c) are true and correct in all respects on and as of the Closing Date as if made on and as of the Closing Date.

                  Section 8.2 No Proceedings. No Litigation or other proceeding shall have been instituted before a court of competent jurisdiction or any other Governmental Authority, challenging or seeking to amend, modify, set aside or enjoin, in whole or in part, this Agreement, any of its terms, conditions, covenants or agreements or any of the transactions contemplated hereby, or which, if determined adversely, could reasonably be expected to render the Sellers unable to satisfy any of the conditions set forth in this Article VIII.

                  Section 8.3 Approvals. All Approvals required from any Governmental Authority in order for the Sellers to consummate the transactions contemplated by this Agreement and listed in Schedule 8.3 shall have been obtained in form and substance reasonably acceptable to the Purchaser and all applicable waiting periods under any applicable Laws, including the HSR Act, shall have expired or been terminated without the imposition of any materially burdensome restrictions or conditions on the Purchaser.

                  Section 8.4 Third Party Consents.

                  (a)  (i)    Each of the Consents listed on Schedule 8.4(a)
         shall have been obtained in form and substance reasonably acceptable to the Purchaser and each of the Rating Agencies shall have issued a "no downgrade" letter with respect to the transactions contemplated hereby in form and substance reasonably acceptable to the Purchaser.

                       (ii) AMRESCO, INC. shall have received and delivered to the Purchaser the Lender Consents.

                  (b) The Sellers shall have obtained a number of the Consents set forth on Schedule 4.3(b) such that (i) in the case of Consents required under Servicing Agreements, the Sellers shall have obtained consents for Servicing Agreements applicable to Mortgage Loans with outstanding balances representing not less than 80% of the outstanding Mortgage Loan balances as of the Closing Date; and (ii) after giving effect to the transactions contemplated hereby and the reasonably expected impact on the business, financial condition, operations or prospects of the Businesses of the failure to obtain any remaining Consents, neither of the following shall be true: (x) the operating revenues of the Businesses (as currently conducted) would not reasonably be expected to decline by more than 20% in the twelve month period following the Closing from the amount derived in the twelve month period preceding the Closing, and (y) the expenses for the Businesses (as currently conducted) would not reasonably be expected to increase by more than 20% in the twelve month period following the Closing from the amount incurred in the twelve month period preceding the Closing. Notwithstanding the foregoing, the satisfaction or waiver of this condition shall not affect in any manner the Closing Date Adjustments contemplated by Section 3.2(b).


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

                  (c) The Sellers shall have obtained at least 80%, numerically, of all other Consents listed on Schedule 4.3(b) not covered by paragraphs (a),
(b)(i) above.

                  Section 8.5 Opinion of Sellers' Counsel. The Purchaser shall have received the opinions of Haynes and Boone, LLP, the Sellers' outside counsel, and of the General Counsel of AMRESCO, INC., each dated as of the Closing Date, in the forms attached as Exhibit G-1.


                  Section 8.6 Employment.

                  (a) Not more than 25% of the Persons identified on Schedule 8.6(a), in the aggregate, nor 50% or more of such Persons listed on Schedule 8.6(a) who are associated with any Business Unit, shall have (i) terminated (or given notice of termination of) or breached such Persons' Employment Agreement (if such Person shall have entered into an Employment Agreement) or shall for any other reason be unable to perform their obligations under their respective Employment Agreements (other than due to death or disability) at or prior to the Closing Date, (ii) breached any material term or provision of such Persons' existing employment, non-competition or compensation related agreement with any of the Sellers, (iii) given notice (whether written or oral) or otherwise informed any of the Sellers or the Purchaser of such Persons' intention to terminate their employment with such Seller or the Purchaser, whether or not such termination is expected take effect prior to the Closing, other than due to death or disability, or (iv) otherwise failed to accept employment with the Purchaser (or a subsidiary thereof) from and after the Closing.

                  (b) Not more than 50% of the officers or executives employed at any one Business Unit comprising part of the Businesses on September 30, 1999 shall have (i) terminated their employment with the Sellers, (ii) breached any material term or provision of such Persons' existing employment, non-competition or compensation related agreement with any of the Sellers, (iii) given notice (whether written or oral) or otherwise informed any of the Sellers or the Purchaser of such Persons' intention to terminate their employment with such Seller or the Purchaser, whether or not such termination is expected take effect prior to the Closing, other than due to death or disability, or (iv) failed to accept employment with the Purchaser (or a subsidiary thereof) from and after the Closing.

                  (c) The Purchaser or an Affiliate thereof shall have entered into employment agreements reasonably satisfactory to the Purchaser with (x) not less than 75% of the Persons who are to receive payment under the Incentive Based Payment Program and (y) not less than 50% of the other Persons named in
Schedule 8.6(c).

                  Section 8.7 Closing Deliveries. The Sellers shall have delivered to the Purchaser all of the closing deliveries set forth in Section 7.2(a).


                  Section 8.8 Solvency Opinion. The Purchaser shall have received, at the Sellers' sole cost and expense, a "solvency opinion", in customary form, as to each of the Sellers and AMRESCO from a nationally recognized business valuation expert reasonably acceptable to the Purchaser, dated the Closing Date, addressed to AMRESCO, INC. and the Purchaser and reasonably acceptable as to form and content to the Purchaser.

                  Section 8.9 Fairness Opinion. The Sellers shall have received, at their sole cost and expense, the written opinion, dated as of the date of this Agreement, of Goldman Sachs that, as of the date of this Agreement, the consideration to be received by the Sellers pursuant to this Agreement is fair to AMRESCO, INC. from a financial point of view. At or prior to the Closing, the Sellers shall deliver a copy of such fairness opinion to the Purchaser.


                  Section 8.10 No Material Adverse Change. From the date hereof and prior to the Closing:


                  (a) There shall have been no Material Adverse Change to the Businesses or the Purchased Assets.

                  (b) There shall not have occurred or exist any event or circumstance that, in the reasonable good faith judgment of the Purchaser, could be expected to result in the commencement of any involuntary case under the Bankruptcy Code, or the occurrence of any Bankruptcy Action, involving any Seller or any of its Subsidiaries.

                  Section 8.11 Illegality. There shall not be in effect any statute, rule, regulation or order of any court or Governmental Authority which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.


                  Section 8.12 No Additional Liabilities or Encumbrances. No claim or Action shall have been made or instituted, or to the Sellers' knowledge, threatened, asserting that, after giving effect to the asset purchase described herein, (i) the Businesses or any of the Purchased Assets would be subject to any Encumbrance other than Permitted Encumbrances, or Assumed Liabilities or (ii) that the Purchaser or any of its Subsidiaries or Affiliates would be subject to or responsible for any Liability other than Assumed Liabilities, which claim or Action, in the case of (i) or (ii) above, is in an amount in excess of $1 million.

                  Section 8.13 Releases. Each of the Releases listed on Schedule 7.2(a)(xiii) shall have been obtained and delivered to the Purchaser.


                  Section 8.14 Sublease. The Sublease shall have been executed and delivered by the appropriate Sellers, and the consent, estoppel and non-disturbance agreement set forth therein shall have been executed by the owner of the subleased premises named in the sublease, or a new lease for the premises described in Exhibit I between the owner, as lessor, and the Purchaser, as lessee, shall have been entered into on terms acceptable to the Purchaser (the "DIRECT LEASE").


                  Section 8.15 Pavilion Fund. Section 12.13 of the Limited Liability Company Agreement of The Pavilion Fund, LLC (the "PAVILION LLC AGREEMENT"), dated as of September 29, 1998, shall have been amended to eliminate any restrictions on the ability of any "Member" and any "Related Person" (as each of those terms is defined in the Pavillion LLC Agreement) to engage or invest, directly or indirectly, in any business venture or other activity involving the acquisition of real estate within Thailand, and any other restriction that would limit or restrict the ability of the Purchaser or any Affiliate thereof to operate its or their respective businesses as currently being conducted or as same may in the future be conducted.

                  Section 8.16 Decline in Ratings. Except as set forth on
Schedule 4.9, there shall not have occurred any downgrade in the rating of ASLP or AMI, which rating decline constitutes a default under any Servicing Agreement or gives rise to the right of any other party to a Servicing Agreement to terminate any Servicing Agreement.

                  Section 8.17 Default Under Bonds. There shall not have occurred any default relating to or arising out of any material representation, warranty, covenant or agreement in any indenture, promissory note or loan agreement of AMRESCO, INC. having an outstanding principal or loan amount in excess of $1 million.

                  Section 8.18 Release of Encumbrances. All existing Encumbrances on the Businesses or the Purchased Assets (other than Permitted Encumbrances), including all Encumbrances upon the Purchased Assets arising under the Bank Debt, shall have been released to the full satisfaction of the Purchaser.

                  Section 8.19 Warehouse Line. The Purchaser shall have refinanced and replaced the Warehouse Line with a non-recourse warehouse line on terms reasonably acceptable to the Purchaser (the "REPLACEMENT WAREHOUSE FACILITY").



                                   ARTICLE IX
                    CONDITIONS TO OBLIGATIONS OF THE SELLERS
                          TO CONSUMMATE THE TRANSACTION

                  The obligations of the Sellers to be performed at the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

                  Section 9.1 Representations and Warranties; Compliance with Covenants. Each of the representations and warranties contained or referred to in Article V hereof shall be true and correct in all material respects on the date hereof and on the Closing Date, and each of the representations and warranties of the Purchaser contained or referred to in any Related Document shall be true and correct in all material respects on the Closing Date, in each case as though made on the Closing Date, except (i) for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), and (ii) for changes therein specifically permitted by this Agreement. There shall have been no material breach by the Purchaser in the performance of any of the Purchaser's covenants, agreements or obligations herein or in any Related Document required to be performed by Purchaser on or prior to the Closing Date.
The Sellers shall have received a certificate of the President or Chief Executive Officer of the Purchaser to the effect of the preceding two sentences.

                  Section 9.2 Illegality. There shall not be in effect any statute, rule, regulation or order of any court or Governmental Authority which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

                  Section 9.3 Approvals. All Approvals required from any Governmental Authority in order for Purchaser to consummate the transactions contemplated by this Agreement and listed in Schedule 9.3 shall have been obtained and all applicable waiting periods under any applicable Laws shall have expired or been terminated without the imposition of any materially burdensome restrictions or conditions on the Sellers.

                  Section 9.4 Closing Deliveries. The Purchaser shall have delivered to the Sellers the closing deliveries referred to in Section 7.2(b).

                  Section 9.5 Payment. The Purchaser shall have paid to the Sellers, in immediately available funds, the Cash Consideration, shall have delivered to the Sellers the Holdback Note, and shall have caused to be paid to the lender under the Warehouse Line the amounts required by Section 3.1 hereto.

                  Section 9.6 Opinion of Purchaser's Counsel. The Sellers shall have received the opinion of Akin, Gump, Strauss, Hauer & Feld, LLP, the Purchaser's outside counsel, dated as of the Closing Date, in the form attached as Exhibit G-2 (or such other counsel, including in-house counsel, reasonably acceptable to the Sellers).



                                    ARTICLE X
                                    COVENANTS

                  Section 10.1 Actions to Consummate the Transactions; Regulatory Filings and Consents.


                  (a) Prior to the Closing Date, subject to the terms and conditions herein provided, each of the Sellers, on the one hand, and the Purchaser, on the other hand, shall use its reasonable best efforts to take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and shall cooperate with the other in connection with the foregoing, including using its reasonable best efforts (i) to obtain all Approvals and Consents from other parties to Contracts necessary for the consummation of the transactions contemplated hereby, (ii) to obtain all Approvals that are required to be obtained under any federal, state, local or foreign Law, including filings under the HSR Act, and to effect all necessary registrations and filings and submissions of information requested or required by any Governmental Authority in connection with the transactions contemplated hereby, (iii) to lift or rescind any injunction or restraining order or other Judgment adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, and (iv) to fulfill all conditions to this Agreement.

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

                  (b) From the date hereof and through the Closing, the Purchaser shall not take or permit any action which could reasonably be expected to result in the failure of any of the conditions set forth in Article IX to be satisfied.

                  Section 10.2 Antitrust.

                  (a) In furtherance and not in limitation of Section 10.1, the Sellers and the Purchaser shall use their respective reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust or trade regulatory laws of any Governmental Authority ("ANTITRUST LAWS"). Anything herein to the contrary notwithstanding, however, nothing in this Agreement shall require the Purchaser or any of its subsidiaries or Affiliates to sell, hold separate or otherwise dispose of or conduct its business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct its business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of the Purchaser or its subsidiaries or Affiliates, whether as a condition to obtaining any approval from a Governmental Authority or any other Person or for any other reason.

                  (b) The Sellers, on the one hand, and the Purchaser, on the other hand, shall promptly inform the other of any material communication from the United States Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby. If any such party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Purchaser will advise the Sellers promptly in respect of any understandings, undertakings or agreements (oral or written) which the Purchaser proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other Governmental Authority in connection with the transactions contemplated hereby; provided, that Purchaser may not make any understandings, undertakings or agreements (oral or written) with the Federal Trade Commission, the Department of Justice or any other Governmental Authority in connection with the transactions contemplated hereby without the prior written consent of the Sellers (which consent shall not be unreasonably withheld, conditioned or delayed) if such understanding, undertaking or agreement adversely alters or adversely modifies the rights, duties, obligations or agreements of the parties to this Agreement; provided, however, that the Sellers' right to reasonably withhold consent in accordance with the foregoing proviso shall be subject to the Sellers' exercising the requisite level of effort required under this Section 10.2 or otherwise under this Agreement.

                  Section 10.3 Access to Information.

                  (a) Access to Information Prior to the Closing. Between the date of this Agreement and the Closing Date, the Sellers shall, and shall cause their respective Subsidiaries and Affiliates to, upon reasonable request by the Purchaser, (i) provide the Purchaser and its advisors, accountants, counsel and other authorized representatives access, during normal business hours and under reasonable circumstances, to any and all premises, properties, Contracts, commitments, books, records and other information of or relating to the Businesses or the Purchased Assets and to the officers, employees, consultants and agents of the Businesses and (ii) cause its officers to furnish to the Purchaser and its advisors, accountants, counsel and authorized representatives any financial, environmental, health and safety, technical and operating data and other information pertaining to the Businesses, as the Purchaser shall from time to time reasonably request, including such information as shall be necessary to enable the Purchaser or its advisors, accountants, counsel and other authorized representatives to verify the accuracy of the representations and warranties contained in Article IV, to verify that the covenants of the Sellers in Section 10.4 or elsewhere herein have been complied with and to determine whether the conditions set forth in Article VIII have been satisfied.

                  (b) Access to Owned Real Property. Between the date of this Agreement and the Closing Date, the Sellers shall, and shall cause their respective Subsidiaries and Affiliates to, provide to the Purchaser and its advisors, counsel and other authorized representatives, the right of investigation and inspection of the Owned Real Property to determine whether or not the Owned Real Property is suitable for the Purchaser's intended use. The Sellers agree to cooperate with the Purchaser in connection with the investigation and inspection, agree to furnish the Purchaser with copies of any and all surveys, engineering studies, environmental studies and other documents relating to the Owned Real Property in the Sellers' possession or control (or to which the Sellers have access) that might be necessary to complete such investigation and inspection, and agrees to execute any and all documents that might reasonably be required in order to obtain any Approval with respect to the above-described matters; provided, that the Sellers shall not be required to indemnify or hold harmless any Person engaged by Purchaser for the purpose of performing any such investigation or inspection.

                  (c) Access to Records After the Closing. The Sellers and the Purchaser recognize that subsequent to the Closing they may have information and documents which relate to the Businesses, its employees, its properties, the Purchased Assets, the Excluded Assets, the Assumed Liabilities, the Excluded Liabilities and Taxes and to which the other party may need access subsequent to the Closing. Each party shall provide the other parties access, during normal business hours on reasonable advance notice, to all such information and documents, and to such of its employees, which such other party reasonably requests. The Purchaser, on the one hand, and the Sellers, on the other hand, agree that prior to the destruction or disposition of any material documents or any material books or records pertaining to or containing such information at any time within six years (or, in any matter involving Taxes, until the later of the expiration of all applicable statutes of limitations (including extensions thereof) or the conclusion of all litigation (including exhaustion of all appeals relating thereto) with respect to such Taxes) after the Closing Date, each party shall provide not less than 30 calendar days prior written notice to the other of any such proposed destruction or disposal. If the recipient of such notice desires to obtain any such documents, it shall do so by notifying the other party in writing at any time prior to the scheduled date for such destruction or disposal. Such notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents. The requesting party shall pay all out-of-pocket costs associated with the delivery of the requested documents.

                  Section 10.4 No Extraordinary Actions by the Seller.


                  (a) Interim Operating Covenants. Except as (x) consented to or approved by the Purchaser in writing, (y) as set forth on Schedule 10.4(a) or
(z) required or otherwise expressly permitted by this Agreement, from the date hereof until the Closing, the Sellers (i) shall not take any action that would be reasonably likely to cause the Sellers' representations and warranties herein to be untrue in any material respect, (ii) shall conduct the Businesses only in the Ordinary Course of Business, (iii) shall use their reasonable best efforts to preserve intact the present business organization of the Businesses, keep available the services of the Businesses' present management and employees and preserve their relationships with clients, suppliers, customers, lenders and others having business dealings with them (including, to the extent consistent with the provisions of this Agreement, their respective Affiliates), (iv) shall use their reasonable best efforts to maintain the Purchased Assets in the Ordinary Course of Business consistent with past practice, reasonable wear and tear excepted, and (v) shall not take or permit (to the extent within the Sellers' control) any action that could reasonably be expected to result in (A) a Material Adverse Change in respect of the Businesses or the Purchased Assets or, which could reasonably be expected to result in the commencement of any involuntary case under the Bankruptcy Code, or the occurrence of any Bankruptcy Action, involving any Seller or any of their respective Subsidiaries, or (B) which could reasonably be expected to result in the failure of any of the conditions set forth in Article VIII to be satisfied. Without limiting the foregoing, except as contemplated by this Agreement, including Schedule 10.4(a), the Sellers shall not, and shall cause their respective Subsidiaries and Affiliates not to, without the prior written consent of the Purchaser:

                           (i) permit or allow any of the assets that will be Purchased Assets to be subjected to any Encumbrance, except for (x) Permitted Encumbrances, (y) the Bank Debt and (z) Encumbrances that are part of the Assumed Liabilities as of the date of this Agreement;


                           (ii) sell, transfer, license, lease or otherwise dispose of or agree to dispose of (including by the granting of an option, conditional sale agreement or otherwise), or acquire or agree to acquire, any assets that would be Purchased Assets except in the Ordinary Course of Business and then only to the extent such assets have a value, individually or in the aggregate, not in excess of $50,000, or sell, transfer, license, lease or otherwise dispose of or agree to dispose of any Servicing Rights;

                           (iii) amend or modify their charter, bylaws or partnership agreement, as the case may be, if such amendment or modification would have an adverse affect on the Businesses, the Purchased Assets or this Agreement and the transactions contemplated hereby;

                           (iv) except as required by any Contract or applicable Law, grant any increase or implement any decrease in the compensation of Employees of the Businesses (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any officer or Employee of the Businesses;

                           (v) enter into any agreement (other than GSE Mortgage Loans, TIAA Loans or Servicing Agreements (which specifically shall not include capital outlays by any Seller without the Purchaser's prior written consent), or commitments to do so, in the Ordinary Course of Business) for, or modify, amend, terminate, fail to renew or perform or cause a loss of its rights under any Contracts or other agreements significantly relating to, the Businesses and involving aggregate payments by or to any of the Sellers in excess of $100,000;

                           (vi) merge or consolidate with or sell all or substantially all of the assets or equity securities of, or enter into any other extraordinary transaction involving, any of the Sellers or any their respective Subsidiaries (or enter into any agreement with respect to any such transaction), in one transaction or a series of related transactions, or adopt or consent to a plan of liquidation; provided, however, that the foregoing shall not restrict, limit, prohibit or require the consent of the Purchaser to any merger or consolidation with or sale of all or substantially all of the assets (other than Purchased Assets) or equity securities of AMRESCO, INC. or its Subsidiaries who are not Sellers (or the entering into of any agreement to merge or consolidate with or sell all or substantially all of the assets (other than the Purchased Assets) or equity securities of AMRESCO, INC. or its Subsidiaries who are not Sellers), if such transaction or agreement (x) shall give effect to and provide for the consummation of the transactions contemplated by this Agreement, (y) shall expressly be subject to this Agreement and the transactions contemplated hereby and shall not include or apply to any of the Purchased Assets or the Businesses, and (z) shall not adversely affect
         (A) the ability of any of the Sellers to consummate the transactions contemplated by this Agreement or (B) the Businesses or the Purchased Assets (such a permitted transaction or agreement, a "PERMITTED
         AMRESCO BUSINESS COMBINATION");

                           (vii) alter in any material respect its practices and policies relating to the payment and collection, as the case may be, of accounts payable and accounts receivable relating to the Businesses or the Purchased Assets, which, for avoidance of doubt, includes the Servicing Agreements and the GSE Mortgage Loans;

                           (viii) (A) commence or seek to commence a voluntary case under the Bankruptcy Code or consent to the entry of an order for relief in an involuntary case or to the conversion of any involuntary case to a voluntary case under any such law or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (B) make any assignment for the benefit of creditors or (C) adopt any resolution or otherwise authorize action to approve any of the action referred to in this subclause (viii) (collectively, "BANKRUPTCY ACTIONS");

                           (ix) adopt, amend in any material respect adverse to the Sellers or terminate any Benefit Plan, severance plan or collective bargaining agreement or make


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

         awards or distributions under any Benefit Plan to Employees of the Businesses, except awards or distributions to any participant or Employee in the Ordinary Course of Business or as required by the terms of any such plan or agreement as in existence on the date hereof;

                           (x) hire any Person with an annual salary (excluding bonuses) in excess of $45,000 who would become an Employee and who would primarily provide services to the Businesses, or enter into or amend any employment or consulting agreement;

                           (xi) remove any Equipment, Inventory, Fixtures and Improvements or other assets from the Leased Premises or the Owned Real Property or replace any such items unless such removal or replacement occurs in the Ordinary Course of Business, and, in the case of any removal, unless the removed item is replaced with an equivalent item in the Ordinary Course of Business; or

                           (xii) agree, commit or resolve to do or authorize any of the foregoing.

                  (b) No Solicitations. Except as consented to by the Purchaser, from the date hereof until the Closing or the earlier termination of this Agreement, the Sellers will not, and will cause their respective officers, directors, employees, agents and other representatives not to, initiate contact with, solicit any inquiries from, request or invite submission of any proposal or offer from, or provide any confidential information to, or participate in any negotiations or discussions with, any third party in connection with (x) any possible proposal by such third party regarding a merger, consolidation, business combination or sale of whatever nature of all or any portion of the Businesses or the Purchased Assets or (y) the hiring, employment or other engagement of any of the Persons (A) listed on Schedule 8.6 or (B) that could result in the failure of the condition set forth in Section 8.6; provided, however, that the foregoing shall not be deemed to restrict, limit, prohibit or require the consent of the Purchaser to any Permitted AMRESCO Business Combination.

                  (c) In the event the Sellers determine to request the Purchaser's consent under Section 10.4 of this Agreement, the Purchaser hereby designates the following individuals, at the addresses and telephone numbers listed below, as lawful agents of the Purchaser, acting individually or together, for receipt and approval of such consent requests:

                               Graham Bond
                               c/o Lend Lease Real Estate Investments, Inc.
                               787 Seventh Avenue
                               New York, New York  10019
                               Tel. No.: (212) 554-1607
                               Fax No.:  (212) 554-1605


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

                               Amber B. Degnan
                               c/o Lend Lease Real Estate Investments, Inc.
                               3424 Peachtree Road NE, Suite 800
                               Atlanta, Georgia 30326
                               Tel. No.: (404) 848-8640
                               Fax No.:  (404) 848-8904

                  Section 10.5 Further Assurances.

                  (a) Except as otherwise expressly provided for in this Agreement, (i) each of the Purchaser and the Sellers shall, and shall cause each of their respective subsidiaries and Affiliates to, use reasonable best efforts to obtain at the earliest practicable date, whether before or after the Closing Date, all Approvals and Consents required to be obtained by it for the performance of the transactions contemplated by this Agreement and the Related Documents, (ii) the Sellers shall use reasonable best efforts to obtain (including providing acceptable legal opinions of Sellers' counsel as may be required by rating agencies, trustees and the like in connection with any required Approvals or Consents), whether before or after the Closing Date, any amendments, novations, releases, waivers, consents or other Approvals or Consents with respect to all outstanding Contracts of the Sellers which are necessary either to cure any material defaults thereunder existing immediately prior to the Closing Date or for the consummation of the transactions contemplated by this Agreement and the Related Documents, (iii) the Sellers shall, and shall cause their respective Subsidiaries and Affiliates to, from time to time, at the request of the Purchaser and without further cost or expense to the Purchaser, execute and deliver such other necessary Instruments of Transfer or other documents and to vest in the Purchaser all of the Seller's right, title and interest to the Purchased Assets being transferred hereunder and (iv) each party hereto shall execute and deliver such instruments, certificates and other documents and take such other actions as any other party hereto may reasonably request in order to carry out this Agreement or any of the Related Documents and the transactions contemplated hereby and thereby; provided, however, that in obtaining any such amendments, novations, releases, waivers, consents or other Approvals, the Sellers shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, agree to any amendment of any such instrument which imposes any obligation or liability on the Purchaser, the Businesses or the Purchased Assets without the prior written consent of the Purchaser.

                  (b) The Sellers and the Purchaser shall prepare and execute all forms, documents and other information reasonably requested by the Sellers, Purchaser, any Investor, rating agency or trustee or any other applicable entities in connection with the transfer of the Servicing Rights, GSE Mortgage Loans or Purchased Assets.

                  Section 10.6 Insurance Policies. The Sellers shall use their reasonable best efforts to maintain all Insurance Policies (or comparable policies providing substantially similar coverage with respect to the Businesses and the Purchased Assets) in full force and effect at all times up to and including the Closing Date and shall pay all premiums, deductibles and retro-adjustment billings, if any, with respect thereto covering all periods, and ensuring coverage of the Businesses, up to and including the Closing Date.



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

                  Section 10.7 Mail Received After Closing; Power of Attorney.

                  (a) Following the Closing, (i) the Purchaser may receive and open all mail addressed or directed to the Sellers at the offices of the Businesses, (ii) to the extent that such mail and the contents thereof relate to the Purchased Assets, the Businesses or to any of the Assumed Liabilities, the Purchaser may deal with the contents thereof in its sole discretion and (iii) the Purchaser shall promptly forward any other such mail to the Sellers. The Sellers shall promptly transfer or deliver to the Purchaser any mail, other communications, funds, cash, checks or other instruments of payment which relate to the Businesses or the Purchased Assets or to which the Purchaser is otherwise entitled.

                  (b) On the Closing Date, the Sellers shall furnish the Purchaser with a Power of Attorney reasonably acceptable to the Purchaser to enable the Purchaser to endorse any check or other instrument made payable to the Sellers and generated by the operations of the Businesses.

                  Section 10.8 Confidentiality; Publicity.

                  (a) Except as expressly contemplated by this Agreement or any Related Document, as necessary to obtain Approvals to the consummation of the transactions contemplated by this Agreement or any Related Document or as otherwise consented to in writing by the non-disclosing party prior to such disclosure, each party shall hold, and shall cause its officers, directors, employees, representatives, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, in strict confidence and not to disclose to any other Person (including, with respect to the Sellers, Persons not Affiliated with any Seller as of the date hereof), all written and oral information furnished to the other party or any of its officers, directors, employees, representatives, agents and advisors, whenever furnished and regardless of the manner furnished, together with analyses, compilations, studies or other documents or records prepared by the party receiving such information (collectively, "CONFIDENTIAL INFORMATION"), except that Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure directly or indirectly by the party receiving such information or any of its officers, directors, employees, representatives, agents and advisors, (ii) was independently acquired or developed by the party receiving such information without violating any of its obligations hereunder or (iii) becomes available to the receiving party on a nonconfidential basis from a Person (other than the disclosing party or its officers, directors, employees, representatives, agents or advisors) who, to the receiving party's actual knowledge after due inquiry, is not and was not bound by a confidentiality agreement with the disclosing party or otherwise prohibited from transmitting the information to the receiving party; provided, however, that the foregoing clauses (i) - (iii) shall not apply in any way to restrict or limit, and are entirely subject to, the agreements contained in Section 10.11. Notwithstanding the foregoing, a party may make such disclosure necessary to avoid committing a violation of Law (including specifically the Securities Act of 1933, as amended, or the Exchange Act) or of any rule or regulation of any securities association, stock exchange or national securities quotation system on which such party's securities are listed or trade; provided, that, in such event, the disclosing party shall use its reasonable best efforts to give advance notice to the other party of any potential disclosure, to consult with the non-disclosing party as to the scope of the required disclosure and to limit (to the maximum extent possible) the scope of the disclosure. After the Closing, the Purchaser shall be free to disclose any information relating to the Businesses or the Purchased Assets in the Purchaser's sole discretion.

                  (b) Before any public announcement is made with respect to this Agreement or the transactions contemplated by this Agreement, to the extent practicable, each party will use its reasonable best efforts to first provide the other parties the content of all proposed disclosure, the reasons that such disclosure is required by Law, and the time and place that the disclosure will be made, and shall provide such other parties with a reasonable opportunity to comment on such disclosure. The parties agree to cooperate, from time to time, in connection with the preparation and release of press releases, analysts reports and the like, except that, in all cases, Sellers shall use best efforts not to disclose the terms or amounts of any employee compensation or benefits to be paid to Employees before or after the Closing Date.

                  Section 10.9 Transition Services Agreement; IT Services Agreement. Promptly after the date hereof, the Sellers and the Purchaser shall seek to negotiate in good faith with each other forms of (i) a Transition Services Agreement (the "TRANSITION SERVICES AGREEMENT"), (ii) an information technology transition services agreement (the "IT SERVICES AGREEMENT"), (iii) the Purchaser Software License Agreement, (iv) the Seller Software License Agreement, and (v) a sublease of equipment leases listed on Schedule 2.1(a)(v) to the extent the equipment under such lease is not a Purchased Asset, all on terms reasonably acceptable to the Purchaser and AMRESCO, INC., . If the parties shall fail to agree on such forms prior to the Closing Date, the subject matter of such agreements shall be handled in a commercially reasonable manner (in lieu of entry into such agreements). Failure to agree on such forms shall not be a closing condition hereunder. The appropriate Sellers and Purchaser shall execute and deliver, at or prior to the Closing, (a) the Transition Services Agreement, in the form to be agreed upon by the parties in accordance with the previous sentence, and (b) the IT Services Agreement, substantially in the form attached hereto as Exhibit E.

                  Section 10.10 Other Agreements. Each of the appropriate Sellers and the Purchaser shall execute and deliver at or prior to the Closing,
(a) the Purchaser Servicing Agreements, substantially in the form attached hereto as Exhibits A-1 and A-2, respectively, (b) the Sublease, if applicable,
(c) the Seller Non-Exclusive Trademark License Agreement and (d) the Purchaser Non-Exclusive Trademark License Agreement.

                  Section 10.11 Agreement Not to Compete; Non-Solicitation.

                  (a) The Sellers agree that during the period ending on the third anniversary of the Closing Date, none of the Sellers, nor any of their respective Subsidiaries or Affiliates (other than (i) directors or executive officers who have ceased to be Affiliated with any Seller or any Subsidiary thereof and (ii)non-employee directors of AMRESCO, INC., but only with respect to the such non-employee directors' Affiliates (that are otherwise not Affiliated with any Seller or any of their respective Subsidiaries) as of the date hereof, shall:



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

                           (i) engage or invest in (other than making Permitted Investments), or own, control, manage or participate in the ownership, control or management of, or render services or advice to (provided that such services or advice relate to any business substantially similar to, or which competes with, the Businesses), or lend its name to, any business substantially similar to, or which competes with, the Businesses, anywhere within the United States or in any other country where the Businesses are currently conducted; provided, however, this provision shall not apply to any bona fide third party acquiror of AMRESCO pursuant to a Permitted AMRESCO Business Combination if all of the following conditions shall have been satisfied: (a) none of the Sellers' or their Subsidiaries' or Affiliates' existing businesses, employees, officers, directors, properties, assets, intellectual property, systems (computer, operating or other), Software or the like are or will be used directly or indirectly (including solely as a facilitator), by such acquiror in a line of business substantially similar to, or which competes with, any of the Businesses; (b) such bona fide third party acquiror will not hire until after the third anniversary of the Closing Date any Employees of the Sellers who are offered employment by the Purchaser as a result of the transactions contemplated hereby, in such line or lines of business that are substantially similar to or which compete with any of the Businesses; and (c) such third party acquiror shall have entered into a written agreement prior to the execution of a definitive transaction agreement with respect to such acquisition, acknowledging and agreeing to, for the benefit of the Purchaser, the foregoing matters.

                           (ii) with respect to any business substantially similar to, or which competes with, the Businesses, solicit any Person who is a customer, client, supplier, licensor or other business contact of the Businesses as conducted prior to the Closing, use any list of customers, clients, suppliers, licensors, brokers, correspondents or other business contacts maintained by the Sellers or any of their respective Affiliates in connection with the Businesses prior to the Closing, or seek to license, acquire or otherwise utilize, whether by solicitation of a third party licensor or otherwise, any Intellectual Property (including computer systems, software, technology or proprietary rights) relating to or used in the Businesses as conducted prior to the Closing (other than as expressly contemplated by this Agreement or any Related Document); provided, however, this provision shall not apply to actions by a bona fide third party acquiror of AMRESCO pursuant to a Permitted AMRESCO Business Combination if all of the conditions sets forth in clause (i) above shall have been satisfied;

                           (iii) solicit for employment or employ any Employee of the Businesses, other than any such Employee who will not be or has not been, at or before the Closing, offered post-closing employment by the Purchaser or whose employment with the Sellers or the Purchaser has otherwise been terminated by or at the request of the Purchaser, whether voluntarily or involuntarily; provided, that this provision shall not be violated by any general solicitation or advertising not directed at any such employee or group of employees.

                  (b) Notwithstanding the provisions of Section 10.11(a), the Sellers and their Subsidiaries shall be entitled to (i) service loans originated by the AMRESCO Commercial


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

Finance division's Franchise Lending, Small Business Association, Home Builders and Telecapital businesses as conducted on the date hereof, (ii) originate loans for AMRESCO Capital Trust, in the manner as currently conducted, pursuant to the management agreement, dated as of May 12, 1998, between AMRESCO Capital Trust and AMREIT Managers, L.P., as in effect on the date hereof, without amendment or modification as to the nature or scope of activities conducted thereunder, or
(iii) own, operate, service or dispose of any Excluded Assets, including any Rejected GSE Loans.

                  (c) Although the parties have, in good faith, used their best efforts to make the provisions of this Section reasonable in substantive scope, geographic area and duration, and the parties do not anticipate, or intend that a court of competent jurisdiction would find it necessary to reform any such provisions to make them reasonable in substantive scope, geographic area, duration or otherwise, the parties understand and agree that if a court of competent jurisdiction determines it necessary to reform the scope of this
Section in order to make it reasonable in substantive scope, geographic area, duration or otherwise, with respect to any party, such provisions shall be considered to be divisible in all respects, and such lesser scope as any such court shall determine to be reasonable shall be effective, binding and enforceable against such party. The Sellers acknowledge and agree that the Purchaser's damages in event of any breach or threatened breach of any applicable covenants set forth in this Section will be difficult to determine and that without limiting any other right or remedy of the Purchaser, it shall be entitled to appropriate injunctive or equitable relief from a court of competent jurisdiction to prevent any breach or threatened breach.

                  Section 10.12 Updated Mortgage Loan Schedule; Rejected GSE Loans.

                  (a) At the Closing, the Sellers shall deliver to the Purchaser an updated copy of the Mortgage Loan Schedule as of the day immediately preceding the Closing Date. The information set forth in such Updated Mortgage Loan Schedule shall be complete, true and correct in all material respects as of its date.

                  (b) The Purchaser shall have the sole, absolute and unconditional right, from time to time, to re-transfer or otherwise re-convey any Rejected GSE Loans back to the Sellers, at par and without cost on the part of the Purchaser. Upon receipt of written notice from the Purchaser informing the Sellers that any one or more of the GSE Mortgage Loans have been determined to be Rejected GSE Loans, the Sellers shall promptly arrange, at their sole cost and expense, to promptly reacquire such Rejected GSE Loans specified in the Purchaser's written notice. Such reacquisition shall in any event be completed no later than five (5) Business Days after the Purchaser's written notice requesting such reacquisition is received by the Sellers. The reacquisition price for each Rejected GSE Loan shall be paid in cash to the Purchaser (to an account designated by the Purchaser) upon the date of reacquisition, whereupon the Purchaser shall assign its rights to such Rejected GSE Loan to the Sellers, without any representation or warranty. The Sellers hereby indemnify and release the Purchaser with respect to all obligations or liabilities arising from or relating to the Rejected GSE Loans, and the Sellers shall, at the time any such reacquisition of a Rejected GSE Loan is required in accordance with this Section 10.12(b), provide the Purchaser with a release, in such form and having such terms as shall be


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

reasonably acceptable to the Sellers and the Purchaser, confirming the Sellers' indemnification obligation to the Purchaser hereunder and releasing the Purchaser from any liability or obligation arising from or related to such Rejected GSE Loans and any corresponding loan amounts under the Warehouse Line, as well as fees and expenses (including reasonable attorneys' fees) incidental to such Rejected GSE Loans or the related loans under the Warehouse Line. Any such liability or obligation asserted against the Purchaser in connection with any such Rejected GSE Loan or commitment may be off-set against amounts due the Sellers under the Holdback Note in accordance with Section 12.8.

                  Section 10.13 Notification. Each party will promptly give written notice to the other parties when any of them becomes aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute, (a) any of its representations or warranties contained herein being untrue or incorrect, (b) its breach or failure to perform any of its covenants or agreements contained herein or (c) any of the conditions to Closing that it must satisfy being or becoming reasonably incapable of being satisfied prior to the Walk-away Date (as defined in Section 13.1(b)). No such notice shall affect the representations, warranties, covenants, agreements or conditions of the parties hereunder or their liability therefor, or prevent any party from relying on such representations and warranties contained herein or making any claims thereunder.

                  Section 10.14 Real Property Matters.

                  (a) Environmental Review Report. Not less than (30) days prior to the Closing Date, the Sellers shall have prepared and delivered to the Purchaser, at the Sellers' sole expense, an environmental report reasonably satisfactory to the Purchaser as to the absence of any evidence of noncompliance with Environmental Laws that could materially and adversely affect the Owned Real Property.

                  (b) Title Commitment and Survey. Within twenty-five (25) Business Days after the date of this Agreement, the Sellers shall deliver or cause to be delivered to the Purchaser (i) a commitment to issue the Title Policies, and (ii) an ALTA certified survey of each Owned Real Property, in each case, in form and substance reasonably acceptable to the Purchaser, all at the Seller's sole cost and expense. The premium for the Title Policies shall be paid by the Sellers at the Closing.

                  (c) Exclusion of Owned Real Property. If, at any time prior to the Closing, any of the representations, warranties, covenants or agreements relating to the Owned Real Property (including compliance with Environmental Laws and the delivery of the items contemplated by this Section) shall have been or become breached or otherwise violated, or shall fail to remain true and correct in all respects, the Purchaser may, at its sole discretion, elect to exclude the Owned Real Property from the Purchased Assets; and, thereafter, the Owned Real Property shall be deemed an Excluded Asset. In the event the Owned Real Property is determined pursuant to this Section to constitute an Excluded Asset, the Purchase Price and the Cash Consideration will be adjusted in accordance with Section 3.2(b) by reducing same by $1.0 million.



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

                  (d) The Sellers shall use their reasonable best efforts to obtain and deliver, at or prior to the Closing, an estoppel letter, in form and substance reasonably acceptable to the Purchaser, addressed to the Purchaser for each of the Transferred Leases and for each Purchased Contract listed on
Schedule 7.2(a)(ix)

                  Section 10.15 Intellectual Property. (a) Except consistent with the Ordinary Course of Business or in connection with a Permitted AMRESCO Business Combination, prior to Closing, the Sellers shall not, and shall cause their respective Subsidiaries and Affiliates not to, provide or enable access by any Person (other than the Purchaser and its Affiliates) to any material technical and business information (including know-how, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, business forms, and customer and supplier lists and information) that is maintained, or reasonably expected to be maintained, by Sellers in confidence and relating to Intellectual Property or Seller Transferred Software to be conveyed, assigned and otherwise transferred to Purchaser under this Agreement.

                  (b) The Sellers shall use their reasonable best efforts to obtain the consents set forth on Schedule 10.15(b) in form and substance reasonably acceptable to the Purchaser at or prior to the Closing Date.

                  Section 10.16 Entity Name and Survival.

                  (a) Entity Name. At or prior to the Closing, ACLP, ASLP, HFF and ASI shall have approved, executed and delivered to Purchaser amendments to their organizational documents in form suitable for filing with the applicable Secretary of State, changing their partnership or corporate name, as the case may be, to a name that does not include the words "AMRESCO" or "Holliday Fenoglio Fowler" or any other name similar to that under which Purchaser intends to conduct the Businesses after the Closing.

                  (b) Survival. Each of the Sellers shall preserve intact the present business organization of each of the Sellers, after giving effect to this transaction, including the continuation of the Sellers' conduit business, and to ensure the continued corporate or partnership, as the case may be, existence of each of the Sellers after the Closing Date for a minimum period of at least 2 years. The parties agree that the foregoing covenant does not require any Seller to continue to employ any employees it employs on the Closing Date or to continue any operations that it conducts on the date hereof or the Closing Date.

                  Section 10.17 Bank Debt. The Sellers shall cause the release, at or prior to the Closing, of all Encumbrances on the Purchased Assets (other than Permitted Encumbrances), including all Encumbrances upon the Purchased Assets arising under the Bank Debt, which releases shall be evidenced in writing and shall be on such terms as shall be reasonably satisfactory to the Purchaser.

                  Section 10.18 Release of Affiliate Claims. As of the Closing, except as specifically set forth herein or in any Related Document, AMRESCO and its Subsidiaries and Affiliates shall, and do hereby, release and forever waive any and all claims or rights, of whatsoever


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

nature, against, in or to the Businesses and the Purchased Assets (i) arising prior to the Closing Date or (ii) under the agreements referenced in Schedule
4.10 other than such agreements that are Purchased Contracts (all of which shall be terminated prior to the Closing, except the Purchased Contracts). The Sellers shall deliver to the Purchaser such evidence and/or confirmatory agreements with respect to the foregoing as the Purchaser may reasonably require.

                  Section 10.19 AMRESCO Securities, Inc. The Sellers shall use their reasonable best efforts to cause the transfer of the assets, principals, registered representatives and employees of AMRESCO Securities, Inc. to the Purchaser (or its permitted designee) without breach or non-compliance of any law, rule or regulation of or applicable to the NASD, the SEC or any state in which AMRESCO Securities, Inc. is registered or in which its principals, registered representatives or employees are registered.

                  Section 10.20 Letter of Credit. Purchaser shall use its reasonable best efforts to induce the landlord under the Transferred Lease for the Leased Premises at 245 Peachtree Center Avenue, Suite 1800, Atlanta, Georgia 30303, to release (i) the Lease Guaranty and (ii) AMRESCO's letter of credit which is being held by such landlord under such Transferred Lease, including, if necessary, providing a substitute letter of credit in the amount of $1.5 million.

                                   ARTICLE XI
                                   TAX MATTERS

                  Section 11.1 Section 338(h)(10) Election. At the Purchaser's request, AMRESCO will join with the Purchaser in making an election under
Section 338(h)(10) of the Code (and any corresponding elections under state or local tax law) (each, a "SECTION 338(h)(10) ELECTION") with respect to the purchase and sale of the stock of each of the Purchased Entities hereunder to which such election is applicable. AMRESCO will pay any and all Taxes attributable to the making of the Section 338(h)(10) Election and will indemnify Lend Lease, the Purchaser and the Purchased Entities against any Adverse Consequences arising out of any failure to pay such Taxes. AMRESCO will also pay any state or local Tax (and indemnify Lend Lease, the Purchaser and the Purchased Entities against any Adverse Consequences arising out of any failure to pay such Tax) attributable to an election under state or local law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of each of the Purchased Entities hereunder. Each of AMRESCO and the Purchaser will, and will cause their respective Subsidiaries and Affiliates to, treat each Section 338(h)(10) Election as valid, not take any action inconsistent with such treatment and file all Tax Returns in a manner consistent with the Section 338(h)(10) Election. As requested from time to time (whether before, at or after the Closing), AMRESCO and the Purchaser shall assist one another in, and shall provide (or cause to be provided) to one another such information as is reasonably requested in connection with, the preparation of any form or document required to effect a valid and timely
Section 338(h)(10) Election, including any schedules or attachments thereto (collectively, "SECTION 338 FORMS").

                  Section 11.2 Purchase Price Allocation. The Purchase Price shall be allocated among the Purchased Assets in accordance with a schedule to be prepared by the Purchaser prior


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

to the Closing (the "PURCHASE PRICE ALLOCATION"). The Purchase Price Allocation shall be determined by the Purchaser and its accounting firm and reasonably acceptable to the Sellers; provided, however, that the Sellers and the Sellers' accounting firm agree to cooperate with the preparation of such allocation. The Purchase Price Allocation shall be binding upon the Purchasers and Sellers. The Purchaser and the Sellers shall each file Form 8594 (Asset Acquisition Statement Under Section 1060) on a timely basis reporting the allocation of the Purchase Price consistent with such Purchase Price Allocation. Except as may be required by law, the Sellers and the Purchaser will (i) file, or cause to be filed, all Tax Returns in a manner consistent with the Purchase Price Allocation, as adjusted as a result of a substantial increase or decrease in the Purchase Price, if any, and (ii) may not take any action inconsistent therewith.

                  Section 11.3 Allocation of Purchase Price for Purchased Entities Assets. The Sellers and the Purchaser agree that the portion of the Purchase Price allocated to the stock of Purchased Subsidiaries pursuant to
Section 11.2 shall be further allocated in the manner described in this Section. With respect to each Section 338(h)(10) Election (or similar state or local election) the Purchaser and the Sellers shall agree on (i) the MADSP and (ii) the allocation of MADSP among the assets of each of the Purchased Entities for which a Section 338(h)(10) Election is being made (collectively, the "ELECTION ALLOCATIONS"). The Election Allocations shall be reasonable and shall be determined in accordance with Section 338 of the Code and the applicable Treasury Regulations thereunder. The Purchaser shall prepare, and Sellers will join with Purchaser in signing and filing, as necessary, any Section 338 Form on a timely basis reporting the allocation of the Purchase Price for Purchased Entity Assets consistent with such Election Allocations. Except as may be required by law, the Sellers and the Purchaser will (i) file, or cause to be filed, all Tax Returns in a manner consistent with the Election Allocations and
(ii) not take any action inconsistent therewith.

                  Section 11.4 Tax Periods Ending on or Before the Closing Date. Except as set forth in Section 11.5, the Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Purchased Entities (to the extent the Seller or its Affiliate had the obligation to do so) for all taxable periods ending on or prior to the Closing Date which are filed after the Closing Date. The Sellers shall permit the Purchaser for a period or 30 days to review and approve each such Tax Return prepared by the Sellers and described in the preceding sentence prior to filing. The Sellers shall pay the total of all Taxes of the Purchased Entities shown to be due on such Tax Returns no later than the due date for payment of such Taxes and shall promptly provide the Purchaser with proof of (x) payment of such Taxes and (y) filing of such Tax Returns. No Tax Return prepared pursuant to this Section 11.4 shall be filed unless it shall have been approved by the Purchaser unless the Purchaser fails to disapprove such filing with the 30-day period permitted above. The Sellers shall provide the Purchaser with an "as filed" copy of all such Tax Returns.

                  Section 11.5 Consolidated, Combined and Unitary Tax Returns. AMRESCO will include the income of the Election Corporations (including any deferred income triggered into income by Section 1.1502-13 and Section 1.1502-14 of the Treasury Regulations and any excess loss accounts taken into income under
Section 1.1502-19 of the Treasury Regulations) on the AMRESCO consolidated federal income Tax Return and on any other consolidated, unitary and combined Tax Returns consistent with past practice for all periods through the Closing Date


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

and will pay any Taxes attributable to such income. The Election Corporations will furnish Tax information to AMRESCO for inclusion in AMRESCO's Tax Returns for the period which includes the Closing Date in accordance with the Election Corporations' past custom and practice. AMRESCO will allow Purchaser an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to an Election Corporation and with respect to a jurisdiction in which no Section 338(h)(10) Election pursuant to this Agreement was made or recognized. AMRESCO will take no position on such Tax Returns that relates to the Purchased Entities that is inconsistent with past practice if it would materially and adversely affect Purchased Entities after the Closing Date unless required as a result of changes in law. The income of Election Corporations will be apportioned to the period up to and including the Closing Date and the period after the Closing Date in accordance with Section 11.11.

                  Section 11.6 Carrybacks and Refunds. Purchaser shall cause the Purchased Entities to elect, where permitted by law, to carry forward any net operating loss or other item arising after the Closing Date that could, in the absence of such an election, be carried back to a taxable period of a Purchased Entity ending on or before the Closing Date in which the Purchased Entity was included in a consolidated, combined or unitary group that includes an AMRESCO Party. As soon as reasonably practicable, AMRESCO will pay to the Purchaser any Tax refund (or reduction in Tax liability) resulting from a carryback (other than a carryback described in the first sentence of this Section that a Purchased Entity could have elected to carry forward) of a post-acquisition Tax attribute of any of the Purchased Entities into a consolidated, combined or unitary group that includes an AMRESCO Party, when such refund is received or reduction is actually realized by an AMRESCO Party. AMRESCO will cooperate with the Purchased Entities in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Tax Returns or refund claims. The Purchaser agrees to indemnify AMRESCO for any Taxes resulting from the disallowance of such post-acquisition Tax attribute on audit or otherwise.

                  Section 11.7 Tax Periods Beginning Before and Ending after the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Purchased Entities (to the extent the Purchaser or its Affiliate has the obligation to do so) for a taxable period which begins on or before the Closing Date and ends after the Closing Date (such a taxable period, a "STRADDLE PERIOD"). The Purchaser shall permit the Sellers to review and comment on each such Tax Return prepared by the Purchaser and described in the preceding sentence prior to filing. The Sellers shall pay (or cause to be paid) to the Purchaser an amount equal to the portion of such Taxes which are allocated to the portion of such Taxable period ending on the Closing Date no later than the date that is five days prior to the due date for payment of such Taxes.

                  Section 11.8 Tax Returns Prepared by the Purchaser. All Tax Returns prepared by the Purchaser pursuant to Sections 11.4 and 11.7 related to the Purchased Entities will be prepared in accordance with applicable Law.

                  Section 11.9 Cooperation on Tax Matters.

                  (a) The Purchaser and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article and any audit, litigation or other proceeding with respect to Taxes.

                  (b) The Purchaser and the Sellers further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

                  Section 11.10 Tax Indemnification.

                  (a) From and after the Closing Date, the Sellers shall pay or cause to be paid, and shall indemnify each Purchaser Tax Indemnitee and protect, save and hold each Purchaser Tax Indemnitee harmless from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by:

                           (i) any Tax imposed upon or relating to the Sellers for any period (whether before or after the Closing Date), including any such Tax for which the Purchaser or a Purchased Entity may be liable (w) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), (x) as a transferee or successor, (y) by contract or (z) otherwise;

                           (ii) any Tax resulting from a breach of any representation contained in Section 4.15; and

                           (iii) any Tax allocable to the Pre-Closing period.

                  (b) From and after the Closing Date, the Purchaser shall pay or cause to be paid, and shall indemnify each Seller Tax Indemnitee and protect, save and hold each Seller Tax Indemnitee harmless from and against any Taxes of the Purchased Entities allocable to the Post-Closing Period.

                  (c) Payment in full of any amount due from the Sellers or the Purchaser under this Section 11.10 shall be made to the affected Purchaser Tax Indemnitee in immediately available funds at least two Business Days before the date payment of the Taxes to which such payment relates is due, or, if no Tax is payable, within fifteen days after written demand is made for such payment.



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

                  Section 11.11  Allocation of Certain Taxes.

                  (a) If a Purchased Entity is permitted but not required under applicable state, local or foreign income tax laws to treat the Closing Date as the last day of a taxable period, then the parties shall cause such Purchased Entity to treat that day as the last day of a taxable period.

                  (b) In the case of Taxes arising in a taxable period of a Purchased Entity that includes but does not end on the Closing Date, except as provided in Section 11.11(c), the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books as of the end of the Closing Date. For the avoidance of doubt, for purposes of this Section 11.11(b), the taxable year of each Purchased Entity that is a partnership or "flowthrough" entity, shall be treated as if it ended at the close of business on the Closing date and Taxes attributable to the income and gain of such entities through the close of business on the Closing date shall be treated as Pre-Closing Period Taxes.

                  (c) In the case of (i) property Taxes and (ii) ad valorem Taxes, in either case attributable to any taxable period that includes but does not end on the Closing Date, the portion of such Taxes attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period, multiplied by a fraction the numerator of which is the number of calendar days in such taxable period ending on and including the Closing Date and the denominator of which is the entire number of calendar days in such taxable period, and the balance of such Taxes shall be attributable to the Post-Closing Period; provided, however, that if any property, asset or other right of the Sellers or their respective Subsidiaries is sold or otherwise transferred prior to the Closing Date, then ad valorem Taxes pertaining to such property, asset or other right shall be attributed entirely to the Pre-Closing Period.

                  Section 11.12 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with this Agreement shall be paid by the Sellers when due, and the Sellers shall file all necessary Tax Returns and other documentation with respect to such transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, bearing the expenses of such filing and documentation, and, if required by applicable law, will cause their Affiliates to, join in the execution of such Tax Returns and other documentation.

                  Section 11.13 Termination of Tax Sharing Agreement. Any and all Tax allocation or sharing agreements or other agreements or arrangements relating to Tax matters between any Purchased Entity on the one hand and any Seller or any Subsidiary of a Seller on the other hand shall be terminated with respect to the Purchased Entity as of the day before the Closing Date and, from and after the Closing Date, the Purchased Entity shall not be obligated to make any payment to Seller or any Subsidiary of a Seller, Taxing Authority or other person pursuant to any such agreement or arrangement for any past or future period.


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

                                  ARTICLE XII
                         SURVIVAL AND INDEMNIFICATION

                  Section 12.1 Survival.

                  (a) The representations and warranties in Article IV and
Article V hereof shall survive the Closing but shall terminate and be of no further force and effect on the second anniversary of the Closing Date; provided, that (i) the representations and warranties made in Sections 4.1, 4.2, 4.10, 4.13, 4.19, 4.22, 5.1, 5.2 and 5.5 shall survive the Closing and remain in effect indefinitely and (ii) the representations and warranties made in Sections 4.12, 4.15 and 4.18 shall survive the Closing until 30 days after the expiration of the applicable statute of limitations. No claim regarding a breach of any such representation or warranty shall be made for the first time after the date such representation or warranty expires. Notwithstanding the foregoing, any such representation or warranty shall survive such expiration date for purposes of that claim (i) if prior to such expiration date, the Sellers, on the one hand, or the Purchaser, on the other hand, shall have been advised by such other party in writing of an alleged breach thereof or (ii) if the party making such representation or warranty made a fraudulent or Intentional misrepresentation in connection with such representation or warranty.

                  (b) Unless a specific period is set forth in this Agreement (in which event such specified period shall control), all other covenants and agreements contained in this Agreement shall survive the Closing and remain in effect indefinitely.

                  Section 12.2 Indemnification of the Purchaser. On the terms and subject to the limitations set forth herein, the Sellers, jointly and severally, shall indemnify, defend and hold harmless the Purchaser, each of its subsidiaries and Affiliates and each of their respective past, present and future directors, officers, employees, agents and representatives (together, the "PURCHASER INDEMNITEES") from and against any and all Liabilities, obligations, claims, Actions, damages, civil and criminal penalties and fines, out-of-pocket costs and expenses, including any reasonable attorneys' and other professional fees, without duplication ("INDEMNIFIABLE LOSSES"), relating to, resulting from or arising out of the following:

                  (a) any breach of any representation, warranty, covenant, agreement or undertaking by the Sellers contained in this Agreement or any Related Document;

                  (b) any Excluded Liabilities;

                  (c) any claim of any Person related to the failure of the Sellers to comply with the provisions of the "bulk sales" or similar laws of any applicable jurisdiction (other than in respect of Assumed Liabilities) and all bulk sales tax provisions in all states;

                  (d) any claim of any Person arising prior to the Closing Date derived from or relating to any Intellectual Property or the Seller Transferred Software; or

                  (e) any claim or obligation arising from or relating to the Arizona Charlie's litigation of the Sellers.



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

                  Section 12.3 Indemnification of the Sellers. On the terms and subject to the limitations set forth herein, the Purchaser shall indemnify, defend and hold harmless the Sellers, each of their respective Subsidiaries and Affiliates and each of their respective past, present and future directors, officers, employees, agents and representatives (together, the "SELLER INDEMNITEES") from and against any and all Indemnifiable Losses, relating to, resulting from or arising out of the following:

                  (a) any breach of any representation, warranty, covenant, agreement or undertaking by the Purchaser contained in this Agreement or any Related Document;

                  (b) any Assumed Liabilities; and

                  (c) any obligations under the Incentive Based Payment Program.

                  The items described in clauses (a) through (e) of Section 12.2 or (a) through (c) of this Section 12.3 are collectively referred to herein as "CLAIMS".

                  Section 12.4 Procedures for Making Claims Against Indemnifying Party.

                  (a) From time to time on or before the expiration, if any, of the applicable indemnification obligation, the Indemnified Party may give notice to the Indemnifying Party specifying in reasonable detail the nature and dollar amount of any Claim under Section 12.2 or 12.3 of this Agreement; an Indemnified Party may make more than one Claim (including any supplements thereto) with respect to any underlying state of facts. If the Indemnifying Party gives notice disputing any Claim (a "COUNTER NOTICE") within 30 days following receipt of the notice regarding such Claim, such Claim shall be resolved as provided in
Section 12.4(b). If no Counter Notice is received by the Indemnified Party within such 30-day period, then the dollar amount of the Claim as set forth in the original notice shall be deemed established for purposes of this Agreement and, at the end of such 30-day period, the Indemnifying Party shall make a payment to the Indemnified Party in the dollar amount claimed in the Indemnified Party's notice.

                  (b) If the Counter Notice is timely received with respect to a Claim, the parties shall attempt in good faith to agree on resolution of the disputed amount. The Indemnifying Party shall pay to Indemnified Party all non-disputed amounts in accordance with the time period specified in Section 12.4(a). Any amount mutually agreed upon or awarded to the Indemnified Party under a final and non-appealable Judgment shall be paid by the Indemnifying Party within five Business Days following execution of such agreement or the entering of such Judgment, as applicable.

                  Section 12.5 Defense of Claims.

                  (a) If an Indemnified Party shall receive written notice of the assertion of any third party claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification, such Indemnified Party shall give the Indemnifying Party prompt notice thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve any Indemnifying Party of its obligations under this Article XII, except to the


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

extent that such Indemnifying Party is actually materially prejudiced by such failure to give notice. Such notice shall describe the claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnifiable Loss that has been or may be sustained by such Indemnified Party.

                  (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnified Party), may elect to defend any third party claim; and if it so elects, it shall, within 20 Business Days after receiving notice of such third party claim (or sooner, if the nature of such third party claim so requires), notify the Indemnified Party of its intent to do so, and such Indemnified Party shall cooperate in the defense of such third party claim. Such Indemnifying Party shall pay such Indemnified Party's reasonable out-of-pocket expenses incurred in connection with such cooperation. After notice from an Indemnifying Party to an Indemnified Party of its election to assume the defense of a third party claim, such Indemnifying Party shall not be liable to such Indemnified Party under this Article XII for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that such Indemnified Party shall have the right to employ one counsel to represent such Indemnified Party and all other Persons entitled to indemnification in respect of such claim hereunder (which counsel shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnified Party's reasonable judgment (after consultation with counsel), either a conflict of interest between such Indemnified Party and such Indemnifying Party exists in respect of such Claim or there may be defenses available to such Indemnified Party which are different from or in addition to those available to such Indemnifying Party, and in that event (i) the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party and (ii) each of the Indemnifying Party and the Indemnified Party shall have the right to direct its own defense in respect of such Claim. If any Indemnifying Party elects not to defend against a third party claim, or fails to notify an Indemnified Party of its election within a reasonable period of time, such Indemnified Party may defend, compromise and settle such third party claim; provided, however, that no such Indemnified Party may, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle or compromise any third party claim or consent to the entry of any Judgment which does not include as an unconditional term thereof the delivery by such third party to the Indemnifying Party of a written release from all liability in respect of such third party claim. The Indemnifying Party may defend, compromise and settle any third party claim on such terms as it deems appropriate, provided, however, that no Indemnifying Party may, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any third party claim or consent to the entry of any Judgment which does not include as an unconditional term thereof the delivery by such third party to the Indemnified Party of a written release from all liability in respect of such third party claim. If any Indemnifying Party elects to defend against a third party claim, no Indemnified Party shall settle or compromise on such claim or consent to the entry of a judgment without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                  Section 12.6 Remedies Exclusive. After the Closing, the remedies provided to the parties in this Article XII for the matters set forth in this Article XII shall be exclusive and


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

shall preclude assertion by them of all other rights and the seeking of all other remedies for such matters against the other party thereto; provided, that any Indemnified Party shall not be precluded from (i) seeking specific performance or any other available remedy for a breach of a covenant or agreement contained in this Agreement or in any Related Document, (ii) seeking any other remedy explicitly provided by any other provision of this Agreement or a Related Document or (iii) pursuing remedies under applicable law for fraud or Intentional misconduct.

                  Section 12.7 Limitation of the Sellers' and the Purchaser's Obligations to Indemnify.

                  (a) Sellers' Basket. Notwithstanding the other provisions of this Article XII, the Sellers shall have liability to the Purchaser or any other Purchaser Indemnitee with respect to any claims under this Agreement only if and to the extent that the sum of the Purchaser's Indemnifiable Losses related to such breaches exceed $750,000 in the aggregate (the "BASKET"), after which the Purchaser Indemnitees shall be fully indemnified, subject to subsection (c) below, for all such Indemnifiable Losses in excess of the Basket. Notwithstanding the foregoing, the Basket shall not apply to, and the Purchaser Indemnitees shall be entitled to indemnification without regard to satisfaction of the Basket with respect to, the following: (i) Claims for fraud, Intentional misrepresentation or Intentional breach of the representations or warranties of the Indemnifying Party; (ii) any Claim covered by Section 12.2(e); or (iii) any indemnification obligations of the Sellers pursuant to Sections 2.3(b)(xvi) or 10.12(b). The Purchaser or any other Purchaser Indemnitee shall be entitled to assert any Claims for indemnification pursuant to this Article XII notwithstanding that the existence of any such Claim or Claims did not constitute a failure to satisfy the conditions set forth in Section 8.1.

                  (b) Purchaser's Basket. Notwithstanding the other provisions of this Article XII, the Purchaser shall have liability to the Sellers or any other Seller Indemnitee with respect to any claims under this Agreement only if and to the extent that the sum of the Sellers' Indemnifiable Losses related to such breaches exceed the Basket, after which the Seller Indemnitees shall be fully indemnified, subject to subsection (d) below, for all such Indemnifiable Losses in excess of the Basket. Notwithstanding the foregoing, the Basket shall not apply to, and the Seller Indemnitees shall be entitled to indemnification without regard to satisfaction of the Basket with respect to, Claims for fraud, Intentional misrepresentation or Intentional breach of the representations or warranties of the Indemnifying Party.

                  (c) Sellers' Indemnification Cap. Notwithstanding the other provisions of this Article XII, the Sellers' aggregate liability pursuant to this Article XII for breaches of representations and warranties shall, until the first anniversary of the Closing Date, be limited to $100 million and, thereafter, shall be limited to an amount (not to exceed $100 million) equal to the sum of (x) $50 million, plus (y) the aggregate amount of all Indemnifiable Losses asserted pursuant to Claims made by Purchaser Indemnitees prior to the first anniversary of the Closing Date and not paid (including by Offset pursuant to Section 12.8) as of the first anniversary of the Closing Date.



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

                  (d) Purchaser's Indemnification Cap. Notwithstanding the other provisions of this Article XII, the Purchaser's aggregate liability pursuant to this Article XII for breaches of representations and warranties shall be limited to $25 million.

                  Section 12.8 Offset Right. Any other provision herein notwithstanding, the Purchaser's obligations hereunder and under the Holdback Note, Transition Services Agreement, Purchaser Servicing Agreements and all other Related Documents are subject to, and the Purchaser shall have the benefit of, all defenses, counterclaims, rights of offset or recoupment or other claims and rights, including the right to deduct payments due to any of the Sellers under the Holdback Note, the Transition Services Agreement and any other Related Documents (collectively, "OFFSETS") which the Purchaser may have at any time against any of the Sellers or their Subsidiaries or Affiliates (or any of their respective successors and assigns) or any transferee or assignee of any of the Sellers' rights as against the Purchaser or any part thereof or interest therein, whether the claim or right of the Purchaser relied upon for such purpose is matured or unmatured, contingent or otherwise, and no transfer or assignment of this Agreement or any other obligation of any of the Sellers, or of any rights in respect thereof, pursuant to any plan of reorganization or liquidation or otherwise shall affect or impair the availability to the Purchaser of the Offsets; provided, that, with respect to the Asset Management Agreement, no Offsets shall be permitted against any amounts in the Operating Accounts or the Escrow Accounts (as such terms are defined in the Asset Management Agreement) or against any amount required under the Asset Management Agreement to be deposited into such accounts (other than fees due to the Servicer (as defined thereunder) under the Asset Management Agreement pursuant to the terms thereof).

                  Section 12.9 Duty to Mitigate. Each Indemnified Party agrees to use commercially reasonable efforts, consistent with such party's normal business practices, to mitigate any Indemnifiable Losses as a condition to recovery under this Article XII.

                  Section 12.10 Net Indemnifiable Losses. The Purchaser agrees that the amount of any Indemnifiable Loss shall not include the amount of any reserve applicable to such Indemnifiable Loss that was included in the Net Working Capital. Each Indemnified Party agrees that the amount of any Indemnifiable Loss shall not include amounts collected by the Indemnified Party in respect of such Indemnifiable Loss pursuant to any applicable insurance coverage or third party indemnification rights. Each Indemnified Party further agrees that, upon payment for any Indemnifiable Loss by the Indemnifying Party, such Indemnified Party shall promptly assign to the Indemnifying Party the portion of any insurance claims of the Indemnified Party relating to such Indemnifiable Loss (provided such assignment does not otherwise adversely affect such insurance or the Indemnified Party's rights thereunder) from which the Indemnifying Party may reasonably expect reimbursement or indemnification under in respect of such Indemnifiable Losses.


                                  ARTICLE XIII
                                   TERMINATION

                  Section 13.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of the Purchaser and the Sellers;


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

                  (b) by the Purchaser in the event that any condition set forth in Article VIII shall not be satisfied and shall not be reasonably capable of being remedied prior to the date that is 120 days from the later to occur of (i) the date of this Agreement or (ii) the Preliminary Lender Consent Date (the "WALK-AWAY DATE"); provided, that the failure of any such condition to be satisfied shall not be the result of a breach of this Agreement by any Purchaser;

                  (c) by the Sellers in the event that any condition set forth in Article IX shall not be satisfied and shall not be reasonably capable of being remedied prior to the Walk-away Date; provided, that the failure of any such condition to be satisfied shall not be the result of a breach of this Agreement by any Seller;

                  (d) by the Purchaser or the Sellers if the Closing shall not have occurred on or before the Walk-away Date (or, if the Purchaser and the Sellers shall have agreed to a later date pursuant to the terms of this Agreement, on or before any such later date); provided, that the failure to close prior to such date is not the result of a material breach of this Agreement by the terminating party;

                  (e) by the Purchaser upon the commencement of any involuntary case under the Bankruptcy Code involving any of the Sellers or the occurrence of any Bankruptcy Action;

                  (f) by the Purchaser if there shall be any Material Adverse Change in respect of the Businesses or the Purchased Assets or, which could reasonably be expected to result in the commencement of any involuntary case under the Bankruptcy Code, or the occurrence of any Bankruptcy Action, involving any Seller or any of their respective Subsidiaries; or

                  (g) by the Purchaser if the Sellers should advise the Purchaser that any of the Sellers has become aware of events or issues that would lead to the reasonable belief that either the opinion set forth in Section
8.8 or in Section 8.9 may not be obtained by the Seller.

                  (h) by the Purchaser, no later than 5 p.m. EST on December 22, 1999,if the Sellers shall not have delivered to the Purchaser prior to 5 p.m. EST on December 17, 1999 a letter from Bank of America, as administrative agent under the credit agreement for the Bank Debt, consenting to the transactions contemplated hereby and agreeing to release the Encumbrances securing the Bank Debt at the Closing provided that no "Event of Default" shall have been declared under such credit agreement, in form and substance reasonably acceptable to the Purchaser (the date on which such letter is received being referred to herein as the "PRELIMINARY LENDER CONSENT DATE"). In the event of a termination pursuant to this paragraph (h), the terms of the Exclusive Dealings Agreement, dated as of July 9, 1999, between AMRESCO, INC. and LLREI, as amended (the "EXCLUSIVITY AGREEMENT"), with respect to expense reimbursement shall be reinstated and the Sellers agree to promptly pay to the Purchaser all amounts owing under the Exclusivity Agreement. The Sellers agree to exercise their reasonable best efforts to obtain the consent letter referred to in this paragraph prior to the Preliminary Lender Consent Termination Date.


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

                  Section 13.2 Effect of Termination.

                  (a) In the event that (i) this Agreement is terminated pursuant to Sections 13.1(b), (d) (except where the failure to close results from a material breach by the Purchaser of its obligations hereunder), (e),
(f),(g) or (h) and (ii) within 12 months of the date of termination of this Agreement any of the Sellers enters into one or more definitive agreements to sell, transfer or otherwise dispose of all or a significant portion of the Businesses or the Purchased Assets, to be acquired by any third party or to enter into any other extraordinary transaction (whether by merger, business combination, sale of securities or assets or otherwise) (each such transaction, an "ALTERNATIVE TRANSACTION"), then, in any such case, the Sellers (jointly and severally) shall, prior to the Termination Payment Date (as defined below), pay to the Purchaser a fee of $10.0 million (the "TERMINATION FEE"); provided, however, that only a Partial Termination Fee (as defined below) shall be payable hereunder in the case of any one or more Alternative Transactions which involve the sale, transfer or other disposition of only a portion of the Businesses or Purchased Assets and which do not constitute a sale of or extraordinary transaction in respect of AMRESCO, INC. (whether by merger, business combination, sale of securities or assets, or otherwise) or a sale, transfer or other disposition, directly or indirectly, of all or substantially all of the Businesses or the Purchased Assets (any such Alternative Transaction a "PARTIAL SALE"). The "PARTIAL TERMINATION FEE" owing with respect to each Partial Sale shall be the greater of (x) five percent (5%) of the aggregate transaction value (including debt, equity and other consideration) of such Partial Sale and (y) either (A) $5.0 million, if the Termination Payment Date with respect to such Partial Sale is prior to the date which is six months and one day after the termination date of this Agreement, or (B) $3.0 million if the Termination Payment Date with respect to such Partial Sale is subsequent to the date which is six months and one day after the termination date of this Agreement, provided that in no event shall any Partial Termination Fee exceed $10 million. A Partial Termination Fee shall be payable in respect of each Partial Sale (if more than one occurs), provided that the aggregate of all Partial Termination Fees payable hereunder shall in no event exceed $10 million. The Termination Fee shall be payable by wire transfer of immediately available funds to a bank account designated by Purchaser.

                  The "TERMINATION PAYMENT DATE" means the date on which a definitive transaction agreement for an Alternative Transaction is executed.

                  Anything herein to the contrary notwithstanding, in the event that (i) the condition set forth in Section 8.4(a)(ii) shall not be satisfied and shall not be reasonably capable of being remedied prior to the Walk-away Date, (ii) the Purchaser elects to terminate this Agreement, and (iii) within 12 months of the date of termination of this Agreement any of the Sellers enters into an Alternative Transaction, then the Sellers (jointly and severally) shall within 2 Business Days, pay to the Purchaser a fee of $23.5 million.

                  (b) Each of the parties acknowledges that the agreements contained in this Section 13.2 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Purchaser would not enter into this Agreement; accordingly, if the Sellers fail to promptly pay the termination fee due from them pursuant to this Section 13.2, and in order to obtain such payment the Purchaser commences a suit which results in a Judgment for


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

the termination fee set forth in this Section 13.2, the Sellers shall be jointly and severally obligated to pay to the Purchaser its costs and expenses (including reasonable attorneys' fees) in connection with such suit.

                  (c) In the event that this Agreement shall be terminated pursuant to Section 13.1, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except (i) for the obligations with respect to confidentiality and publicity contained in Section 10.8 hereof and (ii) as set forth in this Section or in Section 13.3; provided, that nothing contained in this Section shall relieve any party of liability for any breach of this Agreement, and the parties shall be entitled to pursue any and all remedies available at law or in equity in respect of any such breach, without any limitation. The termination fee payable under this Section 13.2 is not intended to be, and shall not constitute, liquidated damages, and any payment thereof to the Purchaser shall not reduce or limit the Purchaser's rights or remedies in any respect.

                  Section 13.3 Fees and Expenses. Except as otherwise specifically provided herein, each party hereto shall pay all of the fees and expenses incurred by it in connection herewith.


                                   ARTICLE XIV
                                  MISCELLANEOUS

                  Section 14.1 Complete Agreement. This Agreement, and the Related Documents, and the exhibits and schedules attached hereto and thereto and the documents referred to herein and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  Section 14.2 Waiver and Amendment. This Agreement may not be released, waived, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way be construed to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                  Section 14.3 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

                  Section 14.4 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing, including by telecopy, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) if delivered by hand (including by courier), when delivered, (b) in the case of mail, three Business Days after deposit in United States certified first class mail, postage prepaid and (c) in the case of telecopy notice, when receipt has been confirmed by the transmitting telecopy operator. In each case notice shall be sent to the address of the party to be notified, as follows, or to such other address, telecopy number or Person's attention as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

                  (a) if to the Sellers:

                         AMRESCO, INC.
                         700 North Pearl Street
                         Suite 2400, LB 342
                         Dallas, Texas 75201-7424
                         Attention: Chief Executive Officer
                         Fax No.: (214) 953-7757

                      with a copies to:

                         AMRESCO, INC.
                         700 North Pearl Street
                         Suite 2400, LB 342
                         Dallas, Texas 75201-7424
                         Attention: General Counsel
                         Fax No.: (214) 953-7757

                      and

                         Haynes and Boone, LLP
                         901 Main Street
                         Suite 3100
                         Dallas, Texas 75202
                         Attention: William L. Boeing, Esq.
                         Fax No.: (214) 651-5940

                  (b) if to the Purchaser:

                         Lend Lease (US) Services, Inc.
                         787 Seventh Avenue
                         New York, New York  10019
                         Attention: Chief Executive Officer
                         Fax No.: (212) 554-1688


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

                      with copies to:

                         Lend Lease (US) Services, Inc.
                         Monarch Tower
                         3424 Peachtree Road, Northeast
                         Atlanta, Georgia 30326
                         Attention: General Counsel
                         Fax No.: (404) 848-8904

                      and

                         Wachtell, Lipton, Rosen & Katz
                         51 West 52nd Street
                         New York, NY  10019
                         Attention: Robin Panovka, Esq.
                         Fax No.: (212) 403-2000

                      and

                         Akin, Gump, Strauss, Hauer & Feld, LLP
                         1700 Pacific Avenue, Suite 4100
                         Dallas, Texas 75201-4675
                         Attention: R. Terry Miller, Esq.
                         Fax No.: (214) 969-4343

                  Section 14.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

                  Section 14.6 Consent to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the Personal jurisdiction of any federal court sitting in the State of New York or any New York state court, in either case, located in the New York City, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat the jurisdiction of such courts by motion or other request for leave from any such court, (iii) waives any claim that such proceedings have been brought in an inconvenient forum, and (iv) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the State of New York or a New York state court, in either case, located in New York City.

                  Section 14.7 Headings. Titles and headings to Articles, Sections, subsections and paragraphs herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  Section 14.8 Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, except that the Purchaser may from

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

time to time assign or otherwise transfer, in whole or in part, any or all of its rights or obligations hereunder to one or more wholly owned direct or indirect subsidiaries of the Purchaser, provided that any such assignment or transfer shall not relieve the Purchaser of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, heirs, legatees, distributees, executors, administrators and guardians.

                  Section 14.9 Third Parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 14.10 Interpretation. As used in this Agreement, (i) the term "INCLUDES" and the word "INCLUDING" and words of similar import shall be deemed to be followed by the words "WITHOUT LIMITATION"; (ii) "CONTROL" (including its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other interests, by contract or otherwise; (iii) references to "KNOWLEDGE" in this Agreement, or words of similar import, shall mean the actual knowledge of the Persons named in Schedule 14.10(a) or such matters that, in the exercise of their respective duties, such Persons would reasonably be expected to have knowledge of (where used herein with respect to the Sellers or any one of them) and shall mean the actual knowledge of the Persons named in Schedule 14.10(b) or such matters that, in the exercise of their respective duties, such Persons would reasonably be expected to have knowledge of (where used with respect to the Purchaser); (iv) definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms; (v) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (vi) the terms "HEREOF," "HEREIN," and "HEREWITH" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, subsection, paragraph, Schedule and Exhibit references are to the Articles, Sections, subsections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified;
(vii) the word "OR" shall not be exclusive; (viii) the Purchaser's due diligence activities with respect to the Businesses and the Purchased Assets, as well as the preparation and review of any Schedules hereto, shall not relieve any of the Sellers of any liability or obligation hereunder with respect to any representation or warranty of the Sellers or otherwise, and the Purchaser shall be deemed not to have relied on such due diligence, and (ix) provisions shall apply, when appropriate, to successive events and transactions.

                  Section 14.11 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court sitting in the State of New York or in any New York state court, in either case, located in New York City, in addition to any other remedy to which any party is entitled at law or in equity.


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

                  Section 14.12 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Sellers and the Purchaser.

                  Section 14.13 Arbitration.

                  (a) Dispute Resolution. Except as otherwise expressly provided herein, all controversies, disputes or claims arising among the parties in connection with, or with respect to, any provision of this Agreement which has not been resolved within twenty (20) days after either the Purchaser, on the one hand, or the Sellers, on the other hand, have notified the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in New York, New York.

                  (b) Selection of Arbitrators. The Purchaser, on the one hand, and the Sellers, on the other hand each shall select one arbitrator (who shall not be counsel for such party), and the two so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven calendar days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within 14 calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the provisions of this Agreement, the award of the arbitrators may grant any relief that a court of general jurisdiction has authority to grant, including, without limitation, an award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrator, reasonable attorneys' fees and costs of all prevailing parties, against all non-prevailing parties.

                  (c) Temporary Injunctive Relief. Nothing herein contained shall bar the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

                  (d) Arbitration Rules. All disputes and claims shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "RULES") in effect on the date hereof, except that such Rules shall be modified by this Agreement.

                  (e) Arbitration Proceedings. All arbitration proceedings arising under, or in connection with, this Agreement shall be governed by the Federal Rules of Civil Procedure. Notwithstanding the previous sentence, the arbitrators' award shall be made no later than ninety (90) days after their appointment. Subject to the parties' right to be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the Rules


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

or the Federal Rules of Civil Procedure to permit the award to be made within the time limitation set forth in the previous sentence.

                  Section 14.14 Obligations of the Sellers. Anything herein to the contrary notwithstanding, each of the Sellers (including AMRESCO, INC.) shall be jointly and severally liable for any and all liabilities, obligations, covenants and agreements of each other Seller hereunder and under the Related Documents (regardless of which Seller is named as the party to any Related Document).


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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed by its duly authorized representatives as of the day and year first above written.

                                    AMRESCO, INC.


                                    By: /s/ ROBERT H. LUTZ, JR.
                                        ----------------------------------------
                                        Name:  Robert H. Lutz, Jr.
                                        Title: Chairman of the Board and
                                               Chief Executive Officer


                                    AMRESCO MANAGEMENT, INC.


                                    By: /s/ ROBERT L. ADAIR III
                                        ----------------------------------------
                                        Name:  Robert L. Adair III
                                        Title: Chief Executive Officer


                                    AMRESCO SERVICES, L.P.

                                    By: AMRESCO Mortgage Capital, Inc., its
                                        General Partner

                                    By: /s/ ROBERT H. LUTZ, JR.
                                        ----------------------------------------
                                        Name:  Robert H. Lutz, Jr.
                                        Title: Chief Executive Officer


                                    AMRESCO CAPITAL, L.P.

                                    By: AMRESCO Mortgage Capital, Inc., its
                                        General Partner


                                    By: /s/ ROBERT H. LUTZ, JR.
                                        ----------------------------------------
                                        Name:  Robert H. Lutz, Jr.
                                        Title: Chief Executive Officer


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

                                    HOLLIDAY FENOGLIO FOWLER, L.P.

                                    By: AMRESCO Mortgage Capital, Inc., its
                                        General Partner


                                    By: /s/ ROBERT H. LUTZ, JR.
                                        ----------------------------------------
                                        Name:  Robert H. Lutz, Jr.
                                        Title: Chief Executive Officer


                                    AMRESCO COMMERCIAL FINANCE, INC.


                                    By: /s/ ROBERT H. LUTZ, JR.
                                        ----------------------------------------
                                        Name:  Robert H. Lutz, Jr.
                                        Title: Chief Executive Officer


                                    AMRESCO-INSTITUTIONAL, INC.


                                    By: /s/ ROBERT H. LUTZ, JR.
                                        ----------------------------------------
                                        Name:  Robert H. Lutz, Jr.
                                        Title: Chief Executive Officer


                                    AMRESCO MORTGAGE CAPITAL, INC.


                                    By: /s/ ROBERT H. LUTZ, JR.
                                        ----------------------------------------
                                        Name:  Robert H. Lutz, Jr.
                                        Title: Chief Executive Officer


                                    AMRESCO EQUITY INVESTMENTS II, INC.


                                    By: /s/ ROBERT L. ADAIR III
                                        ----------------------------------------
                                        Name:  Robert L. Adair III
                                        Title: President

                                    AMRESCO EQUITIES CANADA INC.


                                    By: /s/ ROBERT H. LUTZ, JR.
                                        ----------------------------------------
                                        Name:  Robert H. Lutz, Jr.
                                        Title: Chief Executive Officer


                                    AMRESCO SECURITIES, INC.


                                    By: /s/ LOUIS DEREK DRIVER
                                        ----------------------------------------
                                        Name:  Louis Derek Driver
                                        Title: President


                                    AMRESCO PORTFOLIO INVESTMENTS, INC.


                                    By: /s/ ROBERT L. ADAIR III
                                        ----------------------------------------
                                        Name:  Robert L. Adair III
                                        Title: Chief Executive Officer

                                    AMRESCO FINANCIAL I, L.P.

                                    By: AMRESCO Principal Managers II, Inc.

                                    By: /s/ ROBERT H. LUTZ, JR.
                                        ----------------------------------------
                                        Name:  Robert H. Lutz, Jr.
                                        Title: Chief Executive Officer


                                    AMRESCO PRINCIPAL MANAGERS II, INC.


                                    By:  /s/ L. KEITH BLACKWELL
                                        ----------------------------------------
                                        Name:  L. Keith Blackwell
                                        Title: Senior Vice President


                                    LEND LEASE (US) SERVICES, INC.


                                    By: /s/ MATTHEW S. BANKS
                                        ----------------------------------------
                                        Name:  Matthew S. Banks
                                        Title: President


                                       95